$45,000,000

                   LOAN AND SECURITY AGREEMENT

                    Dated as of July 14, 1997

                             Between

                           TRISM, INC.
               TRISM SECURED TRANSPORTATION, INC.
                   TRI-STATE MOTOR TRANSIT CO.
               AERO BODY AND TRUCK EQUIPMENT, INC.
             TRI-STATE TRANSPORTATION SERVICES, INC.
 DIABLO SYSTEMS INCORPORATED, d/b/a DIABLO TRANSPORTATION, INC.
                      EMERALD LEASING, INC.
                  McGIL SPECIAL SERVICES, INC.
        TRISM EASTERN, INC., d/b/a C. I. WHITTEN TRANSFER
                     TRISM HEAVY HAUL, INC.
                TRISM SPECIALIZED CARRIERS, INC.
                  TRISM SPECIAL SERVICES, INC.
             E. L. POWELL & SONS TRUCKING CO., INC.
                      TRISM TRANSPORT, INC.
                 TRISM TRANSPORT SERVICES, INC.
                               AND
                      TRISM LOGISTICS, INC.

                  (collectively, the Borrowers)

                               and

                THE FINANCIAL INSTITUTIONS PARTY
                    HERETO FROM TIME TO TIME

                   (collectively, the Lenders)

                               and

               THE CIT GROUP/BUSINESS CREDIT, INC.
                           (the Agent)

                       TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS                                          1
  SECTION 1.1    Definitions                                   1
  SECTION 1.2    Other Referential Provisions                 25
  SECTION 1.3    Exhibits and Schedules                       26

ARTICLE 2 REVOLVING CREDIT LOANS                              27
  SECTION 2.1    Revolving Credit Loans                       27
  SECTION 2.2    Manner of Borrowing Revolving Credit Loans   27
  SECTION 2.3    Repayment of Revolving Credit Loans          29
  SECTION 2.4    Revolving Credit Note                        29

ARTICLE 3 LETTER OF CREDIT FACILITY                           29
  SECTION 3.1    Issuance                                     29
  SECTION 3.2    Advances Automatic; Participations           30
  SECTION 3.3    Cash Collateral                              30
  SECTION 3.4    Fees and Expenses                            31
  SECTION 3.5    Request for Incurrence of Letter of Credit
                  Obligations                                 32
  SECTION 3.6    Obligation Absolute                          32
  SECTION 3.7    Indemnification; Nature of Lenders' Duties   33

ARTICLE 4 GENERAL LOAN PROVISIONS                             34
  SECTION 4.1    Interest, Etc                                34
  SECTION 4.2    Fees                                         36
  SECTION 4.3    Manner of Payment                            37
  SECTION 4.4    Loan Accounts: Statements of Account         37
  SECTION 4.5    Termination of Agreement                     38
  SECTION 4.6    Making of Loans                              38
  SECTION 4.7    Settlement Among Lenders                     40
  SECTION 4.8    Increased Costs and Reduced Returns          43

ARTICLE 5 CONDITIONS PRECEDENT                                44
  SECTION 5.1    Conditions Precedent to Revolving Credit
                  Loans                                       44
  SECTION 5.2    All Loans: Letters of Credit                 47

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BORROWER          48

  SECTION 6.1    Representations and Warranties               48
  SECTION 6.2    Survival of Representation and Warranties,
                  Etc.                                        58

ARTICLE 7 SECURITY INTEREST                                   59
  SECTION 7.1    Security Interest                            59
  SECTION 7.2    Continued Priority of Security Interest      59

ARTICLE 8 COLLATERAL COVENANTS                                61
  SECTION 8.1    Collection of Receivables                    61
  SECTION 8.2    Verification and Notification                63
  SECTION 8.3    Disputes, Returns and Adjustments            63
  SECTION 8.4    Invoices                                     64
  SECTION 8.5    Delivery of Instruments                      64
  SECTION 8.6    Ownership and Defense of Title               64
  SECTION 8.7    Insurance                                    65
  SECTION 8.8    Location of Offices and Collateral           66
  SECTION 8.9    Records Relating to Collateral               67
  SECTION 8.10   Inspection                                   67
  SECTION 8.11   Information and Reports                      67
  SECTION 8.12   Assignment of Claims Act                     68
  SECTION 8.13   Covenants Regarding Material Intellectual
                  Property Collateral                         68

     ARTICLE 9 AFFIRMATIVE COVENANTS                          69
  SECTION 9.1    Preservation of Corporate Existence and
                  Similar Matters                             69
  SECTION 9.2    Compliance with Applicable Law               69
  SECTION 9.3    Maintenance of Property                      70
  SECTION 9.4    Conduct of Business                          70
  SECTION 9.5    Insurance                                    70
  SECTION 9.6    Payment of Taxes and Claims                  70
  SECTION 9.7    Accounting Methods and Financial Records     70
  SECTION 9.8    Use of Proceeds                              70
  SECTION 9.9    Hazardous Waste and Substances:
                  Environmental Requirements                  71
  SECTION 9.10   Landlords' Agreements, Mortgagee Agreements
                  and Bailee Letters                          72
  SECTION 9.11   Further Assurances                           72

     ARTICLE 10 INFORMATION                                   72
  SECTION 10.1   Financial Statements                         72

  SECTION 10.2   Accountants' Certificate                     73
  SECTION 10.3   Officer's Certificate                        74
  SECTION 10.4   Copies of Other Reports                      74
  SECTION 10.5   Notice of Litigation and Other Matters       75
  SECTION 10.6   ERISA                                        75
  SECTION 10.7   Accuracy of Information                      76
  SECTION 10.8   Revisions or Updates to Schedules            76

     ARTICLE 11 NEGATIVE COVENANTS                            76
  SECTION 11.1   Financial Ratios                             76
  SECTION 11.2   Indebtedness for Money Borrowed              77
  SECTION 11.3   Guaranties                                   77
  SECTION 11.4   Investments                                  77
  SECTION 11.5   Unfunded Capital Expenditures                77
  SECTION 11.6   Restricted Dividend Payments and
                  Purchases, Etc.                             77
  SECTION 11.7   Merger, Consolidation and Sale of Assets     78
  SECTION 11.8   Transactions with Affiliates                 78
  SECTION 11.9   Liens                                        78
  SECTION 11.10  Operating Leases                             78
  SECTION 11.11  Plans                                        78
  SECTION 11.12  Sales and Leasebacks                         78
  SECTION 11.13  Capital Structure and Business               78
  SECTION 11.14  No Impairment of Intercompany Transfers      79
  SECTION 11.15  No Speculative Transactions                  79

     ARTICLE 12 DEFAULT                                       79
  SECTION 12.1   Events of Default                            79
  SECTION 12.2   Remedies                                     82
  SECTION 12.3   Application of Proceeds                      84
  SECTION 12.4   Miscellaneous Provision Concerning Remedies  85
  SECTION 12.5   Trademark License                            85

ARTICLE 13 ASSIGNMENTS                                        86
  SECTION 13.1   Successors and Assigns; Participations       86
  SECTION 13.2   Representation of Lenders                    89

ARTICLE 14 AGENT                                              89
  SECTION 14.1   Appointment of Agent                         89
  SECTION 14.2   Delegation of Duties                         90
  SECTION 14.3   Exculpatory Provisions                       90
  SECTION 14.4   Reliance by Agent                            90

  SECTION 14.5   Notice of Default                            91
  SECTION 14.6   NonReliance on Agent and Other Lenders       91
  SECTION 14.7   Indemnification                              91
  SECTION 14.8   Agent in Its Individual Capacity             92
  SECTION 14.9   Successor Agent                              92
  SECTION 14.10  Notices from Agent to Lenders                92
  SECTION 14.11  Direction from Lenders                       93

ARTICLE 15 MISCELLANEOUS                                      93
  SECTION 15.1   Notices                                      93
  SECTION 15.2   Expenses                                     94
  SECTION 15.3   Stamp and Other Taxes                        95
  SECTION 15.4   Setoff                                       95
  SECTION 15.5   Litigation                                   97
  SECTION 15.6   Reversal of Payments                         97
  SECTION 15.7   Injunctive Relief                            98
  SECTION 15.8   Accounting Matters                           98
  SECTION 15.9   Amendments                                   98
  SECTION 15.10  Assignment                                   99
  SECTION 15.11  Performance of Borrowers' Duties             99
  SECTION 15.12  Indemnification                              99
  SECTION 15.13  All Powers Coupled with Interest            100
  SECTION 15.14  Survival                                    100
  SECTION 15.15  Severability of Provisions                  100
  SECTION 15.16  Governing Law                               100
  SECTION 15.17  Counterparts                                100
  SECTION 15.18  Reproduction of Documents                   101
  SECTION 15.19  Term of Agreement                           101

                            EXHIBITS

EXHIBIT A FORM OF REVOLVING CREDIT NOTE
EXHIBIT B FORM OF NOTICE OF PROPOSED ADVANCE
EXHIBIT C FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D FORM OF OPINION OF COUNSEL FOR BORROWER
EXHIBIT E FORM OF SETTLEMENT REPORT
EXHIBIT F FORM OF STOCK PLEDGE AGREEMENT
EXHIBIT G FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT H FORM OF POWER OF ATTORNEY
EXHIBIT I FORM OF GUARANTY
EXHIBIT J FORM OF ASSIGNMENT AND TRANSFER AGREEMENT
EXHIBIT K FORM OF OFFICER'S CERTIFICATE
EXHIBIT L FORM OF SECRETARY'S CERTIFICATE
EXHIBIT M FORM OF RELEASE AND REASSIGNMENT OF TRADEMARKS

                           SCHEDULES
SCHEDULE 1.1:     Subsidiaries for Which Consolidating Balance Sheets are
                   Prepared
SCHEDULE 2.2:     Authorized Officers
SCHEDULE 6.1(a):  Jurisdictions in Which Qualified as a Foreign Corporation
                   and Borrowers' FEIN
SCHEDULE 6.1(b):  List of Subsidiaries and Stock Ownership
SCHEDULE 6.1(e):  Business Description
SCHEDULE 6.1(f):  Government Approvals
SCHEDULE 6.1(g):  Liens on Real Property
SCHEDULE 6.1(h):  Liens on Other Assets
SCHEDULE 6.1(i):  Indebtedness and Guaranties
SCHEDULE 6.1(j):  Litigation
SCHEDULE 6.1(k):  Tax Returns
SCHEDULE 6.1(o):  Benefit Plans
SCHEDULE 6.1(s):  Collateral Locations and Location of Chief Executive Office
SCHEDULE 6.1(t):  Owned Real Estate
SCHEDULE 6.1(u):  Corporate and Fictitious Names
SCHEDULE 6.1(x):  Collective Bargaining Agreements
SCHEDULE 6.1(y):  Intellectual Property
SCHEDULE 6.1(z):  Trade Names
SCHEDULE 6.1(bb): Insurance Policies
SCHEDULE 6.1(cc): Financial Institutions and Bank Accounts
SCHEDULE 6.1(dd): Government Contracts
SCHEDULE 6.1(ff): Material Agreements
SCHEDULE 9.1:     Borrowers/Guarantors to be Merged or Dissolved
SCHEDULE 9.8:     Use of Proceeds
SCHEDULE 11.8:    Loans to Affiliates
SCHEDULE 11.12:   Sale-Leaseback
SCHEDULE 11.13:   Capital Structure of Borrowers

                  LOAN AND SECURITY AGREEMENT

                   Dated as of July 14, 1997

          TRISM, INC., a Delaware corporation ("Trism"), TRISM SECURED TRANSPORTATION, INC., a Delaware corporation ("Trism Secured") TRI-STATE MOTOR TRANSIT CO., a Delaware corporation ("TSMT"), AERO BODY AND TRUCK EQUIPMENT, INC., a Delaware corporation ("Aero Body"), TRI-STATE TRANSPORTATION SERVICES, INC., a Missouri corporation ("Tri-State"), DIABLO SYSTEMS INCORPORATED D/B/A/ DIABLO TRANSPORTATION, INC., a California c orporation ("Diablo"), EMERALD LEASING, INC., a Nevada corporation ("ELI"), McGIL SPECIAL SERVICES, INC., a Delaware corporation ("McGil"), TRISM EASTERN, INC. D/B/A C.I. WHITTEN TRANSFER, a Delaware corporation
("CI Whitten"), TRISM HEAVY HAUL, INC., a Delaware corporation ("Heavy Haul"), TRISM SPECIALIZED CARRIERS, INC., a Georgia corporation ( "Specialized"), TRISM SPECIAL SERVICES, INC., a Georgia corporation ("Special Services"), E.L. POWELL & SONS TRUCKING CO., INC., an Oklahoma corporation ("EL Powell"), TRISM TRANSPORT, INC., a Delaware corporation ("Transport"), TRISM TRANSPORT SERVICES, INC., a Utah corporation ("Transport Services"), TRISM LOGISTICS, INC., a New Jersey corporation ("Logistics") (each of Trism, Trism Secured, TSMT, Aero Body, Tri-State, Diablo, ELI, McGil, CI Whitten, Heavy Haul, Specialized, Special Services, EL Powell, Transport, Transport Services and Logistics is herein referred to individually as a "Borrower" and are collectively referred to herein as the "Borrowers"), all with a principal place of business at 4174 Jiles Road, Kennesaw, Georgia 30144, the financial institutions party to this Agreement from time to time (collectively, the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (the "Agent") agree as follows:

RECITALS: The Borrowers have requested that Lenders make a revolving credit facility available to the Borrowers in an aggregate amount up to $45,000,000. The Borrowers' business is a mutual and collective enterprise, and the Borrowers believe that the consolidation of all loans and other accommodations under this Agreement will enhance the Borrowers' aggregate borrowing powers and facilitate the administration of their relationship with the Lenders, all to the Borrowers' respective individual mutual advantage.


                           ARTICLE 1

                          DEFINITIONS

          SECTION 1.1    Definitions.  For the purposes of this Agreement:

     "Account Debtor" means a Person who is obligated on a Receivable.

     "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

     "Adjusted Net Worth" means on any relevant date an amount equal to the Net Worth plus the principal amount of the Subordinated Indebtedness then outstanding.

     "Advance" means amounts advanced by the Lenders to a Borrower pursuant to Section 2 hereof.

     "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than 10% of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person or such Person's Affiliates, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

     "Agency Account" means an account of a Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

     "Agency Account Agreement" means an agreement among a Borrower, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection, treatment and remission of payments or other deposits which represent the proceeds of Receivables or of any other Collateral.

     "Agent" means The CIT Group/Business Credit, Inc., a New York corporation, and any successor agent appointed pursuant to Section 14.9 hereof.

     "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 15.1(c) hereof.

     "Agreement" means and includes this Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

     "Agreement Date" means the date as of which this Agreement is dated.

     "Anniversary Date" shall mean the Initial Anniversary Date and the same date in every year thereafter.

     "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

     "Asset Disposition" means the disposition of any asset of any Borrower or any of its Subsidiaries.

     "Assignment and Transfer" means an assignment and transfer in the form attached hereto as Exhibit J assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to
Section 13.1.

     "Audited Financial Statements" shall have the meaning assigned to such term in Section 10.1(a) hereof.

     "Availability Shortfall" shall mean a condition which occurs, at any time and from time to time, when the Borrowers' Borrowing Base Availability has remained below $8,000,000 for a period of ten (10) consecutive Business Days during the term hereof.

     "Benefit Plan" means an "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or with respect to defined benefit plans (as defined under ERISA) within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

     "Billed Eligible Receivables" shall mean the aggregate amount of Eligible Receivables for which the services related thereto have been performed by an Operating Company and an invoice has been rendered to the customer.

     "Borrower" and/or "Borrowers" shall have the meanings ascribed to such terms in the preamble of this Agreement.

     "Borrowing Base" means at any time an amount equal to the lesser of:

          (a)  the Revolving Credit Facility minus the sum of

               (i)  the Letter of Credit Reserve, plus

               (ii) such other reserves as the Agent may establish from time to time in the exercise of its reasonable credit judgment, or

          (b)  an amount equal to
               (i) the sum of (A) 85% of the face value of Billed Eligible Receivables due and owing at such time, plus (B) 80% of the face value of Unbilled Eligible Receivables due and owing at such time up to the lesser of (1) $7,500,000 or (2) (x) during the first year of this Agreement, one-third (1/3) of the amount calculated in clause (b)(i)(A) hereof, and (y) for each year of this Agreement thereafter, one-fourth (1/4) of the amount calculated in clause (b)(i)(A) hereof, minus

               (ii) the sum of

                    (A)  the Letter of Credit Reserve, plus

                    (B) such other reserves as the Agent may establish from time to time in the exercise of its reasonable credit judgment.

     "Borrowing Base Availability" means at any time (a) the Borrowing Base at such time minus (b) the aggregate principal amount of Revolving Credit Loans outstanding at such time.

     "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit C.

     "Business Day" means any day other than a Saturday, Sunday or other day on which either the office of Chase Manhattan Bank, N.A., in New York, New York or the Agent's office in Atlanta, Georgia is authorized to close.

     "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

     "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

     "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as Agent and the Lenders, has a first priority Lien.

          "Cash Equivalents" means

          (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

          (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000.00 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and

          (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

     "Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral,
(ii) the Secured Obligations, (iii) the employees, payroll, income or gross receipts of Borrowers, (iv) the ownership or use of any assets by any Borrower, or (v) any other aspect of Borrowers' business.

     "Chase Manhattan Bank Rate" shall mean the rate of interest per annum announced by Chase Manhattan Bank, N.A. from time to time as its prime rate in effect at its principal office in the City of New York. Such rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank, N.A. to its borrowers.

     "Clearing Bank" means any banking institution including, without limitation, Mercantile Bank, with which an Agency Account has been established pursuant to an Agency Account Agreement.

     "Closing Fee" shall have the meaning assigned to such term in
Section 4.2(a).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means and includes all of each and every Borrower's and each and every Guarantor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

          (a)  all Receivables,

          (b)  all Contract Rights,

          (c)  all General Intangibles,

          (d)  the Stock,

          (e) all goods and other property (other than truck tractors, trailers, computer and communications equipment including satellite tracking equipment), whether or not delivered,

               (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

               (ii) securing any Receivable,

     including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

          (f) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

          (g) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

          (h) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

          (i) all cash deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letters of Credit, and

          (j) any and all products and proceeds of the foregoing (including), but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

     "Collateral Monitoring Fee" shall have the meaning assigned to such term in Section 4.2(c).

          "Collection Account" means the Agent's account at, The Chase Manhattan Bank, N.A., New York, New York; ABA No. 021000021; For the Account of The CIT Group/Business Credit Account No.144026613; Reference:
Trism Inc.

     "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of Section 13.1), to make Revolving Credit Loans and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register (as defined in Section 13.1(d)) representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit.

     "Commitment Fee" means the fee paid by the Borrowers to the Agent pursuant to and in connection with the execution by the Borrowers of the Commitment Letter.

    "Commitment Letter" shall mean the commitment letter dated June 6, 1997 issued by the Agent to, and accepted by, the Borrowers as the same may be amended prior to the Effective Date.

     "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

     "Consolidated Balance Sheet" shall mean a consolidated balance sheet for the Borrowers and the consolidated Subsidiaries of each of the Borrowers, eliminating all inter-Borrower transactions and prepared in accordance with GAAP.

     "Consolidating Balance Sheet" shall mean a Consolidated Balance Sheet plus individual balance sheets for each Borrower listed on Schedule 1.1 and the consolidated subsidiaries of each such Borrower, showing all eliminations of inter-Borrower transactions and prepared in accordance with GAAP and including a balance sheet for each such Borrower exclusively.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

     "Contracts" shall mean all "contracts," as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by any Borrower, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, documents or instruments as such terms are defined in the Uniform Commercial Code) in or under which any Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.

     "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

     "Controlled Disbursement Account" means one or more accounts maintained by and in the name of the Borrowers with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto.

     "Default" means any of the events specified in Section 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

          "Default Margin" means 2.0% per annum.

    "Disbursing Bank" means any commercial bank with which a Controlled Disbursement Account is maintained after the Effective Date.

    "Dollar" and "$" means freely transferable United States dollars.

     "EBITDA" means, for any period, an amount equal to the Borrowers' aggregate consolidated Net Income from recurring operations, excluding extraordinary items, plus Interest Expense, depreciation and amortization expense, and taxes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

     "Early Termination Date" shall mean the date on which the Borrowers terminate this Agreement or the Revolving Credit Facility, which date is prior to the Initial Anniversary Date.

     "Early Termination Fee" shall mean the fee the Agent, on behalf of the Lenders, is entitled to charge the Borrowers, in the event any of the Borrowers terminates the Revolving Credit Facility or this Agreement on a date prior to the Initial Anniversary Date, and shall be an amount equal to
(a) the Revolving Credit Facility multiplied by (b) (i) one and one-half percent (1.50%), if any of the Borrowers terminate this Agreement within the first year thereof; (ii) one percent (1%), if any of the Borrowers terminate this Agreement within the second year thereof; and (iii) one-half percent (.50%), if any of the Borrowers terminate this Agreement within the third year thereof.

     "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in Article 5 shall have been fulfilled.

    "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of Section 4.1.

    "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000.00 or any commercial finance or asset based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000.00 calculated in accordance with GAAP; and (iii) any Lender listed on the signature page of this Agreement; provided in each case that the representation contained in Sections 13.1(c)(i) and 13.2 hereof shall be applicable with respect to such institution or Lender.

    "Eligible Receivable" means the unpaid portion of a Receivable payable in Dollars to an Operating Company net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition which is deemed by the Agent in its reasonable credit judgment to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements:
(a) such Receivable is owned by an Operating Company and represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Operating Company to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 90 days after the date of the original invoice or past due more than 75 days after its due date; (c) such Receivable does not arise out of any transaction with any Subsidiary or Affiliate of an Operating Company; (d) such Receivable is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to an Operating Company do not meet the requirements set forth in clause b above; (e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or the United Kingdom (a "Foreign Receivable"), the transportation services which gave rise to such Receivable were rendered after receipt by an Operating Company from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent and is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly delivered to the Agent (an "L/C Backed Foreign Receivable"); provided that the
Operating Companies may include in Eligible Receivables, in the aggregate, an amount of up to $500,000 of Foreign Receivables which are not L/C Backed Foreign Receivables; (f) if such Receivable is subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment that, upon the request of the Agent pursuant to Section 8.12 or otherwise, an Operating Company promptly complies with the requirements of Section 8.12; (g) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's reasonable credit judgment, have a Materially Adverse Effect on such Account Debtor; (h) excluding any Receivable owing by any agency or department of the federal government, such Receivable is not owing by an Account Debtor, who or along with a group of affiliated Account Debtors has then-existing accounts owing to an Operating Company which exceed in face amount 15% of such Operating Company's total Eligible Receivables; (i) if such Receivable is a Billed Receivable, it is evidenced by an invoice or other documentation in a form acceptable to the Agent containing only terms normally offered by an Operating Company, (j) if such Receivable is an Unbilled Receivable, then no more than fifteen (15) days have elapsed from the earlier of the date on which (i) such Receivable was created or arose,
(ii) such sale was made or service performed, or (iii) such Receivable could have been invoiced by the Operating Company; (k) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts (i) exist to the knowledge of an Operating Company, or (ii) have been disclosed in the course of any audit, which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor;
(l) such Receivable is not evidenced by chattel paper or an instrument of any kind; (m) such Receivable does not arise out of a rebill or advertising bill; (n) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien; and (o) any other requirements deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders.

     "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 6901 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

     "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

     "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

     "Event of Default" means any of the events specified in Section 12.1, provided that any requirement for notice or lapse of time or any other express condition has occurred or been satisfied.

     "Financial Officer" means the chief financial officer, Treasurer or Controller of a Borrower.

     "Financing Statements" means all Uniform Commercial Code financing statements required by Agent and executed by a Borrower, in form and substance satisfactory to the Agent.

     "Fiscal  Month" shall mean each calendar month during the Fiscal Year.

     "Fiscal Quarter" shall mean each three (3) month period ended March 31, June 30, September 30 and December 31 of each year.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

     "Fixed Charge Coverage Ratio" shall mean, for the relevant period, the ratio determined by dividing an amount equal to (a)(i) the sum of (A) EBITDA and (B) all amounts paid and accrued with respect to Operating Leases and which were deducted as operating expenses in calculating EBITDA less (ii) the sum of (A) all federal, state and local income tax expenses paid and accrued and (B) Unfunded Capital Expenditures, by (b) the sum of
(i) scheduled payments of principal with respect to Indebtedness, (ii) all Interest Expense, (iii) all amounts paid and accrued with respect to Operating Leases and which were deducted as operating expenses in calculating EBITDA and (iv) all payments with respect to Capitalized Leases less the portions, if any, of Residual Value Payments relating thereto which were satisfied by means other than payment in cash or by check or wire transfer.

     "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

     "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall mean each of TRISM Maintenance Services, Inc., EFB, Inc., Transportation Recovery Systems, Inc., TRISM Equipment, Inc. and TRISM Benefits, Inc., and "Guarantors" shall collectively refer to all of the above-listed entities.

     "Guaranty Agreement" means the Guaranty dated as of the Effective Date, executed by the Guarantors in favor of the Agent, for the benefit of the Lenders, as amended, modified or supplemented from time to time.

     "Guaranty," "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

     (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

     (b) an agreement direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligations.

     "Indebtedness" of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of Reimbursement Obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancelable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrower (without duplication) the Loans.

     "Initial Anniversary Date" shall mean the third anniversary of the Effective Date.

     "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

     "Interest Expense" means the interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

     "Interest Payment Date" means the first (1st) day of each calendar month commencing on August 1, 1997 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

     "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in clauses (a), (b) or (c) above.

     "IRS" means the Internal Revenue Service.

     "Issuing Bank" means any banking institution which is an issuer of a Letter of Credit and its successors and assigns hereunder.

     "Lender" means at any time any financial institution party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 13, and its successors and assigns, and "Lenders" means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 13, and their successors and assigns.

     "Letter of Credit" means any Letter of Credit issued by an Issuing Bank for the account of a Borrower pursuant to Article 3.

     "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

     "Letter of Credit Facility" means the amount of $15,000,000.

     "Letter of Credit Obligations" means, at any time, the sum of (a) the aggregate Reimbursement Obligations of the Borrowers at such time, plus (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and the Issuing Lender pursuant to Section 3.1 but that have not yet been issued, in each case as determined by the Agent.

    "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, excluding Letter of Credit Obligations that are fully secured by Cash Collateral; provided that upon satisfaction of the Mortgaged Real Estate Conditions, the amount of the Letter of Credit Reserves for purposes of the calculation of the Borrowing Base shall be equal to (x) the aggregate value of all Letter of Credit Obligations outstanding, at such time, excluding Letter of Credit Obligations that are fully secured by Cash Collateral less an amount (not less than $0) equal to (y) the lesser of (i) an amount up to 75% (as determined in the Agent's commercially reasonable discretion) of the fair market value of the Mortgaged Real Estate as set forth in the appraisal to be delivered pursuant to the terms of the Mortgaged Real Estate Conditions or (ii) $6,000,000 (the amount in clause
(y) hereof, referred to herein as the "Mortgaged Real Estate L/C Reserve"); provided further that, commencing September 30, 1997 and on March 31 and September 30 of each year thereafter during the term hereof (each an "Amortization Date") the Mortgaged Real Estate L/C Reserve shall be reduced by the amount of $300,000 on each such Amortization Date.

     "Leverage Ratio" means for any fiscal period, the ratio determined by dividing (i) the Total Liabilities by (ii) the Net Worth.

     "Liabilities" means, as at the end of any fiscal period, all liabilities determined in accordance with GAAP and included on a balance sheet.

     "LIBOR" shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (x) quoted by Chase Manhattan Bank, N.A., (y) published under "Money Rates" in the New York City edition of the Wall Street Journal or, if there is no such publication or statement therein as to LIBOR, then in any publication used in the New York City financial community or (z) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

     "LIBOR Loan" shall mean those Revolving Credit Loans for which the Borrowers have elected to use LIBOR for interest rate computations.

     "LIBOR Option" shall have the meaning assigned to such term in
Section 4.1(a)(i).

     "LIBOR Period" shall have the meaning assigned to such term in
Section 4.1(a)(i) hereof.

     "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income and profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, and (c) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

     "Loan" means any Revolving Credit Loan, as well as all such loans collectively, as the context requires.

     "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in SECTION 4.4.

     "Loan Documents" means collectively this Agreement, the Notes, the Security Documents, the Guaranty Agreement, the Pledge Agreement, and each other instrument, agreement or document executed by the Borrowers, the Guarantors or any Affiliate or Subsidiary of the Borrowers or the Guarantors in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby, all in form and substance acceptable to the Agent.

     "Lockbox" means each U. S. Post Office Box specified in a Lockbox
Agreement.

     "Lockbox Agreement" means each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

     "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

     "Material Intellectual Property" shall mean any Intellectual Property which is in any manner related to a product or service (or a related group of products or services) of a Borrower which generates gross revenue to such Borrower at an annual rate of at least $1,000,000.

      "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, and in addition (i) with respect to a Borrower, includes a materially adverse effect upon such Borrower's ability to perform its obligations hereunder or under any other Loan Document to which it is a party or upon the enforceability of such obligations against such Borrower and (ii) with respect to a Guarantor, includes a materially adverse effect upon such Guarantor's ability to perform its obligations under the Guaranty Agreement, or under any other Loan Document to which it is a party or upon the enforceability of such obligations against such Guarantor.

     "Measurement Period" means, upon and after an Availability Shortfall during the term hereof the Fiscal Quarter which immediately precedes the month in which the Availability Shortfall occurs and each Fiscal Quarter thereafter.

     "Minimum Commitment" shall have the meaning ascribed to such term in
Section 13.1(b) hereof.

     "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and
(d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

     "Mortgaged Real Estate" means all real property and improvements owned by Trism and located at 4174 Jiles Road in Kennesaw, Georgia comprising the Borrowers' executive officers and principal place of business.

     "Mortgaged Real Estate Conditions" shall have the meaning ascribed to such term in Section 7.3 hereof.

     "Mortgages" means and includes any mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered or that may be executed and delivered by any Borrower to the Agent, for the benefit of itself and the Lenders, in connection with satisfaction by the Borrowers of the Mortgaged Real Estate Conditions or otherwise.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

     "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,
(c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

     "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement, minus (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans or the Letter of Credit Obligations.

     "Net Proceeds" means proceeds received by a Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the reasonable transaction costs of such sale, lease, transfer or other disposition;
(b) any tax liability arising solely from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Permitted Lien on the asset or property disposed.

     "Net Worth" means, as at the end of any fiscal period, the total shareholders' equity determined in accordance with GAAP (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) included on a Consolidated Balance Sheet.

     "Non-Ratable Loan" means a Revolving Credit Loan made by the Settlement Lender in accordance with the provisions of Section 4.7(b)(ii).

     "Note" means the Revolving Credit Note and "Notes" means more than one such Note.

     "Operating Companies" shall mean Tri-State Motor Transit Co., Tri-State Transportation Services, Inc., Diablo Systems Incorporated d/b/a Diablo Transportation, Inc., Trism Eastern, Inc., d/b/a C.I. Whitten Transfer, Trism Specialized Carriers, Inc., Trism Special Services, Inc. and Trism Logistics, Inc.

     "Operating Lease" shall have the meaning assigned to such term in
Section 11.10 hereof.

     "Operating Lease Obligations" means, with respect to an Operating Lease for any Borrower, as of any date, an amount equal to (a) the monthly lease payment for such Operating Lease multiplied times (b) the number of months then remaining in the current term of such Operating Lease.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Permitted Guaranties" means (a) the Guaranty in favor of Agent,
(b) those described on Schedule 6.1(i), and (c) guarantees of Permitted Obligations.

     "Permitted Incremental Obligations" means, for each of the respective Fiscal Years of the Borrowers ending on December 31, 1997, 1998 and 1999, an amount equal to (a) $60,000,000 less (b) the sum of (i) all payments made or scheduled to be made by any Borrower during such Fiscal Year on or with respect to Purchase Money Indebtedness, Operating Leases and (without duplication) Indebtedness for Money Borrowed which, in each case, was incurred by a Borrower prior to the commencement of such Fiscal Year, and
(ii) the aggregate amount of all Unfunded Capital Expenditures by any Borrower during such Fiscal Year.

     "Permitted Investments" means (a) direct obligations of the United States of America, or any agency, thereof, or obligations guaranteed as to principal and interest by the United States of America, or any agency thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least
Five Hundred Million Dollars ($500,000,000); and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc. respectively.

     "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases, only if payment shall not at the time be required to be made in accordance with
Section 9.6, and (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the real estate of a Borrower, which in the reasonable credit judgment of the Agent do not materially detract from the value of such real estate or impair the use thereof in such business of such Borrower;
(d) Liens securing Permitted Obligations; (e) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents; and (f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which a Borrower is fully protected by insurance or in respect of which such Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of such Borrower.

     "Permitted Obligations" means the aggregate amount of outstanding Purchase Money Indebtedness, Operating Lease Obligations and Indebtedness for Money Borrowed which, and only to the extent, is incurred in accordance with the provisions of this Agreement, including without limitation,
Section 11.2.

     "Permitted Existing Indebtedness" means the Indebtedness set forth on
Schedule 6.1(i) hereof.
     "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any Related Company is, or with respect to defined benefit plans (as defined under ERISA) within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" means the Stock Pledge Agreement dated as of the Effective Date, among Trism, Trism Secured, Heavy Haul, Transport Services, TSMT and Specialized and the Agent, for the ratable benefit of the Lenders, as amended, modified or supplemented from time to time.

     "Prime Option" shall have the meaning assigned to such term in
Section 4.1(a)(i).

     "Purchase Money Indebtedness" means (a) Indebtedness created to finance or refinance the payment of all or any part of the lesser of (i) the purchase price or (ii) the fair market value, of any tangible asset (other than inventory), and secured only by Purchase Money Liens and (b)
Capitalized Lease Obligations.

     "Purchase Money Lien" means any Lien securing Purchase Money
Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than inventory) which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     "Real Estate" means all of each and every Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each and every Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 6.1(t).

     "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, General Intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contracts and Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person (other than any of the foregoing relating to the sale of equipment unless such equipment relates to or was obtained by the Borrowers in connection with the settlement of a customer Receivable) and guaranties, security and Liens securing payment thereof and (b) cash and non-cash proceeds of any of the foregoing.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by an Issuing Bank and a Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

     "Reimbursement Obligations" means the reimbursement or repayment obligations of a Borrower to an Issuing Bank pursuant to Article 3 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

     "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

     "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Replacement Letters of Credit" shall have the meaning assigned to such term in Section 3.3(b) hereof.

     "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 66_%.

     "Residual Value Payments" means the respective final cash payments under Capitalized Leases required to be made to the lessors by the Borrowers upon the termination of such Capitalized Leases.

     "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person,
(b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

     "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

      "Revolving Credit Facility" means the amount equal to the lesser of
(i) the principal amount of $45,000,000, or (ii) the sum of 85% of Eligible Accounts Receivables (as that term is defined in the Subordinated Indenture).

     "Revolving Credit Loans" means the aggregate outstanding amount of the Loans made to the Borrowers, from time to time, pursuant to Section 2.1.

     "Revolving Credit Note" means each Revolving Credit Note made by the Borrowers payable to the order of a Lender evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced,

     "Schedule of Receivables" means a schedule delivered by the Borrowers to the Agent, from time to time, pursuant to the provisions of Section 8.11 setting forth a detailed aged trial balance of all the then existing Receivables, specifying the name of each Account Debtor and balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed.

      "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Loans, (b) the Reimbursement Obligations and all other obligations of any Borrower to the Agent or any Lender arising in connection with the issuance of Letters of Credit, and (c) all indebtedness, liabilities, obligations, covenants and duties of any Borrower to the Agent or to the Lenders of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 4 and expenses required to be paid or reimbursed pursuant to Section 15.2.

     "Security Documents" means each of the following:

     (a) the Mortgage, relating to the property located at Jiles Road, Kennesaw, Georgia,

          (b)  the Financing Statements,

          (c)  the Guaranty Agreement,

          (d)  the Pledge Agreement,

          (e)  the Trademark Security Agreement, and

          (f) each other writing executed and delivered by a Borrower or any other Person securing the Secured Obligations.

     "Security Interest" means the valid and perfected first priority Liens of the Agent, for the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

     "Settlement Date" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 4.7(b)(i) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 4.7.

     "Settlement Lender" means, for the purposes of Section 4.7, the Agent in its capacity as a Lender.

     "Settlement Report" means each report, substantially in the form attached hereto as Exhibit E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

     "Stock" shall mean all of the issued and outstanding stock of all of the direct and indirect Subsidiaries of Trism, which Stock will be pledged as Collateral for the Loans.

     "Subordinated Indebtedness" means the Indebtedness evidenced by the Subordinated Indenture.

     "Subordinated Indenture" shall mean that certain Indenture, dated as of December 15, 1993, between Trism, as Issuer, First Trust National Association, as Trustee, and certain of the Borrowers, as Guarantors, relating to the sale of $100,000,000 of Trism's 10 3/4% Senior Subordinated Notes due 2000, as supplemented or amended from time to time.

          "Subsidiary"

          (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

               (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

               (ii)   in   the  case  of  such  other   ownership
          interests, if such ownership interests constitute a majority voting interest, and

          (b) when used with respect to a Plan, ERISA or a provision of the Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with a Borrower and is treated as a single employer with such Borrower under Section 414(b) or (c) of the Code and the regulations thereunder.

          "Syndication Fee" shall have the meaning assigned to such term in Section 4.2(b).

          "Termination Date" means the date, which date shall be the Initial Anniversary Date or an Anniversary Date occurring thereafter and shall occur only upon ninety (90) days prior written notice by the terminating party (any of the Agent, a Lender or a Borrower) unless a Borrower terminates this Agreement on a date prior to the Initial Anniversary Date and then only upon payment of the Early Termination Fee by the Borrowers, on which all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Loans shall have been terminated pursuant to the terms hereof.

          "Termination Event" means (a) a "Reportable Event" as defined in Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

          "Total Facilities" means the aggregate of the Revolving
Credit Facility.

          "Total Liabilities" means, as at the end of any fiscal period, total Liabilities determined in accordance with GAAP, included on the latest Consolidated Balance Sheet.

          "Trademark Security Agreement" means the Assignment of Security Interest in Trademarks, dated on or about the Effective Date, by a Borrower to the Agent, for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

          "Trism" shall have the meaning ascribed to such term in the preamble hereof.

          "Unbilled Eligible Receivables" shall mean the aggregate amount of Eligible Receivables representing amounts for which the services related thereto have been performed by an Operating Company but for which no invoice has been rendered to the customers.

          "Unfunded Capital Expenditures" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

          "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

          (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

          (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

          "Uniform  Commercial Code" means the Uniform Commercial
Code as in effect from time to time in the State of Georgia.

          "Unused Line Fee" shall have the meaning assigned to such term in Section 4.2(d).

          SECTION 1.2    Other Referential Provisions.

          (1) All defined terms in this Agreement, the Exhibits and Schedules hereto shall have the same meanings when used in any other Loan Document, unless the context shall require otherwise.

          (2) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

          (3) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. In any circumstance where use of the term "Borrower" as opposed to the term "Borrowers," or vice versa, would limit, diminish or otherwise impair or negatively affect any of Lenders' rights hereunder, the plural shall be substituted for the singular, or vice versa, in such manner as will result in the maintenance or enlargement of Lenders' rights hereunder or pursuant hereto. By way of example, but not in limitation, if a reference to "Borrowers' property" would otherwise be construed as referring only to property which is jointly owned by all Borrowers, such reference shall instead be construed as referring to the aggregate total of all of each Borrower's property.

          (4) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

          (5) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

          (6) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

          (7) Except where specifically restricted, reference to a party to a Loan Document includes that party and its permitted successors and assigns permitted hereunder or under such Loan
Document.

          (8) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Agent is located.

          (9) Whenever the phrase "to the knowledge of a Borrower" or words of similar import relating to the knowledge of a Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a reasonable credit judgment attempt to ascertain the accuracy of the matter to which such phrase relates.

          (10) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code.

          SECTION 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                           ARTICLE 2

                     REVOLVING CREDIT LOANS

          SECTION 1.4    Revolving Credit Loans.  Upon the terms and
subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by a Borrower in accordance with the terms of
Section 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to the Borrower; provided, however, that it is agreed that should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled
to all benefits thereof and security therefor.   The principal amount of
any Revolving Credit Loan which is repaid pursuant to Section 2.3(c) may be reborrowed by the Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this Section 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 4.7.

          SECTION 1.5 Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

          (1) Requests for Borrowing. A request for a borrowing shall be made, or shall be deemed to be made, in the following manner:

          (1) with respect to Revolving Credit Loans, a Financial Officer of Trism (or another authorized officer designated by a Financial Officer and listed on Schedule 2.2 hereto) shall give the Agent notice, in the form of Exhibit B hereto, for and on behalf of the Borrowers not later than 1:00 p.m. (New York time) on the Business Day of the proposed Advance, of its intention to borrow, specifying the amount of the proposed borrowing, the proposed borrowing date and which notice shall be given in accordance with the provisions of Section 4.1 hereof; provided, however, that upon written notice from Agent, Borrowers shall thereafter include in each such notice of a proposed Advance the amount of Borrowing Base Availability after giving effect to such requested Advance,

          (2) unless payment is otherwise made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for an Advance on the due date in the amount required to pay such interest,

          (3) unless payment is otherwise made by the Borrowers, the becoming due of any other Secured Obligation shall be deemed to be a request for an Advance on the due date in the amount then so due, and such request shall be irrevocable,

          (4) the receipt by the Agent of notification from the Issuing Bank to the effect that a drawing has been made under a Letter of Credit and that a Borrower has failed to reimburse the Issuing
     Bank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and Article 3, shall be deemed to be a request for an Advance on the date such notification is received in the amount of such drawing which is so unreimbursed; and

          (5) unless payment is otherwise made by a Borrower, the receipt by Agent of a demand for reimbursement by a Clearing Bank pursuant to the provisions of any Agency Account Agreement, shall be deemed to be a request for an Advance on the date any such demand is received by Agent in the amount set forth therein;

          (1) Unless the Agent has elected periodic settlements pursuant to Section 4.7, the Agent shall promptly notify the Lenders of any notice of borrowing given or deemed given pursuant to this  Section  2.2(a) by 2:00 p.m. (New York  time)  on  the
     proposed  borrowing date with respect to any  Advance.   The
     notice from the Agent to the Lenders shall set forth the information contained in the Borrowers' notice of borrowing.
     Not later than 3:30 p.m. (New York time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrowers, at the Agent's
     Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date.

          (2) Disbursement of Loans. The Borrowers, jointly and severally, hereby irrevocably authorize the Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows:

          (1) the proceeds of each borrowing requested under Sections 2.2(a)(i) or (ii) shall be disbursed by the Agent in Dollars in immediately available funds, (A) in the case of the initial borrowing, in accordance with notice from the Borrowers to the Agent referred to in Section 5.1(c)(xi), and (B) in the case of each subsequent borrowing, by wire transfer to a Controlled Disbursement Account or, in the absence of a Controlled Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrowers and the Agent from time to time,

          (2)  the proceeds of each borrowing deemed requested under
     Section 2.2 (a)(iii) or (iv) shall be disbursed by the Agent by way of direct payment of the relevant interest or Secured
     Obligation, as the case may be, and

          (3)  the proceeds of each borrowing deemed requested under
     Section 2.2(a)(iv) shall be disbursed by the Agent directly to the Issuing Bank on behalf of the Borrowers.

          SECTION 1.6 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

          (1) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit
Loans is due and payable, and shall be repaid by the Borrowers in full, not later than the Termination Date;

          (2) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, the Borrowers shall repay the Revolving
Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and

          (3) The Borrowers hereby instruct the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to
Section 8.1(b).

          SECTION 1.7 Revolving Credit Note. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving
Credit  Note payable to the order of such Lender.  Each Revolving
Credit Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.

                           ARTICLE 3

                   LETTER OF CREDIT FACILITY

          SECTION 1.8 Issuance. Subject to the terms and conditions of the Agreement, Agent and the Lenders agree to incur, from time to time prior to the Termination Date, upon the request of Borrowers and for Borrowers' account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "Issuing Bank")) for Borrowers' account and guaranteed by Agent; provided, however, that if the Issuing Bank is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) Fifteen Million Dollars ($15,000,000) (the
"Letter of Credit Facility"), or (ii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit
Loans. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor the Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Termination Date.

          SECTION 1.9 Advances Automatic; Participations. (a) In the event that Agent or any Lender shall make any payment on or pursuant  to any Letter of Credit Obligation, such payment  shall then  be  deemed  automatically to constitute a Revolving  Credit
Loan  under Section 2.1 of the Agreement regardless of whether  a
Default or Event of Default shall have occurred and be continuing and  notwithstanding Borrowers' failure to satisfy the conditions precedent  set  forth  in Article 5, and  each  Lender  shall  be obligated  to pay an amount calculated by applying such  Lender's
Commitment  Percentage to the aggregate amount of  such  payment.
The  failure of any Lender to make available to Agent for Agent's own  account  an  amount  equivalent  to  a  Lender's  Commitment
Percentage  as  to any such Revolving Credit Loan or  payment  by
Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to
Agent  an  amount  equivalent to such other Lender's   Commitment
Percentage with respect thereto, but no breach by a Lender shall cause an increase in any other Lender's Commitment Percentage.

          (b) If it shall be illegal or unlawful for Borrowers to incur Revolving Credit Loans in the circumstances contemplated by paragraph (a) above because of an Event of Default described in Section 12.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the Reimbursement Obligations owed to an Issuing Bank, or if the Issuing Bank is a Lender, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment Percentage (based on the Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such Issuing Bank, as the case may be) an undivided interest and participation in an amount equivalent to such Lender's Commitment Percentage (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Loans.

          SECTION 1.10 Cash Collateral. (a) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Termination Date, Borrowers will, jointly and severally, pay to Agent for the benefit of the Lenders cash or Cash Equivalents in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral

Account shall be in the name of Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrowers hereby, jointly and severally, pledge and grant to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Secured Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.

          (b) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Termination Date, Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and be in an amount equal to 103% of the aggregate then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion (the "Replacement Letters of Credit").

          (c) From time to time after funds are deposited in the Cash Collateral Account by Borrowers, whether before or after the Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Lenders with respect to such Letter of Credit Obligations of Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of Borrowers, to any other Secured Obligations then due and payable.

          (d) No Borrower nor any Person claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination or satisfaction in full of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be held and applied to other Secured Obligations when due and owing and upon payment in full of all Secured Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

          SECTION 1.11 Fees and Expenses. Borrowers, jointly and severally, agree to pay to Agent for the benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, an amount equal to the fee set forth in Section 4.2(e) hereof. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each month. In addition, Borrowers shall pay to any Issuing Bank, on demand, such fees (including all per annum fees), charges and expenses of such Issuing Bank in respect of the
issuance,   negotiation,  acceptance,  amendment,  transfer   and
payment of such Letter of Credit or as are otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          SECTION 1.12   Request for Incurrence of Letter of Credit
Obligations.   Borrowers  shall give Agent  at  least  three  (3)
Business Days prior written notice requesting a guarantee of any Letter of Credit, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Issuing Bank) to be guaranteed. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by a Borrower and approvals by Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among a Borrower, Agent and the Issuing Bank.

          SECTION 1.13 Obligation Absolute. (a) The obligation of Borrowers to reimburse Agent and the Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and the Lenders shall be paid
strictly   in  accordance  with  the  terms  hereof   under   all
circumstances including the following circumstances:

          (1) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

          (2) the existence of any claim, set-off, defense or other right which a Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other
     Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between a Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

          (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) payment by Agent or any Issuing Bank under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

          (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

          SECTION 1.14 Indemnification; Nature of Lenders' Duties. (a) In addition to amounts payable by Borrowers to Agent and Lenders as elsewhere provided in this Agreement, Borrowers, jointly and severally, hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and, after and during the continuance of an Event of Default, allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of Agent or any Lender seeking indemnification or of any Issuing
Bank to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

          (b) As between Agent and any Lender and Borrowers, Borrowers hereby, jointly and severally, assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the application of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the other Loan Documents.

          (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by a Borrower in favor of any Issuing Bank in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between any Borrower and such Issuing Bank.


                           ARTICLE 4

                    GENERAL LOAN PROVISIONS

          SECTION 1.15   Interest, Etc.

          (1)  General Interest Provisions.

          (i) Borrowers shall pay interest to Agent on the aggregate outstanding Revolving Credit Loans in each case from time to time outstanding, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rate: with respect to the Revolving Credit Loans either (i) a floating rate equal to the Chase Manhattan Bank Rate plus one quarter of one percent (0.25%) (the "Prime Option") or
(b) a fixed rate for interest periods of one-, two-, three- or six whole months (each, a "LIBOR Period") equal to the reserve adjusted LIBOR for the specified period plus two and one quarter percent (2.25%) (the "LIBOR Option"). The LIBOR Option may be exercised by the Borrowers for all, or any portion, of the outstanding amounts under the Revolving Credit Facility at any time upon three (3) Business Day's prior written notice pursuant to Section 2.2 hereof. Upon such exercise, the LIBOR Option shall remain in effect until the expiration of the LIBOR Option Period selected, at which time, unless an additional LIBOR Option shall have been timely exercised, the rate hereunder upon expiration shall be the Prime Option. The Borrowers shall not be entitled to select a LIBOR Option under the Revolving Credit Facility if a Default or Event of Default exists hereunder. In the event of any change in the Chase Manhattan Bank Rate, the rate of the Prime Option shall change as of the first day of the first month following such change.

         (ii) The LIBOR elections must be for $500,000 or whole multiples thereof and in no event may the Borrowers have in the aggregate more than four (4) LIBOR Loans outstanding at one time. If a LIBOR election is not timely made or cannot be made, or if LIBOR cannot be determined, then the Agent shall use the Prime Option to compute interest. In the event that the Borrowers request a LIBOR Loan, the Borrower shall pay to the Agent a $500 LIBOR processing fee, due and payable upon the effective date of each such LIBOR Loan. In addition, the Borrowers shall pay to the Agent for the benefit of the Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Lenders for any loss, costs or expenses incurred by the Agent and/or the Lenders (as reasonably determined by the Agent and the Lenders) as a result of: (i) any payment or prepayment on a date other than the last day of a LIBOR Period for such LIBOR Loan, or
(ii) any failure of the Borrowers to borrow a LIBOR Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such LIBOR Period if the rate of interest obtained by the Agent and/or the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such LIBOR Loan for such LIBOR Period. The determination by the Agent and/or the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing the Agent's and/or the Lenders' calculations thereof in reasonable detail, shall be conclusive on the Borrowers, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Lenders under this paragraph with regard to LIBOR Loans shall be made as though the Agent and/or the Lenders had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent and the Lenders may fund each of the LIBOR Loans in any manner the Agent and the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Lenders shall apply all proceeds of Collateral, including the Receivables, and all other amounts received by it from or on behalf of the Borrowers (i) initially to the Prime Option Revolving Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Loans exceeds Borrowing Base Availability or the applicable maximum levels set forth therefor, the Agent and the Lenders may apply all such amounts received by it to the payment of Secured Obligations in such manner and in such order as the Agent may elect in its reasonable credit judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Agent and the Lenders shall be entitled to indemnification hereunder.

         (2) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during any such extension.

         (3) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest while such Event of Default is continuing at a rate per annum equal to the Default Margin plus the Prime Option, payable on demand. The interest rate provided for in this Section 4.1(c) shall to the extent permitted by applicable law also apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 12.1(g) or (h).

         (4) The interest rates provided for in this Section 4.1 shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         (5) It is not intended by the Lenders, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate").
If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective
Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay to the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum
Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

         SECTION 1.16   Fees.

         (1) Closing Fee. On the Effective Date, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders, a closing fee  in  the  amount  of  $168,570 less  the  Commitment  Fee  in consideration of making the Loans hereunder, which fee  shall  be
fully  earned  and  non-refundable  as  of  the  Effective   Date
(collectively, the "Closing Fee").

         (2) Syndication Fee. On the Effective Date, the Borrowers shall pay to the Agent, solely for the benefit of the Agent, a syndication fee of $31,250 which shall be deemed fully earned and nonrefundable as of the Effective Date (the "Syndication Fee") .

         (3)  Collateral Monitoring Fee.  As additional consideration for
the   Agent's  ongoing  costs  and  expenses  of  monitoring  the
Collateral the Borrowers agree, jointly and severally, to pay to the Agent annually in advance on the Effective Date and on each Anniversary Date thereafter during the term of this Agreement or any extension thereof, a Collateral monitoring fee in the amount of $18,000 (the "Collateral Monitoring Fee").

         (4) Unused Line Fee. As additional compensation for the costs and risks in making the Loans available to the Borrowers, the
Borrowers agree, jointly and severally, to pay to the Agent,  for the  ratable  benefit of the Lenders, in arrears,  on  the  first
(1st)  Business Day of each month with respect to the immediately prior month, prior to the Termination Date and on the Termination
Date,  a fee for Borrower's non-use of available funds or  Letter of Credit accommodations in an amount equal to one-quarter of one
percent   (0.25%)   per   annum   of   the   difference   between
(i) $45,000,000 and (ii) the sum of the average daily outstanding balances of the Revolving Credit Loans and the Letter of Credit
Obligations during the period for which the Unused Line Fee is due (the "Unused Line Fee").

         (5) Letter of Credit Obligations Fee. The Borrowers agree, jointly and severally, to pay to Agent for the ratable benefit of the Lenders as compensation to the Lenders for issuing guaranties in support of Letters of Credit, in arrears, on the first

Business Day of each month with respect to the immediately preceding month until all Letter of Credit Obligations have been paid or otherwise satisfied, a fee in an amount equal to (i) the average daily aggregate Letter of Credit Amount of all Letters of Credit outstanding on each day during the previous month, multiplied by (ii) either (1) monthly interest rate equivalent to one and one-half percent (1.5%) per annum, or (2) upon the occurrence and during the continuation of an Event of Default, three and one-half percent (3.5%) per annum.

         (6) Early Termination Fee. If for any reason this Agreement is terminated or the Loans hereunder are repaid (including, without limitation, any default, voluntary prepayment and/or termination of the Revolving Credit Loans by Borrowers or any termination at the option of the Agent following an Event of Default but excluding Revolving Credit Loan payments in the ordinary course of business), on an Early Termination Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, the Borrowers agree, jointly and severally, to pay to Agent for the ratable benefit of the Lenders, upon the effective date of such termination or prepayment of all of the Revolving Credit Loans, the Early Termination Fee.

         SECTION 1.17   Manner of Payment.

         (1) Except as otherwise expressly provided in Section 8.1(b), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after 1:00 p.m. (New York time) on such day shall be deemed to have been made on the next succeeding Business Day.

         (2) The Borrowers hereby, jointly and severally, irrevocably authorize each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrowers main tained with such Lender or with such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due, and the proceeds thereof shall be applied as set forth in Section 12.3.

         SECTION 1.18   Loan Accounts: Statements of Account.

         (1) Each Lender shall open and maintain on its books a loan account in the Borrowers' names (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the loan account at all times reflects the principal amount due such Lender from the Borrowers.

         (2) The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal  or interest  due or to become due from the Borrowers hereunder,  and
(iii) the amount of any sum received by the Agent hereunder  from the Borrowers and each Lender's ratable share therein.
(1)
         (3) The entries made in the accounts pursuant to subsections (a) and (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

         (4) The Agent will account to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrowers in writing to the contrary within 60 days of the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

         SECTION 1.19   Termination of Agreement.

         (1) On the Termination Date, the Borrowers shall pay to the Agent, for the account of the Lenders, in same day funds, an
amount   equal  to  all  Secured  Obligations  then  outstanding,
including, without limitation, all (i) accrued interest  thereon,
(ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lenders pursuant to Sections 4.1, 4.8, 15.2, 15.3 and 15.12, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either the Replacement Letter of Credit or the Cash Collateral as provided in Section 3.3. Upon 90 days prior written notice to the Agent, the Borrowers may terminate this Agreement on an Early Termination Date, upon payment in full of all amounts specified in this Section 4.5 and the Early Termination Fee as specified in
Section  4.2  hereof.   Following  a  notice  of  termination  as
provided for in this Section 4.5 and upon payment in full of the amounts specified in this Section 4.5, this Agreement shall be terminated and the Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto except for the obligations to the Agent and the Lenders pursuant to Section
15.12 hereof.

         SECTION 1.20   Making of Loans.

         (1) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

         (2)  Assumption by Agent.  Subject to the provisions of Section
4.7  and  notwithstanding  the occurrence  or  continuance  of  a
Default or Event of Default or other failure of any condition  to the  making of Revolving Credit Loans hereunder subsequent to the
Revolving  Credit Loans to be made on the Effective Date,  unless the  Agent shall have received notice from a Lender in accordance with  the  provisions  of  Section 4.7(c)  prior  to  a  proposed borrowing  date that such Lender will not make available  to  the
Agent  such Lender's ratable portion of the amount to be borrowed on  such  date, the Agent may assume that such Lender  will  make such  portion  available to the Agent in accordance with  Section
2.2(a), and the Agent may, in reliance upon such assumption, make available  to the Borrowers on such date a corresponding  amount.
If  and  to  the extent such Lender shall not make  such  ratable portion  available  to the Agent, such Lender and  the  Borrowers severally  agree  to  repay  to the  Agent  forthwith  on  demand
(provided  the  Borrowers shall be entitled to a  five-day  grace period)  such  corresponding  amount (the  "Make-Whole  Amount"), together  with interest thereon for each day from the  date  such amount  is  made available to the Borrowers until the  date  such amount is repaid to the Agent at the Effective Interest Rate  or, if  lower, subject to Section 4.1(c), the Maximum Rate; provided, however, if on the Interest Payment Date next following the  date on  which  any Lender pays interest to the Agent at the Effective
Rate or the Maximum Rate on a Make-Whole Amount as aforesaid, the
Borrowers  default  in making the interest payment  due  on  such
Interest Payment Date, then the Agent shall reimburse such Lender for the excess, if any, of the amount of interest so paid by such
Lender on the Make-Whole Amount over the amount of interest  that such  Lender would have paid had the Lender been required to  pay
interest on the Make-Whole Amount at the Prime Option.   If  such
Lender  shall repay to the Agent such corresponding  amount,  the amount  so  repaid  shall  constitute  such  Lender's  Commitment
Percentage  of the Loan made on such borrowing date for  purposes
of  this  Agreement.   The  failure of any  Lender  to  make  its
Commitment Percentage of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Agent in accordance with this Section 4.6) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         (3)  Delegation of Authority to Agent.

         (1) Without limiting the generality of Section 14.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (A) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (B) the creation or elimination of any reserves
     (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base, and (C) whether or not Receivables shall be deemed to constitute or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth (30th) Business
     Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required
     Lenders shall jointly determine.

         (2) Unless and until the Agent shall have received written notice from the Required Lenders that because of a Default or Event of Default the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 4.6(b). After receipt of the notice described in the preceding sentence, which shall become effective on the third (3rd) Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent, the Agent shall be entitled to make the assumptions described in Section 4.6(b) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which the Loan is to be made. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Agent.
     Any withdrawal of authorization under this Section 4.6(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

         SECTION 1.21   Settlement Among Lenders.

         (1) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal
amount    of    all    Revolving   Credit   Loans    outstanding.
Notwithstanding  such  agreement,  the  several  and  not   joint
obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving
Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 4.7.

         (2) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this Section
4.7, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in
Section 5.2 have been met. On each Settlement Date payments shall be made by or to the Settlement Lender and the other
Lenders in the manner provided in this Section 4.7 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 4.7 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment
Percentage of the Revolving Credit Loans outstanding.

         (1) Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of the Settlement Lender, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective
     Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment
     Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a

     Settlement Report not later than 12:00 noon (New York time) on the proposed Settlement Date, which Settlement Report will be in the form of Exhibit D hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

         (2) Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and the Settlement Lender may (but shall not be obligated to) advance to the Borrowers out of the Settlement Lender's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to
     Section 2.2(a) (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by the Settlement Lender shall be deemed to be a purchase by the Settlement Lender of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan.
     All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of the Settlement Lender. Upon demand by the Settlement Lender, with notice thereof to the Agent, each other Lender shall pay to the Settlement Lender, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by the Settlement Lender for such application, and such payment to and retention by the Settlement Lender shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit
     Loans (including the repurchase of participations in Non-Ratable Loans) held by the Settlement Lender. Upon demand by another Lender, with notice thereof to the Agent, the Settlement Lender shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of the Settlement Lender in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to the Settlement Lender by the Agent.

         (3) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 4.7(b) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and the Settlement
     Lender shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

         (4) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 4.7(b) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement
     Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of the Settlement Lender, any excess.

         (5) No Change in Outstandings. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent but paid only to the Settlement Lender shall be paid by the Settlement Lender to the Agent, for the account of such Lender.
     If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 4.7(b) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent but paid only to the Settlement Lender since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

         (6) Return of Payments. If any amounts received by the Settlement Lender in respect of the Secured Obligations are later required to be returned or repaid by the Settlement Lender to the
     Borrowers   or   any  other  obligor  or  their   respective
     representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the Settlement Lender's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by the Settlement Lender with notice to the Agent, pay to the Agent for the account of the Settlement Lender, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

         (7) Payments to Agent, Lenders. (A) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. (New York time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 11:00 a.m. (New York time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m. (New York time), the Agent shall pay such funds to such Lender by 2:00 p.m. (New York time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (New York time) on the first Business Day following the date of such demand.

         (B) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

         (C) With respect to the payment of any funds under this Section 4.7(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Prime Option.

         (3) Settlement of Other Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the
payment   of,   any  Secured  Obligation  owed  to  the   Lenders
(including, without limitation, fees payable to the Lenders pursuant to Sections 4.2(d) and (e) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (New York time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m.
(New York time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to
Section 4.2(d) and (e) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

         SECTION 1.22 Increased Costs and Reduced Returns. Borrowers agree that if (i) any law hereafter in effect or (ii) any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) not in effect as of the Effective Date with respect to any law now or hereafter in effect (and whether or not any such law is presently applicable to any Lender) or the interpretation or administration thereof by any Governmental Authority, shall either (y)(A) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (B) impose on such Lender any other condition regarding any Loan, this Agreement, any Note or the facilities provided hereunder, or (C) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting such Lender being imposed or modified or deemed applicable to such Lender or (z) subject such Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or any Note, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to such Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by such Lender or such Lender's rate of return on capital with respect to any Loan to a level below that which such Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender (in the exercise of its reasonable discretion) to be material, then, upon demand by such Lender, Borrowers shall immediately pay to such Lender additional amounts which shall be sufficient to compensate such Lender for such increased cost, tax or reduced rate of return. A certificate of such Lender to the Borrowers claiming compensation under this Section 4.8 shall be final, conclusive and binding on all parties for all purposes in the  absence of manifest error.  Such certificate shall set forth the  nature  of  the occurrence giving rise to such compensation, the  additional amount or amounts to be paid to it hereunder  and the method by which such amounts were determined.  In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary in this  Section  4.8, (i) the Borrower shall not be liable  to  any such Lender(s) for any costs, taxes or reduced rates of return which were incurred or paid by such Lender(s) more than ninety
(90) days prior to the date of the certificate of Lender to be delivered to the Borrower pursuant to this Section 4.8 and (ii)
if  the costs, taxes or reduced rates of return incurred or  paid by the Lender(s) at any time during the term hereof exceed in the aggregate $250,000 and, in the future any addtional costs, taxes or reduced rates of return may be mitigated by changing the location of such Lender(s) office for administration of the Loans to  another  existing  loan office of such Lender(s)  within  the
United   States  of  America  then  such  Lender(s)   shall   use
commercially reasonable efforts to move the administration of the Loans and this Agreement to such other existing loan office.

                           ARTICLE 5

                      CONDITIONS PRECEDENT

         SECTION 1.23 Conditions Precedent to Revolving Credit Loans. Notwithstanding any other provision of this Agreement, the initial Revolving Credit Loan will not be made, nor will any Letter of Credit be issued, until the fulfillment of each of the following conditions prior to or contemporaneously with the making of the first to be made of such Loans (unless waived in writing by the Agent):

         (1)  Fees.   Borrowers shall have paid all of the fees payable on
the   Effective  Date  referred  to  herein,  including,  without
limitation,  the  Closing  Fee,  the  Syndication  Fee  and   the
Collateral Monitoring Fee.

         (2) Security Interests. The Agent shall have received satisfactory evidence that the Agent (for the benefit of itself and the Lenders) has a valid and perfected first priority security interest as of the Effective Date in all of the Collateral, subject only to Permitted Liens.

         (3) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the
Lenders:

         (1) a certificate of the Secretary or Assistant Secretary of each of the Borrowers in the form attached hereto as Exhibit L with the required attachments thereto;

         (2) a certificate evidencing the good standing of each Borrower in the jurisdiction of its incorporation;

         (3) copies of all financial statements referred to in Section 6.1(m) and meeting the requirements thereof,

         (4) signed opinions of Proskauer Rose LLP and local counsel in Missouri, Georgia and New Jersey reasonably acceptable to the Agent, as counsel for the Borrowers and the Guarantors, substantially in the form attached hereto as Exhibit D, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent or its special counsel may reasonably request,

         (5) the Financing Statements duly executed and delivered by the Borrowers and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

         (6) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section
     8.7,

         (7) a certificate of the President or a Financial Officer of each Borrower in the form attached hereto as Exhibit K.

         (8) a Borrowing Base Certificate and a Schedule of Receivables, prepared as of the Effective Date,

         (9) an original Power of Attorney, substantially in the form of Exhibit H hereto, as executed by the Borrowers in favor of Agent;

         (10) Agency Account Agreements, each duly executed by a Borrower and the Clearing Bank party thereto, or such other agreements with Agent regarding each of the Borrowers' Lockboxes, Lockbox Accounts and other cash and deposit accounts, as requested by Agent;

         (11) an initial Notice of Proposed Advance, in the form of Exhibit B hereto, from the Borrowers to the Agent requesting the initial Revolving Credit Loan and specifying the method of disbursement;

         (12) copies of all of the most recent existing reports from a qualified environmental engineering firm or other qualified consultant acceptable to the Agent with respect to investigations and audits of all Real Estate;

         (13) copies of each of the other Loan Documents duly executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party,

         (14) a twelve (12) month consolidated cash budget projection prepared by the Borrowers in the form provided by the Agent; and

         (15) such other documents and instruments as the Agent or any Lender may reasonably request.

         (4) Guarantor Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its special counsel and to the Lenders:

         (1) a certificate of the Secretary or Assistant Secretary of each of the Guarantors, in the form of Exhibit L hereto;

         (2) a certificate of the President or Financial Officer of each Guarantor, in the form of Exhibit K hereto;

         (3) a certificate evidencing the good standing of each Guarantor in the jurisdiction of its incorporation;

         (4) the Guaranty Agreement, duly executed and delivered by each Guarantor; and

         (5) such other documents and instruments as the Agent or any Lender may reasonably request.

         (5) Notes. Each Lender shall have received a Revolving Credit Note duly executed and delivered by the Borrowers, complying with the terms of Sections 2.4.

         (6) Other Security Documents. The Agent shall have received each Security Document (except for those to be executed and delivered after the Effective Date pursuant to Section 7.3), duly executed and delivered by the Borrowers.

         (7) Availability. The Agent shall be provided with evidence satisfactory to it, confirmed by a certificate of a Financial Officer of Trism, that as of the Effective Date, after giving effect to the initial Advances and the issuance of any Letters of Credit on the Effective Date, Borrowing Base Availability is not less than $8,000,000.

         (8) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lenders' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (9)  Material Adverse Change.  As of the Effective Date, and
except   as  disclosed  in  the  unaudited  financial  statements
described  in  Section 6.1(m), there shall not have occurred  any
change  which  is  materially  adverse,  in  the  Lenders'   sole
discretion, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrowers from those presented by the unaudited financial statements described in Section 6.1(m).

         (10) Release of Security Interests.  The Lender shall have
received   evidence  satisfactory  to  it  of  the  release   and
termination of all Liens other than Permitted Liens.

         (11) Commitment Letter. Agent shall have received evidence satisfactory to it that the Borrowers have complied fully with the terms of the Commitment Letter.

         (12) Due Diligence. The Agent shall have completed, with results satisfactory to it in its sole discretion, its legal credit and business  due  diligence  in respect  of  the  Borrower  and  the
Guarantors  and  their  respective subsidiaries  and  affiliates,
including,   without  limitation,  review  of  the   Subordinated
Indenture  and  background reviews with respect to  Trism,  James
Revie and James Overley.

         (13) Cash Account. The Borrowers shall have established a system of lockbox accounts and other bank accounts with respect to the collection of Receivables as shall be acceptable to Agent, in its sole discretion.

         SECTION 1.24 All Loans: Letters of Credit. At the time of making of each Loan, including the initial Revolving Credit Loan and all subsequent Loans, and the issuance of each Letter of
Credit:

         (1) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof,

         (2) the corporate actions of each of the Borrowers, including shareholder approval if necessary, to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the borrowings hereunder shall remain in full force and  effect and the incumbency of officers shall be as stated  in the  certificates  of  incumbency delivered pursuant  to  Section
5.1(c)(i)  or  as  subsequently  modified  and  reflected  in   a
certificate of incumbency delivered to the Agent, and

         (3) each request and deemed request for any Advance hereunder shall be deemed to be a certification by the Borrowers to the Agent and the Lenders as to the matters set forth in Section 5.2(a) and (b) and the Agent may, without waiving either condition, consider the conditions specified in Sections 5.2(a) and (b) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made.

                           ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF BORROWERS

         SECTION 1.25 Representations and Warranties. The Borrowers, jointly and severally, represent and warrant to the Agent and to the Lenders as follows:

         (1) Organization; Power; Qualification; FEIN. Each of the Borrowers and each of the Guarantors is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a
Materially Adverse Effect.   The jurisdictions in which each Borrower is
qualified to do business as a foreign corporation are listed on Schedule 6.1(a). Schedule 6.1(a) lists the federal employer identification number of each Borrower and each Guarantor.

         (2) Subsidiaries and Ownership of the Borrowers. Except for as disclosed on Schedule 6.1(b), the Borrowers have no Subsidiaries. The outstanding stock of each Borrower has been duly and validly issued and is fully paid and nonassessable by such Borrower and the number and owners of such shares of capital stock of such Borrower are set forth on Schedule 6.1(b). Except as set forth on Schedule 6.1(b), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue, sell, repurchase or redeem any of its stock or other equity securities or any stock or other equity securities of its Subsidiaries.

         (3) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each of the Borrowers and each of the Guarantors has the right and power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms. Each of the Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of each Borrower or each Guarantor, as the case may be, and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Borrower or each Guarantor, as the case may be, enforceable in accordance with its terms.

         (4) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of each of the Loan Documents to which each Borrower or each Guarantor, as the case may be, is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

         (1) require any Governmental Approval or violate any applicable law relating to any Borrower, any Guarantor or any of their Affiliates,

         (2) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of any Borrower or any Guarantor, (B) any indenture, agreement or other instrument to which any Borrower or any Guarantor is a party or by which any of their property may be bound or (C) any Governmental Approval relating to any Borrower or any Guarantor, or,

         (3) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any Guarantor other than the Security Interest.

         (5) Business. Each Borrower is engaged principally in the business described on Schedule 6.1(e).

         (6)  Compliance with Law, Governmental Approvals.

         (1)  Except as set forth in Schedule 6.1(f), each Borrower

               (A) has all material Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of such Borrower, threatened attack by direct or collateral proceeding, and

               (B)    is   in   compliance  with  each   material
         Governmental Approval applicable to it and in compliance with all other material Applicable Laws relating to it, including, without being limited to, all material Environmental Laws and all material occupational health and safety laws applicable to such Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect on such Borrower and its Subsidiaries as a whole and in respect of which reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of such Borrower or such Subsidiary, as applicable.

         (2) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to Section 5.1(c)(xii) or (xiii) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect on any Borrower and its Subsidiaries as a whole:

               (A)   the operations of such Borrower and each  of
         its  Subsidiaries comply in all material  respects  with
         all   applicable   environmental,  health   and   safety
         requirements of Applicable Law;

               (B) such Borrower and each of its Subsidiaries has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and such Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

               (C)    neither  such  Borrower  nor  any  of   its
         Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment, except for past properties and operations covered in full by the Seller Indemnity;

               (D) none of the operations of such Borrower or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

               (E) to the knowledge of such Borrower, none of the present nor past operations of such Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment, except for past operations covered in full by the Seller Indemnity;

               (F) neither such Borrower nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent;

               (G) neither such Borrower nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment, except for instances in which the Release has been remedied in strict compliance with all Environmental Laws;

               (H)  except in compliance in all material respects
         with applicable Environmental Laws, during the course of such Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, to the best of such Borrower's knowledge, there have been no generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos-containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment;

               (I) neither such Borrower nor any of its Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of such Borrower or any of its Subsidiaries) relating to any Remedial Action or environmental related claim;

               (J) neither such Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment, except for Releases covered in full by the Seller Indemnity;

               (K)    neither  such  Borrower  nor  any  of   its
         Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment, except for Releases covered in full by the Seller Indemnity;

               (L) no Environmental Lien has attached to any of the Real Estate or other property of such Borrower or of any of its Subsidiaries;

               (M) the presence and condition of all asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

               (N)    neither  such  Borrower  nor  any  of   its
         Subsidiaries manufactures, distributes or sells, and has not, in the past 20 years, manufactured, distributed or sold, products which contain asbestos-containing material.

               (O) Such Borrower hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any of such Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence such Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         (3) Schedule 6.1(f) sets forth each notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to any Borrower, any of their respective Subsidiaries or any of their respective properties.

         (7) Titles to Properties. Except as set forth in Schedule 6.1(g), each Borrower and each of its Subsidiaries is the sole owner of and has good and marketable title to or a valid leasehold  interest  in all its owned Real Estate,  is  the  sole owner of and has valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to  the conduct of its business.  Each Borrower has received  all
deeds,   assignments,  waivers,  consents,  non-disturbance   and
recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Schedule 6.1(g) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Effective Date, no portion of any Borrower's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

         (8)  Liens.  Except as set forth in Schedule 6.1(h), none of the
properties   and  assets  of  any  Borrower  or  any  Subsidiary,
including, without limitation, the Collateral, is subject to  any

Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary as debtor and which has not been terminated has been filed in any state or other jurisdiction, and no Borrower nor any Subsidiary has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in
Schedule 6.1(h) and Permitted Liens.

         (9) Indebtedness and Guaranties. Set forth on Schedule 6.1(i) is a complete and correct listing of all of each and every
Borrower's  and  its  Subsidiaries' (i)  Indebtedness  for  Money
Borrowed  and  (ii)  Guaranties of  obligations  of  Persons  and entities  other  than the obligations of other Borrowers  or  the
Guarantors.   There is no Indebtedness owing by any  Borrower  or
any  Guarantor to any Affiliate of any Borrower or any Guarantor.
Other than as previously disclosed to Agent, no Borrower nor any Subsidiary is in default of any material provision of any agreement evidencing or relating to any such Indebtedness or Guaranty.

         (10) Litigation. Except as set forth on Schedule 6.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge  of any of the Borrowers, are there any actions,  suits or  proceedings  threatened, nor is  there  any  basis  therefor)
against  or  in any other way relating adversely to or  affecting any Borrower or any Subsidiary or any of their property, or which challenge any Borrower's right or power to enter into or  perform any of its obligations under the Loan Documents to which it is  a party, or the validity or enforceability of any Loan Document  or
any   action  taken  thereunder,  in  any  court  or  before  any arbitrator of any kind or before or by any governmental body, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on any Borrower and its Subsidiaries, as a whole.

         (11) Tax Returns and Payments. Except as set forth on Schedule 6.1(k), all United States federal, state and local as well as foreign  national, provincial and local and other tax returns  of each Borrower and each of its Subsidiaries required by Applicable
Law  to  be  filed  have been duly filed, and all  United  States federal,  state  and local and foreign national,  provincial  and local and other taxes, assessments and other governmental charges or  levies  upon  such Borrower and each of its Subsidiaries  and such  Borrower's  and any of its Subsidiaries' property,  income, profits  and  assets which are due and payable  have  been  paid, except  any such nonpayment which is at the time permitted  under
Section  9.6. The charges, accruals and reserves on the books  of each  Borrower and each of its Subsidiaries in respect of  United
States  federal, state and local and foreign national, provincial and  local taxes for all fiscal years and portions thereof  since the  organization  of such Borrower are in the judgment  of  such
Borrower  adequate,  and such Borrower  knows  of  no  reason  to anticipate  any  additional assessments for  any  of  such  years which,  singly or in the aggregate, could reasonably be  expected to have a Materially Adverse Effect on such Borrower.  Proper and accurate  amounts  have been withheld by each Borrower  from  its respective  employees  for  all  periods  in  full  and  complete compliance with all applicable federal, state, local and  foreign law and such withholdings have been timely paid to the respective
Governmental Authorities.  Schedule 6.1(k) sets forth as  of  the
Effective  Date those taxable years for which any Borrower's  tax returns  are  currently being audited by the  IRS  or  any  other
applicable   Governmental  Authority  and  any   assessments   or
threatened  assessments  in  connection  with  such   audit,   or
otherwise currently outstanding.  Except as described on Schedule
6.1(k) as of the Effective Date, no Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Borrower and none of its respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to such Borrower's knowledge, as a transferee. As of the Effective Date, no Borrower has agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise, which would have a Materially Adverse Effect.

         (12) Burdensome Provisions. No Borrower or any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect on such Borrower and its Subsidiaries, taken as a whole.

         (13) Financial Statements. The Borrowers have furnished to the Agent and the Lenders a copy of (i) the Consolidated Balance
Sheet as at December 31, 1996 and the Consolidating Balance Sheet as at December 31, 1996, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) their unaudited balance sheet as at March 30, 1997, and the related statement of income for the 3-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrowers as at the dates thereof and the results of operations of the Borrowers for the periods then ended. Except as disclosed or reflected in such financial statements, the Borrowers have no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrowers.

         (14) Adverse Change. Since the date of the financial statements described in clause (i) of Section 6.1(m) and other than as disclosed in the unaudited financial statements described in clause (ii) of Section 6.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrowers has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

         (15) ERISA. No Borrower or any Related Company maintains or contributes to (x) any Benefit Plan other than those listed on
Schedule 6.1(o) as of the Effective Date or (y) thereafter, any Title IV Plan other than those listed in Schedule 6.1(o). Each Benefit Plan is in substantial compliance with ERISA to the extent that ERISA is applicable, and no Borrower or any Related Company has received any notice asserting that a Benefit Plan is not  in compliance with ERISA.  No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Borrower to be, incurred by such Borrower or any Related Company. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. No Borrower or any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section
412  of the Code or Section 302 of ERISA or the terms of any such
Plan.   No  Borrower  or any ERISA Affiliate  has  engaged  in  a
prohibited transaction, as defined in Section 4975 of  the  Code, in connection with any Plan, which would subject such Borrower to a material tax on prohibited transactions imposed by Section 4975
of  the  Code.   Except as set forth in Schedule 6.1(o):  (i)  no
Title IV Plan has any Unfunded Vested Accrued Benefits in excess of $0; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Borrower or any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Borrower or any ERISA Affiliate; and
(vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

         (16) Absence of Defaults. No Borrower or any of its Subsidiaries is in default under its articles or certificate of incorporation or  by-laws  and  no  event  has occurred,  which  has  not  been remedied,  cured  or waived, which constitutes a  Default  or  an
Event of Default, or which constitutes, or which with the passage of  time  or giving of notice or both would constitute, a default or  event  of default by such Borrower or any of its Subsidiaries under  any  material  agreement (other than  this  Agreement)  or judgment,  decree or order to which such Borrower or any  of  its
Subsidiaries  is a party or by which such Borrower,  any  of  its
Subsidiaries   or  any  of  such  Borrower's  or   any   of   its
Subsidiaries' properties may be bound or which would require such Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor.

         (17) Accuracy and Completeness of Information. All Schedules hereto and all material written information, reports and other papers and data produced by or on behalf of the Borrowers and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Borrower which has had, or may in the future have (so far as such Borrower can foresee), a Materially Adverse Effect upon any Borrower or any of its Subsidiaries which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 6.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior
to   the  Agreement  Date.   No  document  furnished  or  written
statement made to the Agent or any Lender by any Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (18) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, the transactions contemplated by this Agreement, each Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (19) Receivables.

         (1) Status. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (o) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

         (2) Chief Executive Office. The chief executive office and principal place of business of each Borrower and the books and records relating to the Receivables and other Collateral is located at the address or addresses set forth (i) on Schedule 6.1(s) or (ii) in a written notice which complies with the applicable provisions of
     Section 8.8 hereunder; no Borrower has maintained its chief executive office or books and records relating to the Collateral at any other address at any time during the five years immediately preceding the Agreement Date.

         (20) Real Property. No Borrower owns Real Estate or leases Real Estate other than that Real Estate described on Schedule 6.1(t).

         (21) Corporate and Fictitious Names. Except as otherwise disclosed on Schedule 6.1(u), during the five-year period preceding the Agreement Date, no Borrower or any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate names of the Borrowers on the Effective Date.

         (22) Federal Reserve Regulations. No Borrower or any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No Borrower owns any Margin Stock and no part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrowers will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

         (23) Government Regulation. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. Assuming the accuracy of the representations set forth in Section 13.2 hereunder, the making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit

Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the related transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         (24) Employee Relations. Each Borrower and each of its Subsidiaries has a stable work force in place and is not, except as set forth on Schedule 6.1(x), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's or any of its Subsidiaries' employees, and no Borrower knows of pending, threatened or contemplated strikes, work stoppage or other labor disputes involving any Borrower's or any of its Subsidiaries' employees.

         (25) Intellectual Property. Each Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others except as otherwise disclosed on Schedule 6.1(y), and Schedule 6.1(y) lists all Material
Intellectual Property owned by any Borrower or which any Borrower has the right to use.

         (26) Trade Names. All trade names or styles under which any Borrower creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 6.1(z).

         (27) Brokers. No broker or finder acting on behalf of any Borrower brought about the obtaining, making or closing of the Loans or the related transactions, and no Borrower has obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         (28) Insurance. Schedule 6.1(bb) lists all insurance policies of any nature maintained, as of the Effective Date, for current occurrences by any Borrower, as well as a summary of the terms of each such policy.

         (29) Deposit and Controlled Disbursement Accounts. Schedule 6.1(cc) lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Effective Date, including any Controlled Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

         (30) Government Contracts. Except as set forth in Schedule 6.1(dd), as of the Effective Date, no Borrower is a party to any contract or agreement with the federal government or any state or municipal government and the Receivables are not subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section
3727) or any similar state or local law.

         (31) Customer and Trade Relations. As of the Effective Date, there exists no actual or, to the knowledge of any Borrower, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of any Borrower; or the business relationship of any Borrower with any supplier material to its operations.

         (32) Agreements and Other Documents.

         (1) As of the Effective Date, Borrowers have made available to Agent or its counsel, on behalf of Lenders, for their review, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Schedule 6.1(ff): supply agreements and purchase agreements not terminable by a Borrower within sixty
     (60) days following written notice issued by such Borrower and involving transactions in excess of $1,000,000 per annum; and any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; and

         (2) as of the Effective Date, Borrowers have provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies of (A) licenses and permits (other than state, municipal and other local licenses and permits in which case summaries thereof are acceptable to the Agent) held by a Borrower, the absence of which could be reasonably likely to have a Materially Adverse Effect; (B) instruments or documents evidencing Indebtedness of a Borrower and any security interest granted by such Borrower with respect thereto; and (C) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of a Borrower.

         SECTION 1.26   Survival of Representation and Warranties, Etc.
All representations and warranties set forth in this Article 6 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrowers pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that (i) representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date, and
(ii) representations and warranties (x) which are applicable after, as well as on, the Effective Date and (y) which are also the subject of an express affirmative or negative covenant which is further conditioned or qualified, shall be deemed conditioned or qualified, as to dates or times after the Effective Date, in a manner equivalent to the conditions and qualifications
set forth in such related affirmative or negative covenant.   All
representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                           ARTICLE 7

                       SECURITY INTEREST

         SECTION 1.27   Security Interest.

         (1) To secure the payment, observance and performance of the Secured Obligations, the Borrowers hereby, jointly and severally, mortgage, pledge and assign all of the Collateral to the Agent, for the benefit of itself as Agent and the Lenders, and grants to the Agent, for the benefit of itself as Agent and the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

         (2) As additional security for all of the Secured Obligations, the Borrowers, jointly and severally, grant to the Agent, for the benefit of itself as Agent and the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders, all of each and every Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to a Borrower, or credited by or due from any participant of any Lender to a Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to the Borrowers (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrowers of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and Borrowers hereby irrevocably appoint Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

         SECTION 1.28   Continued Priority of Security Interest.

         (1) The Security Interest granted by the Borrowers shall at all times be valid, perfected and enforceable against each and every Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

         (2)   No Borrower shall be required to file a collateral
assignment   in   the  Patent  and  Trademark  Office   for   any
Intellectual Property other than Material Intellectual Property.

         (3) The Borrowers shall, at their cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 7.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

         (1) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute
     Permitted Liens,

         (2) obtaining, after the Effective Date, any additional or new landlords' and mortgagees' releases, subordinations or waivers, and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

         (3) delivering to the Agent, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

         (4) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

         (4) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any Borrower for any purpose described in Section 7.2(c). The Agent will give the Borrowers notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security
Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

         (5) Each Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

         SECTION 1.29 Mortgaged Real Property. The Borrowers may elect to use the Mortgaged Real Estate to support the Letters of Credit
Obligations   upon  satisfaction  of  the  following   conditions
(collectively, the "Mortgaged Real Estate Conditions"):

         (1) The Agent shall receive the Borrowers' written notification not later than ninety (90) days after the Agreement Date of its election to use the Mortgaged Real Estate as support for the Letters of Credit Obligations;

         (2) The Agent shall receive the following documents in form satisfactory to the Agent in its sole discretion: (i) an executed
Mortgage in form and substance satisfactory to the Agent, conveying to the Agent, for the benefit of itself and the Lenders, a first priority lien on the Mortgaged Real Estate, subject only to such prior liens as the Agent shall consent to in writing, (ii) an appraisal indicating a fair market value of the Mortgaged Real Estate in an amount of at least $5,000,000, performed at the sole cost and expense of the Borrowers by an appraiser retained by the Agent; (iii) an environmental audit and risk assessment performed at the sole cost and expense of the Borrowers by an environmental engineering company retained by the Agent; (iv) a mortgagee title insurance policy in favor of the Agent and the Lenders insuring such mortgage to create and convey such first priority lien, subject only to to such exceptions consented to by the Agent; and (v) such materials and other information concerning the Mortgaged Real Estate as the Agent may require, including, without limitation, (A) current and accurate surveys of the Mortgaged Real Estate satisfactory to the Agent, (B) zoning letters as to the zoning status of all of the Mortgaged Real Estate, and (C) owner's affidavits as to such matters relating to the Mortgaged Real Estate as the Agent may request.

                           ARTICLE 8

                      COLLATERAL COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in Section 15.9:

         SECTION 1.30   Collection of Receivables.

         (1) At the request of the Agent, each Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. Each Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, each Borrower will:

         (1) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox,

         (2) advise each other Account Debtor that makes payment to such Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account, and

         (3) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to such Borrower via a specified Lockbox.

         (2) The Borrowers and the Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Collection Account:

         (1) for application, on account of the Secured Obligations, as provided in Sections 2.3(c), 12.2, and 12.3, such credits to be entered as of the Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and

         (2) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Controlled
     Disbursement Account.

         (3) Any monies, checks, notes, drafts or other payments referred to in subsection (a) of this Section 8.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the Borrowers will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured
Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement.

         (4)  It is expressly agreed by the Borrowers that, anything herein to the contrary notwithstanding, each Borrower shall remain liable under each of its Contracts, licenses and other agreements, documents and instruments evidencing Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any such Contract, license or agreement by reason of or arising out of this Agreement or the granting herein of a security interest therein or the receipt by Agent or any Lender of any payment relating to any such Contract,
license or agreement pursuant hereto.   Neither Agent nor any Lender shall
be required or obligated in any manner to perform or fulfill any of the obligations of any Borrower under or pursuant to any such Contract, license or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, license or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (5)  All chattel paper shall be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of The CIT Group/Business Credit, Inc., as Agent, for the benefit of itself as a Lender and certain other Lenders." For Agent's further security, Borrowers agree that Agent shall have a special property right and security interest in all of each Borrower's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, each Borrower shall deliver and turn over any such books and records to Agent or to its representatives at any
time on demand of Agent.   Prior to the occurrence of a Default or Event of
Default and upon notice from Agent, each Borrower shall permit any representative of Agent to inspect such books and records and shall provide photocopies thereof to Agent, for the benefit of Agent and Lenders, as more specifically set forth in this Agreement.

         SECTION 1.31 Verification and Notification. The Agent shall have the right (a) at any time and from time to time, in the name of the Agent, the Lenders or in the name of any Borrower, to verify the validity, amount or any other matter relating to any Receivables or other Collateral by mail, telephone, telegraph or otherwise, and to review, audit and make extracts from all records and files related to any such Collateral, and (b) after an Event of Default, to (i) notify the Account Debtors or obligors under any Receivables, of the assignment of such Collateral to the Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Collateral and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as a Borrower might have done and (ii) cause the certified independent public accountants then engaged by any Borrower to prepare and deliver to Agent and each Lender at the Borrowers' expense at any time and from time to time promptly upon Agent's request the following reports with respect to Borrowers: (a) a reconciliation of all Receivables; (b) an aging of all Receivables; (c) trial balances; and (d) a test verification of such Receivables as Agent may request.

         SECTION 1.32   Disputes, Returns and Adjustments.

         (1) In the event any amounts due and owing under any Receivable for an amount in excess of $100,000 are in dispute between the Account Debtor and a Borrower, such Borrower shall provide the Agent with prompt written notice thereof.

         (2) Each Borrower shall notify the Agent promptly of all returns and credits in excess of $100,000 in respect of any Receivable, which notice shall specify the Receivable affected.

         (3) Each Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; provided that (i) no such action results in the reduction of more than $100,000 in the amount payable with respect to any one Receivable or of more than $500,000 per Fiscal Quarter, not to exceed $1,000,000 in any Fiscal Year, with respect to all Receivables of the Borrowers (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Borrowers' businesses and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

         SECTION 1.33   Invoices.

         (1) No Borrower will use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date and shall not make any change in the names, addresses, or substantive terms, conditions or provisions of the invoice without giving the Agent 45 days prior notice of the intended use of a different form of invoice together with a copy of such different form.

         (2) Upon the reasonable request of the Agent, each Borrower shall deliver to the Agent, at such Borrower's expense, copies of customers' invoices or the equivalent, original shipping and
delivery   receipts  or  other  proof  of  delivery,   customers'
statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

         SECTION 1.34 Delivery of Instruments. In the event any Receivable in an amount in excess of $100,000 is, or Receivables in excess of $500,000 in the aggregate are at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, each Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

         SECTION 1.35   Ownership and Defense of Title.

         (1) Except for Permitted Liens, the Borrowers shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create  any lien on, or sell,  lease,  exchange, assign,  transfer, pledge, hypothecate, grant a security interest or  security  title  in  or otherwise  dispose  of,  any  of  the
Collateral  or any interest therein, except for cash or  on  open account  or  on  terms  of  payment ordinarily  extended  to  its
customers,  and  except  for  dispositions  that  are   otherwise
expressly  permitted  under  this Agreement.   The  inclusion  of
"proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

         (2) Each and every Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

         SECTION 1.36   Insurance.

         (1) Each Borrower shall at all times maintain insurance on the Collateral and its equipment customary and appropriate to the nature of such Collateral and equipment including, without limitation, coverage against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by such Borrower and copies of the policies delivered to the Agent.

         (2) All insurance policies required under Section 8.7(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrowers by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

         (1) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders (provided, however, if no Default or Event of Default exists, proceeds from any loss not exceeding $250,000 may be paid to the Borrowers for replacement of the damaged or destroyed property),

         (2) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

         (3) such policy and loss payable clauses may be canceled, amended or terminated only upon at least 10 days prior written notice given to the Agent.

         (3) Any proceeds of insurance referred to in this Section 8.7 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

         (4)  Each Borrower irrevocably makes, constitutes and appoints
Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default shall have occurred and be continuing as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided, however, that in the event that any claim which is or could be made under any of such insurance policies exceeds $1,000,000 no such claim shall be settled, compromised or finally determined, except with the prior written consent of Agent. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $200,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Secured Obligations, or permit or require such Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Materially Adverse Effect and such insurance proceeds do not exceed $2,500,000 in the aggregate, Agent shall permit such Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the reduction of the Secured Obligations. All insurance proceeds which are to be made available to a Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the Borrowers to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrowers shall request an Advance in the amount requested to be released; (ii) so long as the conditions set forth in Article 2 have been met, the Lenders shall make such Advance; and
(iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied to the reduction of the Secured Obligations.

         SECTION 1.37   Location of Offices and Collateral.

         (1) No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure in any manner which might make any Financing Statement or other Uniform Commercial Code amendment, assignment or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code or any other then applicable provision of the Uniform Commercial Code without giving the Agent 30 days prior written notice thereof and complying with the requirements and conditions of
Section 8.8(b).

         (2) After Agent's written acknowledgment that any reasonable action requested by Agent in connection with any changes covered by Section 8.8(a), including continuation of the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, a Borrower may change the location of its Collateral or the location where it keeps its books and records relating to the Collateral, provided that any such new location shall be in the continental United States, or change its name, its identity or its corporate structure. No Borrower shall change its fiscal year to a year ending in any day other than December 31.

         SECTION 1.38 Records Relating to Collateral. Each Borrower will at all times keep complete and accurate records of all Collateral on a basis consistent with past practices of such Borrower.

         SECTION 1.39 Inspection. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to (a) visit the properties of any Borrower and its Subsidiaries, inspect the Collateral and the other assets of such Borrower and its Subsidiaries and inspect and make extracts from the books and records of such Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises; (b) discuss such Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the Loan Documents, with such Borrower's and its Subsidiaries'
(i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

The Borrowers will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrowers.

         SECTION 1.40   Information and Reports.

         (1) Schedule of Receivables. The Borrowers shall deliver to the Agent (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three (3) Business Days prior to the Effective Date which schedule shall be reconciled to the balance of the accounts receivable as set forth in a Consolidated Balance Sheet as of such date, and (ii) no later than ten (10) days after the end of each Fiscal Month of the Borrowers, a Schedule of Receivables as of the last Business Day of the Borrowers' immediately preceding Fiscal Month which schedule shall be reconciled to
(A) the balance of the accounts receivable as set forth in the Consolidated Balance Sheet as of the end of such Fiscal Month and (B) the Schedule of Receivables delivered in respect of the next preceding Fiscal Month.

         (2) Borrowing Base Certificate. Borrowers shall deliver to the Agent not later than three (3) Business Days after the last day of each accounting week of the Borrowers a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such accounting week, and upon the Agent's request on each Business Day a Borrowing Base Certificate as of the third (3rd) preceding Business Day.

         (3) Notice of Diminution of Value. Each Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $100,000 in the value of any of its Collateral, except for any such diminution (i) in the value of any Receivables in the ordinary course of business or (ii) which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to Article 10.

         (4) Additional Information. The Agent may in its discretion from time to time request that the Borrowers deliver the schedules, certificates described in Sections 8.11(a), (b) and (c) more or less often and on different schedules than specified in such Sections and the Borrowers will
comply with such requests.   The Borrowers will also furnish to the Agent
and each Lender such other information with respect to the Collateral as the Agent or such Lender may from time to time reasonably request.

         SECTION 1.41 Assignment of Claims Act. Upon the request of the Agent, the Borrowers shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due or to become due.

         SECTION 1.42 Covenants Regarding Material Intellectual Property Collateral.

         (1) Each Borrower shall notify Agent immediately if it knows that any application or registration relating to any Material Intellectual Property (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Borrower's ownership of any Material Intellectual Property, its right to register the same, or to keep, use and maintain the same.

         (2) Promptly after the date on which (i) a Borrower acquires any Material Intellectual Property or (ii) any Intellectual Property becomes Material Intellectual Property, such Borrower shall execute and deliver any and all Material Intellectual Property security agreements as Agent may request to evidence Agent's security interest in such Material Intellectual Property, and the General Intangibles of such Borrower relating thereto or represented thereby.

         (3) Each Borrower shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration with respect to all of its Material Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

         (4) In the event that any of the Material Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party,

Borrowers shall notify Agent promptly after a Borrower learns thereof. Each Borrower shall, unless it shall reasonably determine that such Material Intellectual Property is no longer material to the conduct of its business or operations in accordance with the definition of "Material Intellectual Property," promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Material Intellectual Property Collateral.

                           ARTICLE 9

                     AFFIRMATIVE COVENANTS


         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in Section 15.9, each Borrower will, and will cause each of its Subsidiaries to:

         SECTION 1.43   Preservation of Corporate Existence and Similar
Matters.

         (1) Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to obtain or maintain such qualification or authorization would not have a Material Adverse Effect on such Borrower and its Subsidiaries as a whole provided, that, within one hundred eighty (180) days after the Effective Date, each of the Borrowers and Guarantors listed on Schedule 9.1 hereto shall be dissolved or merged with and into the respective owners of each such Borrower or Guarantor.

         (2) Deliver to the Agent within sixty (60) days after the Effective Date, certificates evidencing the good standing of each Borrower in each jurisdiction in which it is required to be qualified as a foreign corporation to transact business as presently conducted including, without limitation, those jurisdictions in which intrastate authority is held (as listed in Schedule 6.1(f) hereto) and required to be held.

         SECTION 1.44 Compliance with Applicable Law. Comply with all material Applicable Laws relating to such Borrower or such Subsidiary.

         SECTION 1.45 Maintenance of Property. In addition to, and not in derogation of, the requirements of the Security Documents,

         (1) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

         (2) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 1.46 Conduct of Business. At all times carry on its business in an efficient manner and engage only in the business described in Section 6.1(e).

         SECTION 1.47 Insurance. Maintain, in addition to the coverage required by Section 8.7 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 1.48 Payment of Taxes and Claims. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Borrower; except that this Section 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

         SECTION 1.49 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

         SECTION 1.50   Use of Proceeds.

         (1) Use the proceeds of the initial Revolving Credit Loan to (i) refinance and pay off the total outstanding amounts due to Bank of New York as indicated on Schedule 9.8 and to fund certain of the fees and expenses associated with the extension of the Loans, and (ii) all subsequent Loans only for working capital purposes or as is otherwise expressly authorized herein, and

         (2) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

         SECTION 1.51   Hazardous Waste and Substances: Environmental
Requirements.

         (1) In addition to, and not in derogation of, the requirements of Section 9.2 and of the Security Documents, substantially comply  with  all  Environmental Laws  and  all  Applicable  Laws relating  to occupational health and safety (except for instances of  noncompliance  that  are being contested  in  good  faith  by appropriate proceedings if reserves in respect of such Borrower's or  such  Subsidiary's reasonably anticipated liability  therefor have  been appropriately established), promptly notify the  Agent of  its  receipt  of  any  notice of  a  violation  of  any  such
Environmental  Laws or other such Applicable Laws  and  indemnify
and   hold   the  Agent  and  the  Lenders  harmless   from   all
Environmental Liabilities incurred by or imposed upon the Agent or any Lender on account of such Borrower's failure to perform its obligations under this Section 9.9.

         (2) Such Borrower shall not cause or permit a Release of any Contaminant on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or impacts which could not reasonably be expected to have a Materially Adverse Effect on such Borrower and its Subsidiaries as a whole.

         (3) Whenever such Borrower gives notice to the Agent pursuant to this Section 9.9 with respect to a matter that reasonably could be expected to result in an Environmental Liability to such Borrower in excess of $500,000 in the aggregate, such Borrower shall, at the Agent's request and such Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring such Borrower into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

         SECTION 1.52 Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Such Borrower shall use its reasonable best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. After the Effective Date, no real property or warehouse space where Collateral may be stored or located shall be leased or acquired by such Borrower, unless and until a satisfactory landlord or mortgagee agreement, as the case may be, shall first have been obtained with respect to such location. Such Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Nothing contained in this Section 9.10 shall impair or otherwise modify any of Agent's rights under this Agreement, including, without limitation, Lender's rights pursuant to the respective definitions of "Eligible Receivables" and "Borrowing Base."

         SECTION 1.53 Further Assurances. Each Borrower agrees that it shall, at its expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary in the reasonable opinion of Agent to carry out the express provisions of this Agreement or any other Loan Document.

                           ARTICLE 10

                          INFORMATION

         Until the Revolving Credit Loans Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 15.9, each Borrower will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to Section 15.1:

         SECTION 1.54   Financial Statements.

         (1) Audited Year-End-Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrowers, copies of the Consolidated Balance Sheet and the Consolidating Balance Sheets as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow for such Fiscal Year, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year of the Borrowers and the Guarantors and reported on, without qualification, by independent certified public accountants selected by Borrowers and acceptable to the Agent (the "Audited Financial Statements").

         (2) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrowers, copies of the Consolidated Balance Sheet and the Consolidating Balance Sheets, as of the end of such Fiscal Quarter, and the related statements of income, shareholders, equity, and cash flow for such Fiscal Quarter, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year of the Borrowers and Guarantors (including, without limitation, a comparison to the projected budgeted figures), certified by the Financial Officer of the Borrowers and the Guarantors, to the best of his knowledge, as presenting fairly the financial condition and results of operations of the Borrower and the Guarantors as of the date thereof and for the periods ended on such date, subject to normal year-end adjustments.

         (3) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each Fiscal Month of the Borrowers, copies of the Consolidated Balance Sheet and Consolidating Balance Sheets of the Borrowers and the Guarantors as at the end of such Fiscal Month and the related unaudited income statement for the Borrowers and the Guarantors for such Fiscal Month and for the portion of the Fiscal

Year through such Fiscal Month, together with consolidating statements for the Borrowers and the Guarantors, in each case setting forth in comparative form the figures for the previous Fiscal Year (including, without limitation, a comparison to the projected budget figures for the previous Fiscal Year), certified by the Financial Officer of the Borrowers and the Guarantors to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrowers and the Guarantors as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

         (4) Projected Financial Statements. As soon as available, but in any event prior to the last Business Day of each Fiscal Year during the term hereof, forecasted financial statements prepared by the Operating Companies on a consolidated basis and approved by Trism's Board of Directors, consisting of monthly consolidated balance sheets, cash flow statements and income statements of the Operating Companies, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period commencing on the first day of the next succeeding fiscal year.

All such financial statements referred to in clauses (a) and (b) shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and normal year-end adjustments) applied consistently throughout the periods reflected therein.

         SECTION 1.55 Accountants' Certificate. Together with the Audited Financial Statements referred to in Section 10.1(a), each Borrower shall use its reasonable best efforts to cause its independent certified public accountants to deliver a certificate of such accountants addressed to the Agent

         (1) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

         (2) having attached the calculations, prepared by each Borrower and reviewed by such accountants, required to establish whether or not each Borrower is in compliance with the covenants contained in Sections 11.1, 11.2, 11.5, 11.6, 11.10 and 11.12, as at the date of such financial statements.

         SECTION 1.56 Officer's Certificate. Together with each delivery of financial statements required by Section 10.1 (a), (b) and (c), a certificate of each Borrower's President or Financial Officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by each Borrower with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not each Borrower was in compliance with the covenants contained in Sections 11.1, 11.2, 11.5, 11.6, 11.10 and 11.12 as of the date of such statements.

         SECTION 1.57   Copies of Other Reports.

         (1) Promptly upon receipt thereof, copies of all reports, if any, submitted to each Borrower or its Board of Directors by its independent public accountants.

         (2) As soon as practicable, copies of all financial statements and reports that each Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which each Borrower shall file with the Securities and Exchange Commission or any successor commission.

         (3) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of each Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that each Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of each Borrower's records by their respective internal auditors. The rights of the Agent and the Lenders under this Section 10.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

         (4) If requested by the Agent or any Lender, each Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal
Reserve System.

         SECTION 1.58 Notice of Litigation and Other Matters. Prompt notice of:

         (1) the commencement, to the extent each Borrower is aware of the same, of all proceedings and investigations by or before any
governmental  or  nongovernmental  body  and  all   actions   and
proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Borrower, any of its Subsidiaries or any of any Borrower's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect on any Borrower and its Subsidiaries, taken as a whole,

         (2) any amendment of the articles of incorporation or by-laws of any Borrower or any of its Subsidiaries,

         (3) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any of its Subsidiaries which has had or may have, singly or in the aggregate, a Materially Adverse Effect on any Borrower or its Subsidiaries, taken as a whole, and any change in the Chief Executive Officer, President or Chief Financial Officer of such Borrower, and

         (4) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by any Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which any Borrower or any of its Subsidiaries is a party or by which any Borrower, any of its Subsidiaries or any of any Borrower's or any of its Subsidiaries' properties may be bound.

         SECTION 1.59 ERISA. As soon as possible and in any event within 30 days after any Borrower knows, or has reason to know, that:

         (1) any Termination Event with respect to a Plan has occurred or will occur, or

         (2) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $0.00, or

         (3) any Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments tp a Multiemployer Plan required by reason of such Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or a Financial Officer of such Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

         SECTION 1.60 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this Article 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

         SECTION 1.61 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to Section 10.3 such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in the exercise of their reasonable credit judgment, shall have accepted in writing such revisions or updates to such Schedule(s).

                           ARTICLE 11

                       NEGATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 15.9, no Borrower will directly or indirectly and will not permit its Affiliates to:

         SECTION 1.62 Financial Ratios. Upon and after the event of an Availability Shortfall, breach any of the financial covenants set forth in this Section 11.1:

         (1) Minimum Adjusted Net Worth. Upon and after the event of an Availability Shortfall, the Adjusted Net Worth of the Borrowers shall not, at any time during the then remaining term hereof, be less than $105,000,000.

         (2) Minimum Fixed Charge Coverage Ratio. Upon and after the event of an Availability Shortfall, Borrowers shall have a Fixed Charge Coverage Ratio for each Measurement Period (i) in Fiscal Year 1997, of not less than
 .80 to 1.00, (ii) in Fiscal Year 1998, of not less than .85 to 1.00 and
(iii) at all times thereafter, of not less than .90 to 1.00.

         (3) Maximum Leverage Ratio. Upon and after the event of an Availability Shortfall, the Borrowers shall not permit the Leverage Ratio at any time (i) through and including the month ended June 30, 1998, to exceed 8.75:1, (ii) from July 1, 1998 through and including the month ended June 30, 1999, to exceed 8.25:1, and (iii) at all times thereafter, to exceed 8.00 to 1.00.

         SECTION 1.63 Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for (a) Indebtedness to the Lenders arising under this Agreement, (b) Permitted Existing Indebtedness, (c) Capitalized Lease Obligations and Operating Lease Obligations relating to sale/leaseback transactions which meet the requirements of Section 11.12, in an aggregate amount up to $15,000,000 for each of the Fiscal Years during the term hereof, and (d) Permitted Incremental Obligations.

         SECTION 1.64 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for Permitted Guaranties.

         SECTION 1.65 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments.

         SECTION 1.66 Unfunded Capital Expenditures. Make any Unfunded Capital Expenditures, except that the Borrowers may make aggregate Unfunded Capital Expenditures in each Fiscal Year during the term hereof in an amount not to exceed, (a) $60,000,000 less (b) the sum of (i) all payments made or scheduled to be made by any Borrower during such Fiscal Year on or with respect to Purchase Money Indebtedness, Operating Lease Obligations and (without duplication) Indebtedness for Money Borrowed which, in each case, was incurred by a Borrower prior to the commencement of such Fiscal Year, and (ii) the aggregate amount of all Purchase Money Indebtedness and Operating Lease Obligations incurred by any of the Borrowers during such Fiscal Year.

         SECTION 1.67 Restricted Dividend Payments and Purchases, Etc. Declare or make any Restricted Distribution or Restricted Payment, except that in each Fiscal Year during the term hereof, Trism may (i) redeem or purchase from its employees shares of Trism capital stock in an aggregate amount during the term hereof not to exceed $300,000 and (ii) redeem, purchase or prepay Subordinated Indebtedness prior to any stated maturity date or prior to the due date of any scheduled installment or amortization payment with respect thereto (collectively, a "Prepayment") in an amount up to $10,000,000 per Fiscal Year, not to exceed $5,000,000 per Fiscal Quarter, provided that (a) the Adjusted Net Worth before and after giving effect to any proposed Prepayment of the Subordinated Indebtedness is not less than $105,000,000 and (b) the Borrowers' Borrowing Base Availability both before and after giving effect to the Prepayment of the Subordinated Indebtedness exceeds an amount equal to the sum of (x) $8,000,000 plus (y) the aggregate amount of the Borrowers' accounts payable sixty (60) days or more past due plus (z) without duplication with respect to clause (y) hereof, the aggregate amount of the Borrowers' accounts payable ninety (90) days or more past the invoice date and (c) no Default or Event of Default exists or is continuing or will occur as a result of the Prepayment. Subject to the foregoing conditions and limitations, the Borrowers may elect to make a Prepayment of the Subordinated Indebtedness by providing prior written notice thereof which shall contain a certificate of a Financial Officer certifying (y) that the Borrowers' consolidated Adjusted Net Worth and the Borrowing Base Availability comply with the requirements set forth in the immediately preceding sentence and (z) that no Default or Event of Default exists or is continuing or will occur as a result of the Prepayment.

         SECTION 1.68 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person, including its stock or the capital stock of any of its Subsidiaries, other than sales of Inventory in the ordinary course of business and except as permitted pursuant to Section 9.1 hereof.

         SECTION 1.69 Transactions with Affiliates. Effect any transaction with any Affiliate without the express prior written consent of the Agent, except (i) in the ordinary course of the Borrower's business and (ii) loans to Affiliates of any of the Borrowers in the aggregate during the term hereof not to exceed $250,000, excluding the existing loans to Affiliates set forth in Schedule 11.8 hereto as of the Effective Date.

         SECTION 1.70 Liens. Create, assume or permit or suffer to exist to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

         SECTION 1.71 Operating Leases. Enter into any lease other than a Capitalized Lease (an "Operating Lease") that would cause the Borrowers to exceed the Permitted Incremental Obligations.

         SECTION 1.72 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by such Borrower of any material liability, fine or penalty.

         SECTION 1.73   Sales and Leasebacks.  Except as set forth in
Schedule 11.12, enter into any synthetic lease or any arrangement with any Person providing for such Borrower's leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by such Borrower to such Person provided that the Borrowers may enter into sale/leaseback transactions with aggregate Net Proceeds in an amount for all Borrowers not to exceed $15,000,000 per Fiscal Year.

         SECTION 1.74 Capital Structure and Business. (a) Make any material changes in any of its business objectives, purposes or operations which could reasonably be expected to materially and adversely affect the repayment of the Loans or any of the other Secured Obligations or could reasonably be expected to result in a Materially Adverse Effect on such Borrower and its Subsidiaries as a whole, (b) make any change in its capital structure as described on Schedule 11.13, including the issuance of any shares of stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding stock, except for options issued pursuant to the terms of the employee and/or management stock option plan in effect as of the Effective Date and the shares of stock issued in connection therewith, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Borrower's duty or ability to repay the Secured Obligations.

         SECTION 1.75 No Impairment of Intercompany Transfers. Directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of such Borrower to such Borrower.

         SECTION 1.76 No Speculative Transactions. Engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

                           ARTICLE 12

                            DEFAULT

         SECTION 1.77 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (1) Default in Payment. Any Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (2) Other Payment Default. Any Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of five (5) days after written notice thereof has been given to such Borrower by the Agent.

         (3) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

         (4) Default in Performance. Any Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by such Borrower, contained in

         (1) Articles 7, 8, 10 or 11, or Sections 9.1 (insofar as it requires the preservation of the corporate existence of such Borrower), or 9.8 and the Agent shall have delivered to such Borrower writen notice of such default; or

         (2) any other provision of this Agreement (other than as specifically provided for otherwise in this Section 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to such Borrower by the Agent.

         (5) Indebtedness Cross Default. With respect to Indebtedness for Money Borrowed,

         (1) the maturity of any such Indebtedness, individually or in the aggregate with other such Indebtedness, in a principal amount exceeding $5,000,000 shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or

         (ii) any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and such Borrower or, such Subsidiary shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

         (6) Other Cross-Defaults. Any Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect on one or more Operating Companies.

         (7) Voluntary Bankruptcy Proceeding. Any Borrower or any of its Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (8) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of such Borrower or any of its Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Borrower or any of its Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (9) Loan Documents. Any event of default or Event of Default under any other Loan Document shall occur or any Borrower or any Guarantor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by such Borrower or any Guarantor under, any such Loan Document or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or such Borrower or other party thereto (other than the Agent or a Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Agent or a Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

         (10) Judgment. A judgment or order for the payment of money warrant, writ of attachment, execution or similar process which exceeds in amount or value $500,000 individually or $750,000 in the aggregate shall be entered against any Borrower by any court and such judgment, order, warrant, writ of attachment, execution or similar process shall continue undischarged or unstayed for 30 days.

         (11) ERISA. (i) Any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of any Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $100,000, or (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

         (12) Qualified Audits. The independent certified public accountants retained by any Borrower shall refuse to deliver an opinion in accordance with Section 10.1(a) with respect to the annual financial statements of such Borrower.

         (13) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or would have, either individually or in the aggregate, a Materially Adverse Effect.

         SECTION 1.78   Remedies.

         (1) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 12.1(g) or (h),
(i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Loans and the right of any and all Borrowers to request borrowings under this Agreement shall immediately terminate.

         (2) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may without notice, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

         (1) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

         (2) terminate the Revolving Credit Loans and any other right of the Borrowers to request borrowings hereunder;

         (3) notify, or request each Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to such Borrower, such Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, such

     Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

         (4) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent reasonably considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and reasonable attorneys' fees, shall constitute Collateral and each Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

         (5) through self-help, without notice, demand or judicial or other process, enter upon any premises in which Collateral may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably;

         (6) require each Borrower to and each Borrower shall, without charge to the Agent or any Lender, assemble the Collateral and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and such Borrower;

         (7) at the expense of Borrowers, cause any of the Collateral to be placed in a public or field warehouse, and the Agent shall not be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in its reasonable credit judgment;

         (8) through self-help and without notice, demand or judicial or other process, and without payment of any rent or any other charge, enter any of any Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of any Borrower's Collateral, for the purpose of (A) completing any work in process, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of each and every Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);
(1)
         (9) exercise any and all of its rights under any and all of the Security Documents;

         (10) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

         (11) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, each Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

         (12) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         SECTION 1.79 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

         (1) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees and expenses actually incurred (including, without limitation, the expenses and other allocated costs of internal counsel),

         (2) Second: to the payment of the Secured Obligations or the creation of a Cash Collateral Account (with each and every Borrower remaining liable for any deficiency) as the Agent may elect,

         (3) Third: the balance (if any) of such proceeds shall be paid to the Borrowers, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

The Borrowers shall remain liable, jointly and severally, and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

         SECTION 1.80   Miscellaneous Provision Concerning Remedies.

         (1) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         (2) Waiver of Marshaling. Each Borrower hereby waives any right to require any marshaling of assets and any similar right.

         (3) Limitation of Liability. Nothing contained in this Article 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to any Borrower for actions taken pursuant to this Article 12, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act reasonably and in its reasonable credit judgment.

         (4) Appointment of Receiver. In any action under this Article 12, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         SECTION 1.81 Trademark License. Each Borrower hereby grants to the Agent, for the benefit of the Lenders, to the extent of such Borrower's rights therein and to the extent permitted by the various license agreements relating thereto, the nonexclusive right and license to use the trademarks set forth on Schedule 6.1(y) and any other trademark then used by any Borrower, for the purposes set forth in Section 12.2(b)(viii) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Agent's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to any Borrower or any other Person by the Agent. Each Borrower hereby represents, warrants, covenants and agrees that, except as set forth in the license agreements, it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this
Section 12.5.

                           ARTICLE 13

                          ASSIGNMENTS

         SECTION 1.82   Successors and Assigns; Participations.

         (1) This Agreement shall be binding upon and inure to the benefit of each Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender, and any such attempted assignment or transfer by any Borrower except in strict compliance with the provisions hereof shall be null and void, and of no force or effect.

         (2) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement,
(ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000 (the "Minimum Commitment"), (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Transfer with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Transfer, together with any Note or Notes subject to such assignment and such assignee's commitment percentage of the Agent's syndication expenses, (v) such assignment shall not, without the consent of the Borrowers, require a Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in Section 13.2 hereof shall be true with respect to any such proposed assignee and (vii) such Lender provides notice to the Borrowers of the identity of the Eligible Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Transfer, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Transfer, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 13.1(b) or elsewhere in this Agreement, The CIT Group/Business Credit, Inc. ("CITBC") agrees that, except after the occurrence of an Event of Default, the principal amount of the Commitment of CITBC during the term hereof shall in no event be less than the highest Commitment of any other Lender party to this Agreement.

         (3) By executing and delivering an Assignment and Transfer, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements refereed to in
Section 6.1(m) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Transfer; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (4) The Agent shall maintain a copy of each Assignment and Transfer delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (5) Upon its receipt of an Assignment and Transfer executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Transfer has been completed and is in the form of Exhibit J, (i) accept such Assignment and Transfer, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and each Borrower, and (iv) promptly deliver a copy of such Assignment and Transfer to each Borrower. Within five (5) Business Days after receipt of notice, each Borrower shall execute and deliver to the

Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Transfer and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Transfer and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to Trism.

         (6) Each Lender may, without the consent of any Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than the Minimum Commitment,
(ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) each Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to the terms of this Agreement or the Security Documents), (vi) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state and (vii) such Lender provides notice to the Borrower of the identity of the potential participant. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to each Borrower.

         (7) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, each such-assignee, proposed assignee, participant or proposed participant shall agree with such Borrower or such Lender (which in the case of an agreement with only such Lender, such Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to such Borrower received from such Lender.

         (8) Each Borrower shall assist any Lender permitted to sell assignments or participations under this Section 13.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including, without limitation, (i) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information contained therein; (ii) preparation of offering materials and projections by any Borrower and its advisors; (iii) providing the Agent with all information reasonably deemed necessary by Agent to successfully complete the syndication; (iv) confirmation as to the accuracy and completeness of such offering materials, information and projections; (v) participation of any Borrower's senior management in meetings and conference calls with potential lenders at such times and places as Agent may reasonable request; and (vi) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested.

         SECTION 1.83 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.


                           ARTICLE 14

                             AGENT

         SECTION 1.84 Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints The CIT Group/Business Credit, Inc. as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Agent, as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Receivables and to adjust the advance ratios contained in the definition of "Borrowing Base" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definition of "Borrowing Base"), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

         SECTION 1.85 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 1.86 Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other
Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan
Documents or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower.

         SECTION 1.87 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or the unanimous consent of the Lenders with respect to the matters set forth in Section 15.9(b)) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 1.88 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of Section 4.6 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 1.89 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Borrower and made its own decision to make its Loans hereunder and enter
into this Agreement.   Each Lender also represents that it will, in-
dependently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 1.90 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by a Borrower and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to Section 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 13.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 1.91 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and any Guarantor and their respective Subsidiaries as if the Agent were not the Agent hereunder.
With respect to its  Commitment, the Loans made or renewed by it and any
Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required
Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

         SECTION 1.92 Successor Agent. The Agent may resign as Agent upon an Event of Default by providing 30 days written notice to the Lenders. The Agent may be removed by the Required Lenders if the Agent is grossly negligent or engages in willful misconduct in the performance of its duties under this Agreement. If the Agent shall resign or be removed as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any Agent's resignation or removal hereunder as Agent, the provisions of
Section 14.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 1.93 Notices from Agent to Lenders. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrowers
(but which the Borrowers are not required to supply directly to the Lenders).

         SECTION 1.94 Direction from Lenders. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, the Agent shall not exercise any of the remedies set forth in Section 12.2 (or in any other provision of any Loan Document) with respect to any of the Mortgaged Real Estate or Pledged Collateral (as defined in the Pledged Agreement) without the prior written consent of any combination of Lenders whose Commitment Percentages at such time aggregate 50% or more. The foregoing sentence shall not, as between the Borrowers, the Guarantors and the Agent, limit or restrict the Agent's right to pursue any remedy against the Collateral, including the Mortgaged Real Estate and the Pledged Collateral.

                           ARTICLE 15

                                                               MISCELLANEOUS

         SECTION 1.95   Notices.

         (1) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (2) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

 If to the Borrowers:     c/o TRISM, Inc.
                          4174 Jiles Road
                          Kennesaw, Georgia 30144
                          Attn:   Mr.   James  G.  Overly,   Chief
Financial Officer
                          Facsimile No.: (770) 795-4617

 With a copy to:          Proskauer Rose, LLP
                          1585 Broadway
                          New York, New York  10036
                          Attn:  Alan Williams, Esq.
                          Facsimile No.:  (212) 969-2900

 If to the Agent:         The CIT Group/Business Credit, Inc.
                          900 Ashwood Parkway
                          Atlanta, Georgia 30338
                          Attn:   Mr.  Kenneth  B.  Butler,   Vice
                          President
                          Facsimile No.: (770) 551-7899

 With a copy to:          Smith, Gambrell & Russell, LLP
                          1230 Peachtree Street, N.E.
                          Suite 3100
                          Atlanta, Georgia 30309
                          Attn: Bruce W. Moorhead, Jr., Esq.
                          Facsimile: (404) 815-3509

 If to a Lender:          At  the address of such Lender set
                          forth on the signature page hereof.

         (3) Agent's Office. The Agent hereby designates its office located at 900 Ashwood Parkway, Atlanta, Georgia 30338, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made and at which Loans will be disbursed.

         SECTION 1.96 Expenses. The Borrowers agree, jointly and severally, to pay or reimburse on demand all costs and expenses incurred by the Agent or, following an Event of Default, any Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents; (ii) the costs and expenses of appraisals of the Collateral; (iii) the costs and expenses of lien and title searches and title insurance; (iv) the costs and expenses of environmental reports with respect to the Real Estate; (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests; provided, however, that the Borrowers shall not be required to pay the expenses of any Person which becomes a Lender more than 90 days after the Effective Date incurred in connection with such Person's so becoming a Lender; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents;
(c) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (d) out-of-pocket costs of field audits, inspections and verifications of the Collateral by the Agent and the Lenders, including, without limitation, standard per diem fees charged by the Agent and the Lenders in the amount of $650 per diem per auditor and travel, lodging, and meals in connection therewith, at or prior to the date on which a Person becomes a Lender and up to two (2) times per year and whenever an Event of Default exists provided, however, that unless and until a Default or an

Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, (i) no field audit charges or expenses of any Lender other than the Agent shall be charged to or reimbursable by Borrowers, except for field audit charges incurred for a single field audit by a prospective Lender, with a commitment of at least $5 million, conducted in connection with an prospective assignment or participation hereunder, and (ii) no Lender whose aggregate commitment with respect to the Financing is less than $5 million shall conduct, or require Borrowers to pay for, any separate field audit by such Lender;
(e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and (h) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Agent and the Lenders to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrowers when due.

         SECTION 1.97 Stamp and Other Taxes. The Borrowers will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting fro any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan
Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

         SECTION 1.98   Setoff.

         (1) In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 12.2 and although such Secured Obligations shall be contingent or unmatured.

         (2) If any Lender shall obtain payment of any principal of or interest on any Loan made by it or on any other Secured Obligation owing to such Lender through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, it shall promptly so notify the Agent (which shall promptly notify the other Lenders). If, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on any Revolving Credit Loan to such Lender than the percentage received by any other Lender or Lenders in respect of the principal of or interest on any Revolving Credit Loan owing to such other Lender or Lenders, it shall, at the request of such other Lender or Lenders, promptly purchase from such other Lender or Lenders participations in (or, if and to the extent specified by such first Lender, direct interests in) the principal of or interest on Revolving Credit Loans owing to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that such first Lender and such other Lender or Lenders (such first Lender and such other Lender or Lenders being collectively referred to as the "Sharing Lenders") shall share the benefit of such excess payment (net of any expenses which may be incurred by such first Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid amounts of such obligations owing to each of the Sharing Lenders. To such end all the Sharing Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

         (3) The Borrowers agree that any Lender so purchasing a participation in obligations hereunder of the Borrowers to another Lender or other Lenders may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such first Lender were a direct holder of obligations of the Borrowers in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

         (4) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set- off to which Section 15.4(b) hereof applies, such Lender shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 15.4 to share in the benefits of any recovery on such secured claim.

         SECTION 1.99 Litigation. THE BORROWERS, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN
WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWERS, THE AGENT AND SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWERS AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE.
THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS AND THE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY
TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS AT THE ADDRESS OF THE BORROWERS SET FORTH IN
SECTION 15.1. SHOULD ANY OF THE BORROWERS FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN 30 DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR
JUDGMENT MAY BE RENDERED AGAINST IT AS DEMANDED OR PRAYED FOR  IN SUCH
SUMMONS,  COMPLAINT, PROCESS OR PAPERS.   THE  NONEXCLUSIVE CHOICE OF
FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

         SECTION 1.100 Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrowers make a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender, and shall constitute a Prime Option Loan.

         SECTION 1.101 Injunctive Relief. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrowers agree that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         SECTION 1.102 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

         SECTION 1.103  Amendments.

         (1) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 15.9(d)), by the Borrowers, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless o therwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrowers, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

         (2) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

         (1) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or amend the provisions of Article 12 or of this
     Section 15.9(b),

         (2) no Collateral shall be released by the Agent other than as specifically permitted in this Agreement,

         (3) except to the extent expressly provided herein, the definition "Borrowing Base" shall not be amended, and

         (4) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of the Borrowers that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

     provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers or the Guarantors providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

         (3) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

         (4) Notwithstanding any provision of this Agreement or the other loan documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to Article 14 or Section 4.6.

         SECTION 1.104 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights under this Agreement.

         SECTION 1.105 Performance of Borrowers' Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their joint and several cost and expense. Upon the occurrence of a Default or Event of Default (as those terms are defined herein and in any of the other Loan Documents) under any of the Loan Documents, if the Borrowers shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done, at the Borrowers' joint and several cost and expense, either in the name of the Agent or the Lenders or in the name and on behalf of the Borrowers, and the Borrowers hereby irrevocably authorize the Agent so to act.

         SECTION 1.106 Indemnification. The Borrowers agree, jointly and severally, to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with (i) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and (iii) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or any Lender's gross negligence or willful misconduct.

         SECTION 1.107 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

         SECTION 1.108 Survival. Notwithstanding any termination of this Agreement, until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

         SECTION 1.109 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 1.110 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of New York.

         SECTION 1.111 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 1.112  Reproduction of Documents.  This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy
any original document so produced.   Each  party hereto stipulates that, to
the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 1.113 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                   BORROWERS:

                                   TRISM, INC.




                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________




                                   TRISM  SECURED TRANSPORTATION,
                                   INC.



                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________




                                   TRI-STATE MOTOR TRANSIT CO.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   AERO BODY AND TRUCK EQUIPMENT,
                                   INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________

                                   TRI-STATE TRANSPORTATION SERVICES, INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   DIABLO  SYSTEMS  INCORPORATED,
                                   d/b/a  DIABLO  TRANSPORTATION,
                                   INC.

                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________

                                   EMERALD LEASING, INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________


                                   McGIL SPECIAL SERVICES, INC.

                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   TRISM EASTERN, INC., d/b/a  C.
                                   I. WHITTEN TRANSFER

                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________

                                   TRISM HEAVY HAUL, INC.

                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   TRISM   SPECIALIZED  CARRIERS,
                                   INC.

                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   TRISM SPECIAL SERVICES, INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   E.  L.  POWELL & SONS TRUCKING
                                   CO., INC.

                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   TRISM TRANSPORT, INC.


                                   By:__________________________________

                                   Name:________________________________
                                   Title:________________________________


                                   TRISM TRANSPORT SERVICES, INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________



                                   TRISM LOGISTICS, INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________


                                   LENDER:

Commitment Amount $45,000,000      THE CIT GROUP/BUSINESS CREDIT,
                                   INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________


                                   AGENT:

                                   THE CIT GROUP/BUSINESS CREDIT,
                                   INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:________________________________

                          SCHEDULE 9.1

        BORROWERS AND GUARANTORS TO DISSOLVED OR MERGED

                           Borrowers

1.   E.L. Powell & Sons Trucking, Inc., an Oklahoma corporation

2.   Emerald Leasing, Inc., a Nevada corporation

3.   McGil Special Services, Inc., a Delaware corporation




                           Guarantors

1.   Trism Maintenance Services, Inc., a Delaware corporation

2.   EFB, Inc., a Delaware corporation

3.   Trism Benefits, Inc., a Missouri corporation

4.   Contract Operators Account Services, a Missouri corporation

                                                        EXHIBIT A
                     REVOLVING CREDIT NOTE


$45,000,000.00                                    July ____, 1997


     FOR VALUE RECEIVED, the undersigned, TRISM, INC., a Delaware corporation, TRISM SECURED TRANSPORTATION, INC., a Delaware corporation, TRI-STATE MOTOR TRANSIT CO., a Delaware corporation, AERO BODY AND TRUCK EQUIPMENT COMPANY, INC., a Delaware corporation, TRI-STATE TRANSPORTATION SERVICES, INC., a Missouri corporation, DIABLO SYSTEMS INCORPORATED d/b/a DIABLO TRANSPORTATION, INC., a California corporation, EMERALD LEASING, INC., a Nevada corporation, McGIL SPECIAL SERVICES, INC., a Delaware corporation, TRISM EASTERN, INC. d/b/a C. I. WHITTEN TRANSFER, a Delaware corporation, TRISM HEAVY HAUL, INC., a Delaware corporation, TRISM SPECIALIZED CARRIERS, INC., a Georgia corporation, TRISM SPECIAL SERVICES, INC., a Georgia corporation,
E. L. POWELL & SONS TRUCKING CO., INC., an Oklahoma corporation, TRISM TRANSPORT, INC., a Delaware corporation, TRISM TRANSPORT SERVICES, INC., a Utah corporation, and TRISM LOGISTICS, INC., a New Jersey corporation (each of the foregoing herein a "Borrower" and collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of THE CIT GROUP/BUSINESS CREDIT INC., a New York corporation ("Lender") or its assigns at Lender's offices in Atlanta, Georgia, or at such other place as the holder of this Revolving Credit Note (this "Revolving Credit Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FORTY-FIVE MILLION DOLLARS ($45,000,000) or, if less, the aggregate unpaid principal amount of all advances made pursuant to Section 2.1 of the "Loan Agreement" (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Loan Agreement.

     This Revolving Credit Note is issued pursuant to that certain Loan and Security Agreement of even date among the Borrowers, the financial institutions party thereto from time to time and Lender, as agent and lender thereunder (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Documents referred to therein, to which Loan Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

     Each Borrower jointly and severally promises to pay the principal amount of the indebtedness evidenced hereby in the amount and on the dates specified in the Loan Agreement. Each Borrower jointly and severally promises to pay interest on the unpaid principal amount of this Revolving Credit Note outstanding from the date hereof until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

     If any payment on this Revolving Credit Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of an Event of Default and the expiration of all cure periods applicable thereto, this Revolving Credit Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each of the Borrowers.

     No delay or failure on the part of Lender in the exercise of any right or remedy hereunder, under the Loan Agreement or any other Loan Document or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy hereunder, under the Loan Agreement or any other Loan Document or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

     Time is of the essence of this Revolving Credit Note and, in case this Revolving Credit Note is collected by law or through an attorney at law, or under advice therefrom, each Borrower jointly and severally agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

     THIS REVOLVING CREDIT NOTE HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT ATLANTA, GEORGIA, AND SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.


Attest:                                      TRISM, INC.


By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President

Attest:                            TRISM SECURED TRANSPORTATION, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRI-STATE MOTOR TRANSIT CO.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          AERO BODY AND TRUCK EQUIPMENT COMPANY, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRI-STATE TRANSPORTATION SERVICE, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          DIABLO SYSTEMS INCORPORATED, D/B/A DIABLO
                                 TRANSPORTATION, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President

Attest:                          EMERALD LEASING, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          McGIL SPECIAL SERVICES, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRISM EASTERN, INC., D/B/A C. I. WHITTEN
                                 TRANSFER

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRISM HEAVY HAUL, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRISM SPECIALIZED CARRIERS, INC.


By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President

Attest:                          TRISM SPECIAL SERVICES, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          E. L. POWELL & SONS TRUCKING CO., INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRISM TRANSPORT, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRISM TRANSPORT SERVICES, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President


Attest:                          TRISM LOGISTICS, INC.

By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President

                                                        EXHIBIT B


                   NOTICE OF PROPOSED ADVANCE


The CIT Group/Business Credit, Inc.
900 Ashwood Parkway
Suite 600
Atlanta, Georgia 30338
Attn:  Account Manager

                             [Date]


Ladies and Gentlemen:

     The undersigned, Trism Inc., on behalf of itself and each of the other Borrowers party to the Loan and Security Agreement, dated as of July ____, 1997 (the "Loan Agreement"; the terms defined therein being used herein as therein defined), among the Borrowers, the financial institutions party thereto from time to time (the "Lenders") and The CIT Group/Business Credit, Inc., as Agent and Lender, and hereby gives you irrevocable notice pursuant to Section 2.2(a) of the Loan Agreement that the undersigned hereby requests an Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance") as required by Section 2.2(a) of the Loan Agreement:

     1.   The  Business  Day  of  the Proposed  Revolving  Credit
          Advance is ___________________, 19__.

     2.   The amount of the Proposed  Advance is $________.

     3. The amount of Borrowing Base Availability after giving effect to the Advance is $_________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Advance:

          (A) the representations and warranties contained in Section 6.1 are correct on and as of the date of the making of the Proposed Advance, before and after giving effect to the making of the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent expressly stated to be as of an earlier date); and

          (B) no event has occurred and is continuing, or would result from the making of such Proposed Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                              Very truly yours,

                              TRISM,INC., on behalf of the Borrowers


                              By:_____________________________
                                 Name:
                                 Title:

                                                        EXHIBIT C


                   BORROWING BASE CERTIFICATE

         Weekly Period ended _________________, 199___

     Reference is made to the Loan and Security Agreement dated as of July ____, 1997 (as modified and supplemented and in effect from time to time, the "Loan Agreement"), between Trism, Inc. and the other borrowers thereunder (collectively, the "Borrowers"), the financial institutions party thereto from time to time (the "Lenders") and The CIT Group/Business Credit, Inc., as Agent and Lender ("Lender"). Terms defined in the Loan Agreement are used herein as defined therein.

     Pursuant to Section 1.2(a)(iii) of the Loan Agreement, the undersigned [chief executive officer/chief financial officer] of the Borrowers, hereby certifies that, (i) the Receivables covered by this Certificate are Eligible Receivables as that term is defined in the Loan Agreement, and (ii) to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of the weekly accounting period ended _____________, 199___ determined in accordance with the requirements of the Loan Agreement.

     IN   WITNESS  WHEREOF,  the  undersigned  has  caused   this
certificate to be duly executed as of the _____ day of _________, 199___.


                    TRISM, INC., on behalf of the Borrowers



                     By:___________________________________________
                     Name:
                     Title: [chief executive officer/chief financial officer]

                         BORROWING BASE REPORT



          [Insert Form of Report as Generated by CIT]

                                                        EXHIBIT D


             FORM OF OPINION OF COUNSEL TO BORROWER

                         July ___, 1997


The CIT Group/Business Credit, Inc., as Agent
900 Ashwood Parkway
Atlanta, Georgia 30338

Ladies and Gentlemen:

          We have acted as counsel to TRISM, Inc., a Delaware corporation ("TRISM"), as well as each of its subsidiaries and related companies in their capacity as borrowers or guarantors collectively (the "Subsidiaries"), in connection with the preparation, execution and delivery of (i) the Loan and Security Agreement, dated of even date herewith (the "Loan Agreement"), among The CIT Group/Business Credit, Inc., in its capacity as agent and Lender (the "Agent"), the financial institutions party thereto from time to time (the "Lenders"), TRISM and the Subsidiaries (TRISM and the Subsidiaries are sometimes collectively referred to herein as the "Companies"), providing for a senior secured revolving credit loan, including letter of credit subline, to be made by Lender to the Companies in an aggregate principal amount not to exceed $45,000,000 (all capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Agreement), (ii) the Guaranty Agreement (the "Guaranty"), dated of even date herewith, executed by the Guarantors (as defined therein) in favor of Agent, for the benefit of itself and the Lenders, (iii) the Stock Pledge Agreement (the "Stock Pledge Agreement"), dated of even date herewith, among TRISM and certain of the other Companies party thereto
(the "Pledgors") and the Agent, for the benefit of itself and the Lenders, and (iv the other Loan Documents relating to the Loan Agreement, the Guaranty and the Stock Pledge Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

          In rendering the opinions expressed below, we have examined:

                  [Insert Documents Examined]




     In such examination we have assumed the genuineness of all signatures, other than those by or on behalf of the Company and the0 Guarantors, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

     Based upon such examination and upon our examination of all such other documentation, evidence and statutes as we have deemed pertinent, we advise you that in our opinion:

     1. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate or lease its respective properties and assets and to carry on its respective business as now being conducted or as proposed to be conducted. Each Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its respective properties or assets or the conduct of its respective business requires such qualification.

     2. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate or lease its respective properties and assets and to carry on its respective business as now being conducted or as proposed to be conducted. Each Guarantor is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its respective properties or assets or the conduct of its respective business requires such qualification.

     3. Each Company and each Guarantor has the number of shares of authorized capital stock with the par value and the number of shares of issued and outstanding shares of capital stock as of the date hereof as set forth on Schedule __ to the Loan and Security Agreement. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable.

     4. Each Company and each Guarantor has all requisite corporate power and authority to execute and deliver, and to perform its respective obligations under each of the Loan Documents to which it is a party and each Company has all requisite corporate power and authority to borrow and to assume liability in respect of Letter of Credit Obligations under the Loan Agreement.

     5.    The execution and delivery by each Company of each  of
the Loan Documents to which it is a party, the performance of each Company's obligations pursuant thereto, the consummation of the transactions contemplated thereby (the "Transactions") including, without limitation, the borrowings, the assumption of liability in respect of Letter of Credit Obligations by the Company and the granting to Agent, for the benefit of itself and the Lenders, of the Liens thereunder, have been duly authorized by all necessary corporate action on the part of each Company required to be taken by law and by the Articles of Incorporation and the By-laws of the Company, and do not violate, conflict with, result in a breach or termination of, or a default under (or constitute an event which, with or without due notice or lapse of time, or both, would constitute a default under) or accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance in favor of anyone other than Agent, upon any of the properties or assets of any Company under any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws of such Company, (ii) any law, statute, rule or regulation applicable to such Company (including, without limitation, regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (iii) any judgment, order, decree, ruling or injunction specifically naming such Company or specifically applicable to its properties, of any court or governmental authority, or (iv) any indenture, mortgage, deed of trust, deed to secure debt, credit agreement, loan agreement or any other agreement, contract, commitment, instrument or document under which such Company or its properties are bound or that purports to effect such Company's ability to borrow funds, pledge its assets, enter into the Transactions or consummate the Transactions.

     6. The execution and delivery by each Guarantor of each of the Loan Documents to which it is a party, the performance of each Guarantor's obligations pursuant thereto, the consummation of the transactions contemplated thereby (the "Transactions") including, without limitation, the guaranty of the Obligations by each Guarantor, have been duly authorized by all necessary corporate action on the part of each Guarantor required to be taken by law and by the Articles of Incorporation and the By-laws of each Guarantor, and do not violate, conflict with, result in a breach or termination of, or a default under (or constitute an event which, with or without due notice or lapse of time, or both, would constitute a default under) or accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance in favor of anyone other than Agent, upon any of the properties or assets of any Guarantor under any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws of such Guarantor, (ii) any law, statute, rule or regulation applicable to such Guarantor, (iii) any judgment, order, decree, ruling or injunction specifically naming such Guarantor or specifically applicable to its properties, of any court or governmental authority, or (iv) any indenture, mortgage, deed of trust, deed to secure debt, credit agreement, loan agreement or any other agreement, contract, commitment, instrument or document under which such Guarantor or its properties are bound or that purports to affect such Guarantor's ability to guaranty the obligations, pledge its assets or perform any of its other obligations under the Loan Documents to which it is a party.

     7. The Loan Agreement and each of the other Loan Documents to which the Companies are a party have been duly executed and delivered by each Company and constitute the legal, valid and binding obligations of each Company, enforceable against each Company in accordance with its respective terms.

     8. The Guaranty and each of the other Loan Documents to which the Guarantors are a party have been duly executed and delivered by each Guarantor and constitute the legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its respective terms.

     9. No authorization, approval or consent of, and no filing or registration with, any governmental, public or regulatory authority or agency or any subdivision thereof is required on the part of any Company for (a) the authorization, execution or delivery by any Company of the Loan Documents, (b) the legality, validity, binding effect or enforceability of any of the Loan Documents, or (c) for the borrowings, the application for and assumption of liability in respect of any Letter of Credit

Obligations, the granting of the Liens in favor of Agent or the performance of any of the other obligations by any Company under the Loan Agreement and the other Loan Documents to which it is a party, except for filings of the Financing Statements in respect of the Liens created by the Loan Agreement.

     10. There are no actions, suits, investigations, proceedings pending or, to our knowledge, threatened against or affecting any Company or any Guarantor or the property of any Company or any Guarantor before any court or governmental department, commission, board, bureau, agency or instrumentality which would materially and adversely affect the property, business, prospects, profits or condition (financial or otherwise) of such Company or such Guarantor, including, without limitation, any action, suit, investigation or proceeding under any Environmental Law.

     11. None of the provisions of the Loan Agreement or the other Loan Documents violate any laws of the State of [_________] relating to interest or usury.

     12. The offices and records in the filing jurisdictions listed in Exhibit A hereto (the "Filing Jurisdictions"), are the only offices and records maintained or provided for in the Filing Jurisdictions which must be searched to determine if there are any UCC financing statements, or judgments, environmental, tax or ERISA liens of record that would attach to the Collateral.

     13. No taxes or other charges, including, without limitation, intangible taxes or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to any of the Filing Jurisdictions on account of the execution or delivery of the Loan Documents or the creation of the indebtedness evidenced or secured thereby or the recording or filing of the Loan Documents, except for nominal filing or recording fees.

     14. Each Collateral Document is effective to create in favor of the Agent, for the benefit of itself and the Lenders, a valid security interest in all of the right, title and interest of the each Companies to and under the Collateral as collateral security for the payment when due of the Obligations. Upon the filing of the Financing Statement Assignments in the UCC records in the Filing Jurisdictions, which are all of the offices in which filings are required to perfect Agent's security interest in the Collateral, (i) all filings, registrations and recordings necessary or appropriate to perfect the security interests in the Collateral granted by the Companies to the Agent to secure the Obligations, will have been made, (ii) such security interests will constitute perfected security interests in the Collateral,
(iii) no additional filing or recording of any document or instrument or other action will be required to perfect Agents security interest in the Collateral, and (iv) such security interests will have priority over any other consensual UCC security interests in the same property that are perfected by the filing of a UCC-1 financing statement in the Filing Jurisdictions, except for purchase money security interests.

     15. Each Pledgor is the record owner of the shares of capital stock of the Company in which such Pledgor has granted a security interest to the Agent, for the benefit of itself and the Lenders, pursuant to the Stock Pledge Agreement.

     16. The execution and delivery of the Stock Pledge Agreement by each Pledgor creates a valid lien on and security interest in all of such Pledgor's interest in its "Pledged Securities" (as such term is defined in the Stock Pledge Agreement and hereinafter referred to as the "Pledged Securities"). Assuming that value has been given for purposes of
Section 9-203(1)(b) of the Uniform Commercial Code as in effect in the State of [________] (the "UCC"), the security interest in the Pledged Securities will, upon the creation of the security interest, be perfected by the Agent taking possession and thereafter retaining possession of the stock certificates evidencing each Pledgors ownership of its Pledged Securities. Assuming that the Agent has acquired its security interest in the Pledged Securities in good faith and without notice of any adverse  claim (as defined in Section 8-302(2) of the  UCC),  the
Agent's security interest in the Pledged Securities will have priority over all other security interests theretofore or thereafter created pursuant to the UCC.

     17. The Pledge of the Pledged Securities to the Agent by each Pledgor pursuant to the Stock Pledge Agreement will not violate or result in the violation of Section 5 of the Securities Act of 1933, as amended, or the rules and regulations promulgated pursuant thereto, or any blue sky or any similar state laws applicable thereto.

     18. The Agent's security interest, for the benefit of itself and the Lenders, validly secures the payment of all future Revolving Credit Advances made by the Lenders to the Company whether or not, at the time such Revolving Credit Advances are made, an Event of Default or other event not within the control of Agent or the Lenders has relieved or may relieve the Lenders from its obligations to make such Revolving Credit Advances, and is perfected to the extent set forth in paragraph 14 above with respect to such future Revolving Credit Advances. Insofar as the priority thereof is governed by the UCC, the Agent's security interest has the same priority with respect to such future Revolving Credit Advances as it does with respect to Revolving Credit Advances made on the date hereof.

     19. None of the transactions contemplated by the Loan Agreement, including, without limitation, the use of the proceeds of any Loans made to the Companies thereunder, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and to the best of our knowledge no Company owns or intends to purchase or carry any "margin securities" as defined in said regulations.

     This opinion may be relied upon by you and any participant in your Loans to the Companies, but by no other person or entity.


                              Very truly yours,

                              Proskauer, Rose, Goetz & Mendelsohn

                                                        EXHIBIT E

                       SETTLEMENT REPORT

                    [TO BE PROVIDED BY CIT]

                                                        EXHIBIT F

                     STOCK PLEDGE AGREEMENT


          This STOCK PLEDGE AGREEMENT (this "Stock Pledge Agreement"), dated as of July ____, 1997, is made and entered into among TRISM, INC., a Delaware corporation, TRISM SECURED TRANSPORTATION, INC., a Delaware corporation, TRISM HEAVY HAUL, INC., a Delaware corporation, TRISM TRANSPORT SERVICES, INC., a Utah corporation, TRI-STATE MOTOR TRANSIT CO., a Delaware corporation, and TRISM SPECIALIZED CARRIERS, INC., a Georgia corporation, (each a "Pledgor" and collectively, the "Pledgors"), and THE CIT GROUP/BUSINESS CREDIT, INC., as agent (the "Agent") for the lenders (the "Lenders") from time to time party to the Loan Agreement (as defined below).

                     W I T N E S S E T H :

          WHEREAS, the Agent and the Lenders have entered into a Loan and Security Agreement, dated of even date herewith, with TRISM, INC., a Delaware corporation and the other borrowers thereunder (collectively, the "Borrowers") (as amended from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make certain loans to the Borrowers (the "Loans"), the proceeds of which are to be used for working capital and other corporate purposes of Borrowers; and

          WHEREAS, Pledgors are parties to the Loan Agreement, and, as such, will derive substantial direct and indirect economic benefit from the making of the Loans; and

          WHEREAS, each Pledgor is the record and beneficial owner of the shares of common stock described in Exhibit A hereto
(the "Pledged Securities"); and

          WHEREAS, in connection with the making of the Loans under the Loan Agreement and as security for the payment and performance of Pledgor's obligations under the Loan Agreement, the Agent and the Lenders are requiring that Pledgor execute and deliver this Stock Pledge Agreement and grant the security interest contemplated hereby.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lenders to make Loans under the Loan Agreement, it is agreed as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Stock Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" shall mean this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Bankruptcy  Code" shall mean title 11,  United  States
Code, as amended from time to time, and any successor statute thereto.

          "Pledged Collateral" shall have the meaning assigned to such term in Section 2 hereof.

          "Secured Obligations" shall have the meaning assigned to such term in Section 3 hereof.

          2. Pledge. Each Pledgor hereby pledges to the Agent and grants to the Agent, for the benefit of the Agent and the ratable benefit of the Lenders, a first priority security interest in, all of the following (collectively, the "Pledged Collateral"), except as otherwise provided in Section 7.2(a):

          2.1    its   respective  Pledged  Securities  and   the
certificates representing its Pledged Securities, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of its Pledged Securities; and

          2.2 all additional shares of capital stock of any company from time to time acquired by any Pledgor in any manner (which shares shall be deemed to be part of the Pledged Securities), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

          30 Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment and performance of all obligations of each Pledgor under the Loan Agreement, and all obligations of each Pledgor now or hereafter existing under this Agreement, including, without limitation, all costs and expenses of the Agent in connection with preserving, defending or enforcing the Pledged Collateral or the security interest granted hereunder and all other costs and expenses of the Agent and the Lenders incurred in connection with this Agreement (collectively, the "Secured Obligations").

          40 Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, including duly executed blank stock papers, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time after the occurrence of a Default or Event of Default, in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Agent, or any of its nominees, subject to the terms of this Agreement, any or all of the Pledged Securities.

In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing
Pledged Securities for certificates or instruments of smaller or larger denominations.

          50    Representations and Warranties.  Each Pledgor jointly and
severally represents and warrants to the Agent and the Lenders that:

          5.1   Each Pledgor is (i) a corporation duly organized,
validly existing and in good standing under the laws of the State of  Delaware;  (ii) is duly qualified and in good standing  under the  laws  of each jurisdiction where its ownership or  lease  of
property   or   the  conduct  of  its  business   requires   such
qualifications; (iii) has the corporate power and authority to execute, deliver and perform under this Agreement and the Loan
Documents to which it is a party and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement and such Loan Documents; (iv) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, and to conduct its business as now or heretofore conducted; (v) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental departments, commissions, boards, bureaus, agencies or other instrumentalities, domestic or foreign, having jurisdiction, to the extent required for such ownership, operation and conduct; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Materially Adverse Effect.

          5.2 Each Pledgor is, and at the time of delivery of the Pledged Securities to the Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of its respective Pledged Collateral free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement.

          5.3 Each Pledgor's Pledged Securities included in the Pledged Collateral constitute all of the issued and outstanding shares of Stock of the respective issuers thereof as is set forth with respect to each such issuer on Exhibit A attached hereto. All of the Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable; and there are no existing options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of Stock of any corporation, and no Stock of any corporation is held in the treasury of such corporation.

          5.4 Each Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over its Pledged Collateral to the Agent, for the ratable benefit of the Lenders, as provided herein.

          5.5 None of the Pledged Securities has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. Each Pledgor's execution, delivery and performance of this Agreement and the pledge of its respective Pledged Collateral hereunder do not, directly or indirectly, violate or result in a violation of any such laws.

         5.6 Each Pledgor will not, subsequent to the date of this Agreement, cause or, to the extent it is able to do so, permit the issuer of any Pledged Securities to issue any shares of capital stock or securities convertible into shares of capital stock, unless and except upon first having obtained the prior written consent of the Agent and the Required Lenders and such stock or securities are pledged to the Agent, for the ratable benefit of the Lenders, as required by this Agreement.

          5.7 None of the Pledged Securities included in the Pledged Collateral is, as of the date of this Agreement, Margin Stock and each Pledgor shall, promptly after learning thereof, notify the Agent of any Pledged Collateral which is or becomes Margin Stock and execute and deliver in favor of the Agent and the Lenders any and all instruments, documents and agreements (including, but not limited to Forms U-1) necessary to cause the pledge of such Margin Stock to comply with all applicable laws, rules and regulations.

          5.8 No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental departments, commissions, boards, bureaus, agencies or other instrumentalities, domestic or foreign, is required to be made or obtained by any Pledgor either (i) for the pledge of its Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

          5.9 The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a perfected security interest in the Pledged Collateral pledged by the Pledgors, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien or security interest.

          5.10 This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes the legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms.

          The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

          60   Covenants.   Each Pledgor jointly and severally covenants and
agrees that until the Termination Date and the payment in full of the Secured Obligations:

          6.1 No Pledgor will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to any Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto or grant
a Lien on any  thereof.   In the event the Agent and the Lenders consent to
any such Lien, (a) the Agent shall subordinate the Liens granted hereunder to such Lien on terms satisfactory to the Agent and the Lenders in their sole discretion, and (b) each Pledgor, the Agent and the Lenders shall take such actions (including any amendments to this Agreement and the other Loan Documents) as the Agent or the Lenders may request, or as may be necessary, in connection therewith, all at the cost and expense of the Pledgors and the Borrowers.

          6.2 Each Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Agent from time to time may request in order to ensure to the Agent and the Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by the Agent or the Lenders with or without the signature of any Pledgor, and will cooperate with the Agent and the Lenders, at the Pledgors' expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such Liens or any sale or transfer of any Pledged Collateral.

          6.3 Each Pledgor has and will defend the title to its Pledged Collateral and the Liens of the Agent, for the benefit of the Agent and the ratable benefit of the Lenders, thereon against the claim of any Person and will maintain and preserve such Liens until the Termination Date and the payment in full of the Secured Obligations.

          6.4 Each Pledgor will, upon obtaining any additional shares of capital stock of Borrower which are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Exhibit B hereto (a "Pledge Amendment"), in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement.
Each Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.

          70   Pledgor's Rights.  As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to the Pledgors in accordance with Section 8(a) hereof,

          7.1 Each Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Loan Agreement, and any other agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Agent and the Lenders in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Loan Agreement) (i) the dissolution or liquidation, in whole or in part, of any issuer of Pledged Securities, (ii) the consolidation or merger of any issuer of Pledged Securities with any other Person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any issuer of Pledged Securities, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any issuer of Pledged

Securities or the issuance of any additional Stock of any issuer of Pledged Securities, or (v) the alteration of the voting rights with respect to the Stock of any issuer of Pledged Securities;

          7.2 (a) Each Pledgor shall be entitled, from time to time, to collect and receive for its own use and shall not be required to pledge pursuant to Section 2, all cash dividends paid in respect of its Pledged Securities to the extent not in violation of the Loan Agreement other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

               (b) all dividends (other than such cash dividends as are permitted to be paid to any Pledgor in accordance with clause (b) above) and all other distributions in respect of any of the Pledged Securities, whenever paid or made, shall be delivered to the Agent (in accordance with Section 6.4 hereof if in the form of a stock dividend) to hold as Pledged Collateral and shall, if recovered by any Pledgor, be received in trust for the benefit of the Agent and the Lenders, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

          80 Defaults and Remedies. 8.1 Upon the occurrence of an Event of Default and during the continuation of such Event of Default, then or at any time after such declaration and following written notice to the Pledgors, the Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten
(10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof; provided, however, the Agent shall not have any duty to exercise any such right of sale or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Agent's place of business, or at any public building to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Agent may deem fair, and the Agent or any Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent.

          8.2 If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to the Pledgors.

          8.3 In the event of any sales hereunder, the Agent shall, after deducting all costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, for the benefit of the
Agent and the ratable benefit of the Lenders, of the Secured Obligations in accordance with Section 13.3 of the Loan Agreement.

          8.4 In the event that it becomes necessary to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for Agent to exercise any of Agent's rights hereunder, each Pledgor expressly agrees to do or cause to be done all acts and prepare and execute all documents necessary to affect such compliance or registration, and to bear all reasonable costs in connection therewith. Each Pledgor agrees to indemnify and to hold Agent and the Lenders harmless from and against any claim or liability; and to hold Agent and the Lenders harmless from and against any claim or liability caused by (i) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances in which they are made, not misleading (as required in any registration or prospectus) or
(ii) a failure to register or comply with any such law or regulation.

          8.5 If, at any time when the Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), the Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the forego ing, in any such event the Agent in its discretion (a) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale,
(ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about any issuer of Pledged Securities and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

          8.6 Each Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph 8.5, the Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (and any applicable state securities law) in accordance with its rights hereunder. Each Pledgor, however, recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if any Pledgor would agree to do so.

          8.7 Each Pledgor agrees, to the maximum extent permitted by applicable law, that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of the Agent or any Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent or any Lender of any one or more of such rights, powers or remedies. No failure or delay on the part of the Agent or any Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Agent or any Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Agent's or any Lender's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.

          8.8 Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

          8.9 The rights and remedies of the Agent under this Agreement shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising such rights and remedies the Agent may be selective and no failure or delay by the Agent in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

          90    Power of Attorney; Proxy.  9.1  Upon and after an Event of
Default, each Pledgor irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as its true and lawful attorney (and agent-in-fact) and the Agent, or the Agent's agent, may, without notice to any Pledgor, and at such time or times thereafter as the Agent or said agent, in its discretion, may determine, in the name of any Pledgor or the Agent, (a) transfer any or all of the Pledged Collateral on the books of the issuer thereof, with full power of substitution in the premises; (b) endorse the name of any Pledgor upon any checks, notes, acceptance, money orders, certificates, drafts or other forms of payment of security that come into the Agent's or any Lender's possession; and (c) do all acts and things necessary, in the Agent or any Lender's discretion, to fulfill the obligations of the Pledgors under this Agreement.

          9.2 Upon the occurrence of any Event of Defaul thereunder, the Agent, or its nominee, without notice or demand of any kind to any Pledgor, shall have the sole and exclusive right to exercise all voting powers pertaining to any and all of the Pledged Collateral (and to give written consents in lieu of voting thereon) and may exercise such power in such manner as the Agent, in its sole discretion, shall determine. THIS
PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The exercise by the Agent of any of its rights and remedies under this Section shall not be deemed a disposition of Pledged Collateral under Article 9 of the Uniform Commercial Code nor an acceptance by the Agent of any of the Pledged Collateral in satisfaction of any of the Obligations.

          100   Waiver.  No delay on the Agent's or any  Lender's
part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon any Pledgor by the Agent or any Lender with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's or any Lender's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Agent's or any Lender's rights as against any Pledgor in any respect.

          110 Termination. This Agreement shall terminate and be of no further force or effect at such time as the Secured Obligations shall be paid and performed in full. Upon such payment and performance in full of the Secured Obligations, the Agent shall deliver to the Pledgors the Pledged Collateral at the time subject to this Agreement and then in the Agent's possession or control and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of the Pledgors' obligations hereunder shall at such time terminate.

          120   Lien Absolute.  All rights of the Agent's and the Lenders
hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          12.1 any lack of validity or enforceability of the Loan Agreement, the Notes, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations or any of the Borrowers' obligations under the Loan Documents;

          12.2 any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations or any of the Borrowers' obligations under the Loan Documents, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Notes, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations or any of Borrowers' obligations under the Loan Documents;

          12.3 any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations or any of Borrowers' obligations under the Loan Documents; or

           12.4 any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

          130   Release.  13.1  Each Pledgor hereby waives notice of
acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations or any of the Borrowers' obligations under the Loan Documents, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon any Pledgor. No act or omission of any kind on the Agent's or any Lender's part shall in any event affect or impair this Agreement.

           13.2 Each Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

               (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

               (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from any Pledgor, it being hereby agreed that each Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. Each Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon any Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

          140   Reinstatement.  This Agreement shall remain in full force
and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          150   Miscellaneous.  This Agreement shall be binding upon each
Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent and the Lenders and their successors and assigns. Any Lender may assign or otherwise transfer all or a portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Commitment and the Loans owing to it) to any Eligible Assignee, and such Eligible Assignee shall thereupon because vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Articles 14 and 15 (concerning the Agent) of the Loan Agreement. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Lenders and the Pledgors. Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

          160 Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

          170   Notices.  Notices hereunder shall be given in the same
manner, and at the addresses, as provided in Section 16.1 of the Loan Agreement, except that notices to any Pledgor shall be addressed as follows:

               c/o Trism, Inc.
               4174 Jiles Road
               Kennesaw, Georgia 30338
               Attention:
               Fax No.:

          180   Section Titles.  The Section titles contained in this
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          190   Counterparts. This Agreement may be executed in any  number of counterparts, which shall, collectively and separately, constitute one agreement.

          20.    Indemnification.   The Pledgors jointly and severally
agree to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with (i) the exercise by the Agent of any right or remedy granted to it under this Agreement or any of the Loan Documents, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and (iii) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or any Lender's gross negligence or willful misconduct.

          IN WITNESS WHEREOF, this Stock Pledge Agreement has been duly executed under seal as of the date first written above.

                              TRISM, INC.


                              By: ____________________________________
                              Title:__________________________________


                              TRISM SECURED TRANSPORTATION, INC.


                              By:______________________________________
                              Title:___________________________________



                              TRISM HEAVY HAUL, INC.

                              By:_______________________________________
                              Title: ___________________________________



                              TRISM TRANSPORT SERVICES, INC.


                              By:______________________________________
                              Title:___________________________________



                              TRI-STATE MOTOR TRANSIT CO.


                              By:______________________________________
                              Title:___________________________________



                              TRISM SPECIALIZED CARRIERS, INC.


                              By:______________________________________
                              Title:___________________________________

                                        EXHIBIT A
                              to the Stock Pledge Agreement


          Attached to and forming a part of that certain Stock Pledge Agreement dated as of July ____, 1997 by Pledgor to The CIT Group/Business Credit, Inc., as Agent for the Lenders from time to time party to the Loan Agreement.


                                                                   Number of
 Pledgor                                 Class   Certi-   Number    Sharess
 Name of                                  of     ficate    of     Issued and
 Pledgor               Issuer            Stock  Number(s) Shares  Outstanding

Trism, Inc.        Trism Secured
                   Transportation, Inc.

Trism, Inc.        TRISM Heavy Haul, Inc.

Trism, Inc.        TRISM Transport, Inc.

Trism, Inc.        TRISM Logistics, Inc.

Trism, Inc.        TRISM Equipment, Inc.

Trism, Inc.        TRISM Maintenance
                   Services, Inc.

Trism, Inc.        Transportation Recovery
                   Systems, Inc.

Trism, Inc.        EFB, Inc.

Trism Secured      Tri-State Motor Transit
Transportation,    Co.
Inc.

Trism Secured      Diablo Systems
Transportation,    Incorporated (d/b/a
Inc.               Diablo Transportation,
                   Inc.)

Trism Secured      Emerald Leasing, Inc.
Transportation,
Inc.

Trism Secured      McGil Special Services,
Transportation,    Inc.
Inc.

Trism Secured      TRISM Eastern, Inc.
Transportation,    (d/b/a C.I. Whitten
Inc.               Transfer)

Trism Heavy Haul,  TRISM Specialized
Inc.               Carriers, Inc.

Trism Heavy Haul,  E.L. Powell & Sons
Inc.               Trucking Co., Inc.

Trism Heavy Haul,  TRISM Transport
Inc.               Services, Inc.



Tri-State Motor    Aero Body and Truck
Transit Co.        Equipment Company, Inc.

Tri-State Motor    Tri-State Transportation
Transit Co.        Services, Inc.

Trism Specialized  TRISM Special Services,
Carriers, Inc.     Inc.

Trism Special      AAA Truck Lease & Sales,
Services, Inc.     Inc.


                               EXHIBIT B
                     to the Stock Pledge Agreement

                           PLEDGE AMENDMENT


   This Pledge Amendment, dated __________, 199___ is delivered pursuant to
Section 6.4 of the Stock Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Stock Pledge Agreement, dated as of July ___, 1997, by the undersigned, as Pledgor, to The CIT Group/Business Credit, Inc., as Agent for the Lenders from time to time party to the Loan Agreement, and that the Pledged Securities listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Stock Pledge Agreement and shall secure all Secured Obligations referred to in, and shall be subject to all
of the terms and provisions of, said Stock Pledge Agreement.   Except as
specifically amended hereby, the Stock Pledge Agreement remains in full force and effect.



                              [______________________________________]


                              By: ____________________________
                              Name: __________________________
                              Title: _________________________

                              Attest: ________________________
                              Name: __________________________
                              Title: _________________________



    Name             Class of  Certificate  Number of   Number of Shares
of Pledgor  Issuer    Stock     Number(s)    Shares    Issued and Outstanding

                                                        EXHIBIT G

                        TRADEMARK SECURITY AGREEMENT

     This TRADEMARK SECURITY AGREEMENT, dated as of July ____,1997, by TRI-STATE MOTOR TRANSIT CO., a Delaware corporation ("Grantor"),in favor of THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, in its capacity as Agent for Lenders.

                      W I T N E S S E T H:

     WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof by and among Grantor and the other borrowers party thereto (the "Borrowers"), Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Grantor and the other Borrowers party thereto; and

    WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Loan Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, this Trademark Security Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

          (a) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing;

          (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

          (d) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

     2.   RIGHTS AND REMEDIES.

          (a) The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Loan Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein;

          (b) Notwithstanding anything to the contrary herein or in any of the other Loan Documents, if any Default or Event of Default under the Loan Agreement or any other Loan Document shall have occurred, or if the Grantor fails to perform any agreement or to meet any of the obligations to the Agent hereunder, in addition to any and all other rights and remedies that Agent may have in the Loan Agreement, in any other Loan Document or at law, all of Grantor's right, title and interest in and to the Trademark Collateral shall be automatically granted, assigned, conveyed and delivered to the Agent or its designee, and Grantor hereby irrevocably constitutes and appoints Agent and any officer, agent or employee thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or Agent's own name or the name of Agent's designee, all acts of said attorney being hereby ratified and confirmed, except to the extent any of the same constitute gross negligence or willful misconduct, such power being coupled with an interest is irrevocable, upon the occurrence of a Default or an Event of Default: (i) to complete, date, execute and file or cause to be filed the Assignment attached hereto as Exhibit A and incorporated hereby by reference (the "Assignment") in the United States Patent and Trademark Office and in all other applicable offices, and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purpose of the Assignment; (ii) to collect proceeds from the Trademarks (including, by way of example, license royalties and proceeds of infringement suits); (iii) to convey in any transaction authorized by the Loan Agreement, any goods covered by the registrations listed on Schedule 1 to any purchaser thereof; (iv) to make payment or discharge taxes or liens levied or placed upon or threatened against any goods covered by the registrations listed on Schedule 1, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent, in its sole discretion, and such payments made by Agent to become the obligations of Grantor to Agent, due and payable immediately, without demand.

                      [signature page follows]

     IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                         TRI-STATE MOTOR TRANSIT CO.


                         By:_______________________________________
                               Name:
                               Title:



ACCEPTED AND ACKNOWLEDGED BY:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Agent

By:_________________________________

Name:_______________________________

Title:______________________________



                   ACKNOWLEDGMENT OF GRANTOR

STATE OF _____________   )
               )   ss.
COUNTY OF ___________    )

On this ____ day of ____________,  ____  before me personally appeared
 ___________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of
 ___________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


          {seal}                   Notary Public

                           SCHEDULE 1
                               to
                  TRADEMARK SECURITY AGREEMENT

                    TRADEMARK  REGISTRATIONS


Registration
Number              Mark                Date

1,285,587           TSMT                7/10/84

1,287,292           TSMT (Stylized)     7/24/84

                           EXHIBIT A

             ASSIGNMENT OF TRADEMARKS AND GOODWILL

     THIS ASSIGNMENT dated the ____ day of July, 1997 from TRI-STATE MOTOR TRANSIT, CO., a Delaware corporation (the "Assignor"), to THE CIT GROUP/ BUSINESS CREDIT INC., a New York corporation (the "Assignee"), recites and provides:

     WHEREAS, Assignor is the owner of certain U.S. trademarks and service marks and the registrations and applications to register therefor listed in Schedule A hereto ("Trademarks"); and

     WHEREAS, Assignee desires to obtain for the Lenders all of the Assignor's right, title and interest in all such Trademarks.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby grants, assigns and conveys to Assignee, its successors and assigns, the entire right, title and interest of Assignor in and to the Trademarks, including without limitation all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), and the right to sue for past, present and future infringements, together with the goodwill of the business symbolized by the Trademarks. Assignor acknowledges that it has granted Assignee the right to secure the assets of the Assignor associated with the business symbolized by the Trademarks, under separate agreement.

     Assignor further agrees to execute such further instruments and documents and perform such further acts as Assignee may deem necessary to secure to Assignee the rights herein conveyed.

                         TRI-STATE MOTOR TRANSIT CO.

                         By:

                         Name:___________________________________
                         Title:__________________________________

                         Attest:

                         Name:____________________________________
                         Title:___________________________________

                                                        EXHIBIT H

                       POWER OF ATTORNEY

              (a)  Each of TRISM, INC., a Delaware corporation, TRISM
SECURED TRANSPORTATION, INC., a Delaware corporation, TRI-STATE MOTOR
TRANSIT CO., a Delaware corporation, AERO BODY AND TRUCK EQUIPMENT COMPANY, INC., a Delaware corporation, TRI-STATE TRANSPORTATION SERVICES, INC., a Missouri corporation, DIABLO SYSTEMS INCORPORATED d/b/a DIABLO TRANSPORTATION, INC., a California corporation, EMERALD LEASING, INC., a Nevada corporation, McGIL SPECIAL SERVICES, INC., a Delaware corporation, TRISM EASTERN, INC. d/b/a C.I. WHITTEN TRANSFER, a Delaware corporation, TRISM HEAVY HAUL, INC., a Delaware corporation, TRISM SPECIALIZED CARRIERS, INC., a Georgia corporation, TRISM SPECIAL SERVICES, INC., a Georgia corporation, E. L. POWELL & SONS TRUCKING CO., INC., an Oklahoma corporation, TRISM TRANSPORT, INC., a Delaware corporation, TRISM TRANSPORT SERVICES, INC., a Utah corporation, and TRISM LOGISTICS, INC., a New Jersey corporation (each of the foregoing herein a "Borrower" and collectively, the "Borrowers") (each a "Borrower" and collectively, the "borrowers") hereby irrevocably constitutes and appoints THE CIT GROUP/BUSINESS CREDIT, INC. and any officer or agent thereof ("Agent"), for the benefit of Agent and the ratable benefit of the Lenders under the Loan Agreement (as hereinafter defined), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of any or all of the Borrowers and in the name of any or all of the Borrowers or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of that certain Loan and Security Agreement dated July ____, 1997 by and among the Borrowers, the financial institutions party thereto from time to time and Agent, as agent and lender (the "Agreement") and all other Loan Documents (as that term is defined in the Agreement) executed in connection therewith, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Agreement, provided, that Agent furnish notice to the Borrowers one day prior to taking any such action or promptly thereafter if prior notice of such action is not possible or in the reasonable determination of Agent not prudent or such action without notice is necessary for the preservation of the Collateral or Agent's security interest therein, for the benefit of Agent and the ratable benefit of the Lenders, and, without limiting the generality of the foregoing, each Borrower hereby grants to Agent the power and right, on behalf of each Borrower, and at any time, to do the following:

                   (i) in the name of such Borrower, in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral (as that term is defined in the Agreement);

                   (ii) continue any insurance existing pursuant to the terms of the Agreement, and pay all or any part of the premiums therefor and the costs thereof; and

                   (iii) receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral.

              (b) Each Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, for the benefit of Agent and the ratable benefit of the Lenders, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of the Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Agreement and, without limiting the generality of the foregoing, each Borrower hereby grants to Agent the power and right, on behalf of such Borrower, without notice to or assent by such Borrower, upon the occurrence and during the continuation of a Default or an Event of Default (as those terms are defined in the Agreement) and the expiration of all cure periods applicable thereto to do the following:

               (i) ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral;

               (ii) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

               (iii) effect any repairs or obtain any insurance called for by the terms of the Agreement and pay all or any part of the premiums therefor and costs thereof;

               (iv) direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to Agent or as Agent shall direct;

               (v) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or related to the Collateral;

               (vi) settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate;

               (vii) file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

               (viii) commence and prosecute any suits, actions or proceedings of law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

               (ix) defend any suit, action or proceeding brought against such Borrower with respect to any Collateral if such Borrower does not defend such suit, action or proceeding or if Agent believes that such Borrower is not pursuing such defense in a manner that will maximize the recovery with respect to such Collateral;

               (x) license or, to the extent permitted by an applicable license, sublicense, whether general, specific or otherwise and whether on an exclusive or non-exclusive basis, any Patent or Trademark (as those terms are defined in the Agreement) throughout the world on such terms and conditions and in such manner as Agent shall, in its sole discretion, determine; and

               (xi) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and the Borrowers' joint and several expense, at any time or from time to time, all acts and other things that Agent reasonably deems necessary to perfect, preserve, or realize upon the Collateral and Agent's Liens (as that term is defined in the Agreement) therein, for the benefit of Agent and the ratable benefit of the Lenders, in order to effect the intent of the Agreement, all as fully and effectively as such Borrower might do.

              (c) Each Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Power of Attorney is a power coupled with an interest and shall be irrevocable until the Secured Obligations (as that term is defined in the Agreement) are paid or otherwise satisfied in full.

              (d) The powers conferred on Agent hereunder are solely to protect Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and none of it officers, directors, employees, agents or representatives shall be responsible to any Borrower for any act or failure to act,except for their own gross negligence or willful misconduct.

              (e) Each Borrower also authorizes Agent, at any time and from time to time, (a) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of each Borrower in and under the Contracts and other matters relating thereto, and (b) to execute, in connection with the sale provided for in Section 13.2 of the Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney under seal this ____ day July, 1997.

Attest:                                      TRISM, INC.


By:______________________        By:_____________________________________
     Secretary                   Name:
                                 Title: President



Attest:                       TRISM SECURED TRANSPORTATION, INC.



By:______________________       By:_____________________________________
     Secretary                  Name:
                                Title: President



Attest:                       TRI-STATE MOTOR TRANSIT CO.



By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       AERO BODY AND TRUCK EQUIPMENT COMPANY, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President

Attest:                       TRI-STATE TRANSPORTATION SERVICE, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President



Attest:                       DIABLO SYSTEMS INCORPORATED, D/B/A DIABLO
                              TRANSPORTATION, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       EMERALD LEASING, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       McGIL SPECIAL SERVICES, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       TRISM EASTERN, INC., D/B/A C.I. WHITTEN
                              TRANSFER

By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President

Attest:                       TRISM HEAVY HAUL, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President

Attest:                       TRISM SPECIALIZED CARRIERS, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       TRISM SPECIAL SERVICES, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       E. L. POWELL & SONS TRUCKING CO., INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       TRISM TRANSPORT, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President


Attest:                       TRISM TRANSPORT SERVICES, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President

Attest:                       TRISM LOGISTICS, INC.


By:______________________     By:_____________________________________
     Secretary                Name:
                              Title: President

                                                        EXHIBIT I

                            GUARANTY

                         Date: July __, 1997

To:   THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

Address:  900 Ashwood Parkway
          Atlanta, GA 30338


               Re: TRISM, Inc., a Delaware corporation, TRISM Secured Transportation, Inc., a Delaware corporation, Tri-State Motor Transit Co., a Delaware corporation, Aero Body and Truck Equipment Company, Inc., a Delaware corporation, Tri-State Transportation Service, Inc., a Missouri corporation, Diablo Systems Incorporated d/b/a Diablo Transportation, Inc., a California corporation, Emerald Leasing, Inc., a Nevada corporation, McGil Special Services, Inc., a Delaware corporation, TRISM Eastern, Inc. d/b/a C.I. Whitten Transfer, a Delaware corporation, TRISM Heavy Haul, Inc., a Delaware corporation, TRISM Specialized Carriers, Inc., a Georgia corporation, TRISM Special Services, Inc., a Georgia corporation, E. L. Powell & Sons Trucking Co., Inc., an Oklahoma corporation, TRISM Transport, Inc., a Delaware corporation, TRISM Transport Services, Inc., a Utah corporation, and TRISM Logistics, Inc., a New Jersey corporation (collectively the "Companies")

Gentlemen:

     Reference is made to that certain Loan and Security Agreement, dated July __, 1997 (as may be amended, modified or supplemented from time to time, the "Agreement"; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement), between the Lenders listed in the Agreement (and any amendments or supplements thereto) and you, as Lender and agent for the Lenders (you and the Lenders sometimes referred to herein as, the "Secured Parties"), and the Companies. Each of the undersigned (herein each a "Guarantor" and collectively the "Guarantors") hereby unconditionally jointly and severally guarantees and agrees to be liable for the prompt, full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the Companies to the Secured Parties, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Agreement, the Note or the other documents executed and delivered in connection with the Agreement, as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including, without limitation, all Secured Obligations of the Companies to the Secured Parties. Furthermore each of the Guarantors agrees to pay to you, as agent for the Secured Parties, on demand the amount of all expenses (including reasonable attorney's fees) incurred by you or any of the Secured Parties in collecting or attempting to collect any of the Companies' Obligations to the Secured Parties, whether from the Companies, or from any other obligor, or from the Guarantors, or in realizing upon any collateral; and agrees to pay any interest at the highest lawful rate on all amounts payable to you, as agent for the Secured Parties, or the Secured Parties hereunder, even if such amount cannot be collected from the Companies. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the "Guaranteed Obligations"). To the extent you receive payment, for the benefit of the Secured Parties, on account of the Guaranteed Obligations, which payment is thereafter set aside or required to be repaid by you or the Secured Parties in whole or in part, then, to the extent of any sum not finally retained by you or the Secured Parties (regardless of whether such sum is recovered from you or the Secured Parties by the Companies, its trustee, or any other party acting for, on behalf of or through the Companies or its representative), the Guarantors' obligation to you, as agent for the Secured Parties, and the Secured Parties under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantors have made payment in full to you, for the benefit of the Secured Parties, therefor, which payment shall be due upon demand.

     This Guaranty is executed as an inducement to the Secured Parties to make loans or advances to the Companies or otherwise to extend credit or financial accommodations to the Companies, or to enter into or continue a financing arrangement with the Companies, and is executed in consideration of the Secured Parties doing or having done any of the
foregoing.    Each of the Guarantors agrees that any of the foregoing shall be done or extended by the Secured Parties, in their sole discretion, and
shall be deemed to have been  done  or   extended by the Secured Parties in
consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate the Secured Parties, to do any of the foregoing.

     Notice of acceptance of this Guaranty, the making of loans or advances,
or the  extension  of  credit  under   the   Agreement, the amendment,
execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of
protest,   notice  of   non-payment   and   all   other notices to which
the Guarantors   may   be   entitled   (whether under this  Guaranty  or
the Agreement), and your reliance on this Guaranty are hereby  waived.
Each   of   the   Guarantors   (a) waives notice of (i) changes in terms or
extensions of the time of payment, (ii) the taking and releasing of collateral or guarantees (including the release of any of the Guarantors) and (iii) the settlement, compromise or release of any Guaranteed
Obligations, and agrees that,  as  to  each   of   the  Guarantors, the
amount of the Guaranteed Obligations shall  not  be  diminished  by any any of the foregoing; (b) waives any necessity, whether substantive or procedural, that judgment previously be rendered against the Companies or any other person or that the Companies or any person be joined in such cause, or that separate action be brought against the Companies or any other person; (c) waives any right to assert in any action or proceeding on this Guaranty any offsets, counterclaims or defenses (except payment) including, without limitation, defenses of Statute of Limitations and laches; (d) waives the performance of each and every condition precedent to which the Guarantors might otherwise be entitled by law; and (e)
waives   each  and  every  right   to   which  it  may  be entitled  by
virtue of applicable suretyship law to the full extent that such a law permits or does not forbid such waiver

     You   shall   not   be   required  to  mitigate   damages   or   take
any other   action   to   reduce,  collect  or  enforce  the  obligations
or   any Collateral   therefore.    Each   of   the  Guarantors   agrees
that   neither you,   as   agent   for   the   Secured  Parties,  nor   the
Secured   Parties need   attempt   to   collect  any  Guaranteed  Obligations
from  the other Guarantors  or  any other obligor or to realize  upon any
collateral, but may require the   Guarantors   to    make    immediate
payment   of   Guaranteed  Obligations  to  you  when  due  or   at   any
time thereafter.    Neither   you   nor  the  Secured   Parties   shall
be   liable for   failure   to   collect  Guaranteed  Obligations   or
to   realize   upon any   collateral   or   security  therefor,  or  any
part   thereof,   or   for any   delay   in   so   doing,   nor  shall  you
or   any   of   the   Secured Parties    be   under   any   obligation   to
take   any   action   whatsoever with regard thereto.

     This  Guaranty    is    absolute,    unconditional  and  continuing,
regardless of the validity,   regularity or enforceability of  any
of the Guaranteed  Obligations   or   the   fact    that    a    security
interest or lien in   any  collateral  or  security   therefor   may   not
be enforceable   by  you,  for  the  benefit  of  the  Secured   Parties, or
may otherwise be subject  to  equities  or  defenses   or   prior   claims
in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your
part.   The liability of  the  Guarantors  under   this   Guaranty   shall
be unaffected by the  death  of any of the Guarantors.    Payment  by
the Guarantors shall be made to you, for   the   benefit   of   the
Secured Parties, at your office  from  time  to   time   on   demand  as
Guaranteed Obligations become due, and one or   more   successive   or
concurrent  actions may be brought  hereon against the Guarantors
(or any one or more  of  them)  either  in  the  same   action   or   in
separate actions. In  the  event  any  claim  or  action, or action  on
any  judgment, based on this  Guaranty,  is  made   or   brought   against
the Guarantors,  the  Guarantors  agree  not  to  assert against you or any of the Secured Parties any set-off  or counterclaim  which  the
Companies may have, and, further,   the   Guarantors agree not  to
deduct, set-off, or seek to counterclaim  for or recoup,  any amounts
which   are   or  may  be  owed  by  you  or  any   of   the   Secured
Parties to the Guarantors, or for any loss of contribution from any other Guarantor.

     Each  of the Guarantors   represents,  warrants   and   covenants to
you, as agent for the Secured Parties, as an inducement to the Secured Parties to extend credit or provide financial accommodations to the
Companies  or   on   the   Companies'   behalf   (i) that  as  of the
date of this Guaranty, the fair saleable value of each of the Guarantor's assets exceeds its respective liabilities; (ii) that each Guarantor is meeting current liabilities as they mature; (iii) that the financial statements of each Guarantor furnished to you are true and correct and include in the footnotes thereto all contingent liabilities of
each Guarantor and since the date of said   financial   statements
there has been no material or adverse change in the financial condition, business, operations, assets or prospects of any of the Guarantors;
(iv) that there are not now pending any material court or administrative proceedings or undischarged judgments against any of the Guarantors
and no federal or  state tax liens have   been   filed or threatened
against any of the Guarantors nor is any Guarantor in default or claimed default under any agreement for borrowed money; (v) that each of the Guarantors shall immediately give you written notice of any material  adverse change in its financial condition,  including  but not limited to a litigation commenced, tax liens filed, defaults claimed under its indebtedness for borrowed money or bankruptcy proceedings, that
is by or against  any  Guarantor;  (vi)  that  each  of   the   Guarantors
shall at such reasonable  times  as  you  request  furnish   its   current
financial  statements  to  you  and permit you or your representatives to
inspect   any  and  all  of   the   Guarantors'   offices each of the
Guarantors'  financial  records  and   properties   and   make extracts
therefrom   in   order   to   evaluate   the   financial   condition of
each   Guarantor;   (vii)   that  none  of   the   Guarantors   shall   (A)
mortgage, assign, pledge, transfer  or  otherwise  permit any lien, charge,
security   interest,   encumbrance   or   judgment   to   exist    on
any of its   assets   or  goods,  whether  real  or   personal  or  mixed,
whether  now  owned  or  hereafter  acquired;  (B)  incur  or  create  any
Indebtedness; (C) assume, guarantee,  endorse,  or  otherwise  become liable  upon  the  obligations of any person, firm, entity  or corporation,
(D) make any  advance  or  loan   to   or   any   investment in  any  firm,
entity, person, corporation or joint venture; (E) without your prior written consent, will not contract for, purchase, make expenditures for, lease pursuant to a Lease or otherwise incur obligations with respect to Capital Expenditures; and (viii) that this Guaranty has been duly authorized, executed and delivered by each Guarantor and constitutes the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms and does not and will not violate or conflict with the Certificate of Incorporation, By-Laws, any agreement by which the Guarantors are bound or any rule of law, regulation or judgment
to which any  of  the Guarantors is  subject, nor  is   any   consent
or approval, which has not been received, required  in connection with the execution, delivery,  performance, validity  or  enforceability
of this Guaranty.   Each of the Guarantors  represents  and warrants that
it has derived or expects to derive a financial or other benefit commensurate with the liability incurred by each of the Guarantors hereunder, from the obligations incurred and to be incurred by the Companies.

     All sums at any time to the credit of the Guarantors and any property of the Guarantors on which you, for the benefit of the
Secured Parties, at any time have a lien  or  security interest,   or
of which you, as agent for the Secured Parties, at any time have possession, shall secure payment and performance of all Guaranteed
Obligations  and   any  and   all   other   obligations   of   the
Guarantors  to  you,  as  agent  for  the  Secured  Parties, however
arising.  Each of the Guarantors  agrees  that   if   any   notification
of intended disposition of collateral or of  any  other  act  by  you is required by law and if a specific time period is not stated therein, such notification, if mailed by first class mail at least
five   days   before   such  disposition  or  act,   postage   pre-paid,
addressed  to  the  Guarantors  at  the  address  set  forth  for  the
Companies  in the Agreement   or   at   any   other   address    of  the
Guarantors  appearing on your records, shall be   deemed   reasonably
and  properly  given.  The Guarantors   shall   have no right  of
subrogation, indemnification or recourse to any Guaranteed Obligations or collateral or guarantees therefor, or to any assets of the Companies.

     Upon the occurrence of any of the following events:

     (1)  any Event of Default under, or termination of, the Agreement;

     (2) failure of any of the Guarantors to observe or perform any agreements, warranties or covenants contained herein; or
     (3)  (a) dissolution or cessation of any of the Guarantors' business;

          (b) calling of a meeting of the creditors of any of the Guarantors for the purposes of compromising the debts of such Guarantor;

          (c) failure of any of the Guarantors to meet their debts as they mature;

          (d) commencement by any of the Guarantors of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeds under federal or state law (herein collectively "Insolvency Proceeding");

          (e) commencement of any Insolvency Proceeding against any of the Guarantors,

then, in the case of event (1) above, the liability of all of the Guarantors for the entire Guaranteed Obligations shall mature, and in the case of events (2) and (3)(a) through (e) above the liability of the Guarantors with respect to which such event relates
for  the   entire   Guaranteed   Obligations   shall   mature    even
if the liability of the Companies therefor does not.

     This  Guaranty  may  be  terminated  as  to  any  one  of  the
Guarantors   only   as   of   any  Anniversary   Date   (as   defined
in   the Agreement)   and  then  only  upon  actual  receipt  by  Agent
of   at   least ninety    (90)   days   prior   written   notice   of
termination sent  by registered  or  certified    mail   and   executed  by
an  authorized officer of the terminating Guarantor;  provided  however,
that  any of   the   Guarantors   so  terminating  this  Guaranty   shall
remain   bound hereunder, and this Guaranty shall continue in full force and effect,  with respect to  any and all  Guaranteed  Obligations created
or  arising  prior    to   the    effective    date    of    such
termination   and   with   respect   to  any  and   all   extensions,
renewals or     modifications    of    said    pre-existing    Guaranteed
Obligations.  Termination   as   to  any  one  of  the  Guarantors  shall
not   affect the obligations   of   any   of  the  other  Guarantors,  nor
relieve   the   one giving    such    notice    from   liability   for any
post  termination collection   expenses   or   interest.    This   is   a
continuing  agreement and  written  notice  as  above  provided  shall  be
the   only   means   of termination,   notwithstanding   the  fact   that
for   certain   periods   of time   there   may   be   no   Guaranteed
Obligations   owing   to   you,   as agent for the Secured Parties, by the
Companies.

     Your  books and  records   showing   the   account  between  the
Secured Parties and the  Companies  shall  be   admissible   in   evidence
in any action  or  proceeding  as  prima  facie  proof  of  the  items therein  set  forth.  Monthly  statements rendered  to  the  Companies
shall  be  binding  upon the   Guarantors   (whether    or    not    the
Guarantors  received  copies thereof)  and  shall  constitute    an
account stated between you and the Companies   unless   you    shall
have  received a written statement   of   the   Companies's   exceptions
within thirty (30) days after the statement was mailed to the Companies.

     Each of the Guarantors expressly  waives any   and   all   rights
of  subrogation, reimbursement, indemnity,  exoneration, contribution  or
any   other   claim  which   it   may   now   or   hereafter have  against
the   Companies   or   any   other   person    directly    or contingently
liable  for  the  Guaranteed  Obligations   guaranteed hereunder,  or
against   or   with  respect  to  the   Companies's   property (including,
without  limitation,  property collateralizing  its Guaranteed  Obligations
to you, as  agent   for   the   Secured   Parties) arising from the
existence or performance of this Guaranty.

     This Guaranty  embodies  the  whole  agreement  of  the  parties
and may not be modified  except  in   writing, and  no   course   of
dealing  between you, the Secured  Parties  and  any  of  the Guarantors
shall  be   effective  to  change   or   modify   this   Guaranty.   Your
failure  to exercise  any   right   hereunder    shall    not    be
construed  as  a  waiver  of  the  right  to  exercise  the   same   or
any other   right   at   any   other  time  and  from  time  to   time
thereafter, and  such rights   shall   be   considered   as   cumulative
rather  than  alternative.     No   knowledge   of   any   breach   or
other  nonobservance by   any   of   the   Guarantors   of  the  terms
and   provisions   of   this Guaranty   shall   constitute  a  waiver
thereof,   nor   a   waiver   of   any obligations to be performed by
the Guarantors hereunder.

     This Guaranty may be assigned  by  you, as  agent for  the Secured
Parties,   and   shall   be   for   the   benefit   of   the   Secured
Parties  and for the benefit   of   any   of   their    assignees    or
transferees, and shall cover any   Guaranteed   Obligations   owed  to
you, as agent for  the  Secured  Parties,  at  the  time   of   assignment
or transfer as well   as  any  and  all  future  Guaranteed  Obligations,
loans, advances   or  extensions  of  credit  made  to the Companies   by,
or otherwise  owed  by  the  Companies to,  such  assignee  or transferee.

     This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Guaranteed Obligations, now existing or hereafter executed by any or all of the Guarantors or others in favor of you or any of the Secured Parties.

     Wherever possible, each provision of this Guaranty shall be interpreted
in such   manner   as  to   be   effective   and   valid   under applicable
law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     When  used in this agreement,   all   pronouns   shall,  wherever
applicable, be deemed to include  the  singular   and   plural   as   well
as the masculine, feminine, and   neuter   genders.    This   agreement
shall inure to the  benefit  of  you  and  each  of  the  Secured  Parties
and  any of your  respective  successors  and  assigns  and   any   parent,
subsidiary or affiliate  of  yours  or  any   of   the   Secured   Parties;
shall be binding  jointly  and  severally   upon  the  Guarantors  and
upon the respective heirs, executors, administrators, successors and assigns of each of the Guarantors; and shall pertain to the Companies and its successors and assigns.

     This Guaranty may be   executed  in  any  number   of   counterparts,
each of which when so executed shall be deemed an original and such ounterparts shall together constitute but one and the same document.

     EACH  OF  THE  GUARANTORS  HEREBY  WAIVES,  TO THE  EXTENT PERMITTED
BY LAW, TRIAL BY  JURY  AND  ALL  ACTIONS  AND  PROCEEDINGS BASED  HEREON
OR  PERTAINING  HERETO.   THIS GUARANTY  SHALL  BE GOVERNED BY AND CONSTRUED
IN  ACCORDANCE  WITH  LAWS  OF THE STATE  OF NEW  YORK.   EACH  OF THE
GUARANTORS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF GEORGIA AND WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREINUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NONCONVENIENS.

     IN WITNESS WHEREOF the Guarantors have executed and delivered this Guaranty effective as of the date above set forth.


                              TRISM MAINTENANCE SERVICES, INC.


Address:__________________________     By:________________________________
__________________________________     Title:_____________________________
__________________________________



                              EFB, INC.


Address:__________________________     By:_______________________________
__________________________________     Title:____________________________
__________________________________


                              TRANSPORTATION RECOVERY SYSTEMS, INC.

Address:__________________________     By:_______________________________
__________________________________     Title:____________________________
__________________________________

                              TRISM EQUIPMENT, INC.

Address:__________________________     By:_______________________________
__________________________________     Title:____________________________
__________________________________



                              TRISM BENEFITS, INC.


Address:__________________________     By:_______________________________
__________________________________     Title:____________________________
__________________________________

                                                        EXHIBIT J

               ASSIGNMENT AND TRANSFER AGREEMENT


     THIS ASSIGNMENT AND TRANSFER AGREEMENT, dated_____, 199_ by and between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as assignor (the Assignor")and ___________________, a _______ corporation (the "Assignee").

                            RECITALS

     Reference is made to the Loan and Security Agreement dated as of
July __, 1997 (as amended, modified, supplemented and in effect from time to time, the "Loan Agreement"), among Trism, Inc. and the borrowers party thereto and named therein (each may be referred to herein individually as a "Company" and collectively as the "Companies"), the financial institutions party thereto from time to time and named therein (the "Lenders"), and Assignor, as Agent and Lender, (sometimes referred to herein as the "Agent"). Capitalized terms used herein and not otherwise defined shall have the
meanings assigned to such  terms in the Loan Agreement.   This Assignment
and Transfer Agreement, between the Assignor and the Assignee is dated as of the Effective Date (as set forth on Schedule 1  hereto and made a
part hereof).   The  Assignor  and  Assignee hereby agree as follows:

     1.      The Assignor hereby irrevocably sells and assigns  to the
Assignee without  recourse   to  the   Assignor,   and   the   Assignee
hereby irrevocably purchases  and    assumes    from    the    Assignor
without recourse to the Assignor, as of the  Effective   Date,   an
undivided interest (the "Assigned Interest") in and to all the
Assignor's rights and obligations  under the Loan  Agreement respecting
those,   and   only   those,   financing   facilities    contained in  the
Loan Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

     2.    The  Assignor (i)  makes  no   representation   or   warranty
and  assumes no responsibility  with  respect  to  any  statements,
warranties or representations made in or in connection   with   the
Loan  Agreement or any  other instrument,  document  or  agreement executed in conjunction therewith (collectively  the  "Ancillary
Documents") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any
Collateral  thereunder  or   any   of  the   Ancillary   Documents
furnished pursuant   thereto,   other   than  that  it  is  the   legal
and   beneficial owner   of   the   interest   being  assigned   by   it
hereunder   and   that such   interest   is   free   and  clear  of  any
adverse   claim   and   (ii) makes   no   representation   or   warranty
and   assumes   no   responsibility with   respect   to   the   financial
condition   of   the   Company   or   any guarantor   or   the   performance
or  observance  by  the   Company   or   any guarantor   of   any   of  its
respective   obligations  under  the  Loan Agreement    or   any   of   the
Ancillary   Documents   furnished    pursuant thereto.

     3.      The   Assignee   (i)   represents   and   warrants  that  it
is legally    authorized   to   enter   into   this   Assignment  and
Transfer Agreement;   (ii)   confirms  that  it  has  received  a  copy
of   the   Loan Agreement,   together   with   the  copies  of   the
most  recent  financial statements  of  the  Company,  and  such  other
documents and information  as   it   has  deemed  appropriate  to   make
its   own   credit analysis;    (iii)   agrees   that   it   will,
independently  and  without reliance   upon   the   Agent,   the  Assignor
or  any  other  Lender  and based  on  such  documents   and   information
as it shall  deem appropriate    at    the    time,   continue   to   make
its own  credit decisions    in    taking    or   not   taking    action
under the  Loan Agreement;   (iv)   appoints   and   authorizes   the
Agent   to   take   such action   as   agent   on  its  behalf  and  to
exercise such powers under the Loan   Agreement as   are  delegated  to
the Agent by the terms thereof,    together   with   such   powers   as
are   reasonably   incidental thereto;   (v)   agrees   that  it  will  be
bound   by   the   provisions   of the   Loan   Agreement   and  will
perform  in  accordance   with   its   terms all   the   obligations
which  by  the  terms  of  the   Loan   Agreement   are required   to   be
performed   by   it   as   Lender;   and   (vi)   if    the Assignee is
organized   under   the   laws   of   a   jurisdiction   outside  the United
States,  attaches  the  forms   prescribed   by   the   Internal Revenue
Service    of   the   United   States   certifying    as    to    the
Assignee's    exemption    from   United   States   withholding    taxes
with respect   to  all  payments  to  be  made  to  the  Assignee  under
the   Loan Agreement   or   such   other   documents   as   are   necessary
to   indicate that   all   such  payments  are  subject  to  such  tax  at
a   rate   reduced by an applicable tax treaty.

     4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance
by it and the  Companies,  effective  as  of   the   Effective Date.

     5.      Upon  such  acceptance, from and after the  Effective Date, the
Agent   shall   make   all   payments   in   respect    of    the assigned
interest  (including  payments  of  principal,    interest, fees
and other  amounts)  to  the  Assignee,   whether   such   amounts have
accrued  prior  to  the  Effective  Date  or  accrue  subsequent  to
the  Effective  Date.    The  Assignor and  Assignee  shall  make  all
appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

     6.      From and after the Effective Date, (i) the Assignee
shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the
rights  and  obligations of  a Lender thereunder,   and    (ii)    the
Assignor shall, to  the extent provided in  this Assignment  and Transfer
Agreement,  relinquish   its   rights   and   be   released  from its
obligations under the Loan Agreement.

     7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF________________.

     IN WITNESS  WHEREOF,  the parties hereto  have  caused  this
Assignment   and   Transfer   to   be  executed by their respective   duly
authorized officers on Schedule 1 hereto.

        Schedule 1 to Assignment and Transfer Agreement

Name of Assignor:___________________________

Name of Assignee:___________________________

Effective Date of Assignment:____________________ , 199_


    Assigned Facilities         Principal Amount        Percentage
                               (or, with respect     Assigned of Each
                                 to Letters of        Facility (shown
                                  Credit, face        as a percentage
                                amount) Assigned       of aggregate
                                                         original
                                                     principal amount
                                                     [or, with respect
                                                       to Letters of
                                                       Credit, face
                                                      amount] of all
                                                          Lenders

Revolving Loans                $_______________      _______________%

Letter of Credit               $_______________      _______________%
Participation Interest



               Total           $_______________



Accepted:

THE CIT GROUP/BUSINESS
CREDIT, INC., As Agent             [____________________________]
                                 as Assignor


By:______________________          By:__________________________
    Title:_______________              Title:______________________

                                                        EXHIBIT K

       [ONE TO BE EXECUTED BY EACH BORROWER AND GUARANTOR]

                      OFFICER'S CERTIFICATE


     I, the undersigned, [President] of ________________________, a corporation organized and existing under the laws of the State of __________ (the "Company"), pursuant to the Loan Agreement, dated as of July ____, 1997, among the Company and the other
Borrowers listed therein, the financial institutions party thereto from time to time (the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and Lender (the "Loan Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement), DO HEREBY CERTIFY on behalf of the Company that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of ____________, with full power and authority to execute and deliver and to carry out and perform its obligations under the Loan Agreement;

     2. All of the terms and conditions in Article 5 of the Loan Agreement and all other agreements, covenants and obligations required by the Loan Agreement to be performed or complied with by the Company on or before the Closing Date have been duly performed, complied with or satisfied.

     3. On the date hereof, the representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all respects material to the validity and enforceability of such agreements, both before and after giving effect to the initial Advance, the application of the proceeds thereof and the incurrence of Letter of Credit Obligations.

     4. The Loan Agreement has been duly authorized, executed and delivered by and on behalf of the Company;

     5. No event has occurred and is continuing, or would result from the making of an Advance or the incurrence of Letter of Credit Obligations if made or incurred on the date hereof, or the application of the proceeds thereof, which constitutes or would constitute with notice or the passage of time a Default or Event of Default.

     6. There is no action or proceeding pending or, to the knowledge of the undersigned, threatened, looking toward the dissolution or liquidation of the Company;

     7. Except as otherwise disclosed in Schedule 6.1(j) of the Loan Agreement, there is no action, suit, proceeding, inquiry or investigation of any kind, now pending or to the knowledge of the undersigned threatened against the Company before any court or other public body;

     8. No approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is required in connection with the execution or delivery of or compliance by the Company with the terms and conditions of the Loan Agreement.

     9. There are no agreements among shareholders of the Company which restrict in any way whatsoever the power and authority of the Company to (a) execute and deliver and perform all of its obligations under the Loan Agreement, (b) incur liabilities, borrow money or issue its notes, bonds or other obligations or (c) to secure any of the Company's obligations with mortgages, deeds to secure debt, pledges, security interests or other encumbrances upon all or any portion of the Company's assets under the Loan Agreement;

     10. There have been no material fines, penalties or other Charges incurred, or assessed upon or that are pending against the Company or any of its assets or properties or any failure of the Company to obtain any licenses, permits, consents or approvals from or by, to make any filing with or to give any notice to any Governmental Authority having jurisdiction over the ownership, operation or conduct of the Company or its business.

     11. After giving effect to the Indebtedness represented by the Loans to be incurred on the date hereof and the granting to the Agent of the Liens on the Collateral on the date hereof, the Company and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), the Company and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

     IN WITNESS WHEREOF, the Company has caused the Certificate to be executed on its behalf by the undersigned on this ___ day of July, 1997.


                         [COMPANY NAME]

                         By:__________________________
Name:
                              Title:

                                                        EXHIBIT L


      [ONE TO BE EXECUTED BY EACH BORROWER AND GUARANTOR]

                    SECRETARY'S CERTIFICATE


     I, the undersigned, [Assistant] Secretary of [COMPANY NAME], a corporation organized and existing under the laws of the State of __________________ (the "Company"), pursuant to the Loan Agreement, dated as of July ____, 1997, among the Company and the other Borrowers listed therein, the financial institutions party thereto from time to time (the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and Lender (the "Loan Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement) DO HEREBY CERTIFY on behalf of the Company that:

     1. Attached hereto as Exhibit A is a true, correct and complete certified copy of the Articles of Incorporation of the
Company as filed in the Office of the Secretary of State of the State of ___________________, together with all amendments thereto adopted through the date hereof, and no amendment to the Certificate of Incorporation has been authorized or become effective since the date of the last of such amendments, no amendment or other document relating to or affecting the Certificate of Incorporation has been filed in the office of the Secretary of State of the State of ______________ since such date and no action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company.

     2. Attached hereto as Exhibit B is a true, complete and correct copy of the By-Laws of the Company which were duly adopted and are in full force and effect on the date hereof and at all times since ________________________.

     3. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on July ____, 1997 with respect to the Loan Agreement and the other Loan Documents to which it is a party and the transactions contemplated thereby, which resolutions were adopted by the unanimous written consent of the Board of Directors of the Company, and said resolutions are in full force and effect and have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no other resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Loan Documents or any other related documents to which the Company is party or with the transactions contemplated thereby.

     4. Each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company, who holds the office of the Company set forth opposite his or her name and has held such office as of the date of signing of any Loan Document. The signature written opposite the name and title of each such officer is his or her correct signature.

Name                             Office                   Signature

________________________     ___________________ ________________________

_______________________      ___________________ ________________________

______________________       ___________________ ________________________


     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by the Undersigned on this _____ day of July, 1997.

                         [COMPANY NAME]


                         _____________________________
                         Name:
                         Title:   [Assistant] Secretary


     I,  ________________________, [President]  of  _____________
hereby certify that ______________________ is the duly elected and qualified [Assistant] Secretary of ________________ and that the signature appearing above is his/her genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed by name as of this ____ day of July, 1997.
                         [COMPANY NAME]


                         By:________________________________
                         Name:_____________________________
                         Title:______________________________

                                                        EXHIBIT M

             RELEASE AND REASSIGNMENT OF TRADEMARKS

     THIS RELEASE AND REASSIGNMENT OF TRADEMARKS (this "Release and Reassignment") is made as of July ______, 1997 by HELLER
FINANCIAL , INC. ("Heller"), a Delaware corporation, in favor of TRI-STATE MOTOR TRANSIT CO. ("TSMT").

                     PRELIMINARY STATEMENT

     A. TSMT granted to Heller a security interest in certain of its trademarks and related property, as more particularly described on Exhibit A attached hereto (the "Trademarks"), in order to secure certain financing arrangements provided to TSMT by Heller (the "Financing Arrangement"). Such security interest in the Trademarks was recorded on January 19, 1993 with the United States Patent and Trademark Office, at the applicable Reel and Frame Numbers set forth on Exhibit A.

     B. All of the loans made by Heller to TSMT have been paid in full, and the Financing Arrangements have been terminated. Heller therefore wishes to release the security interest granted in the Trademarks, to reassign the Trademarks to TSMT and to provide TSMT with evidence of such release and reassignment in a form capable of recordation with the Untied States Patent and Trademark Office.

     In consideration of the premises set forth herein and for other good and valuable consideration, Heller hereby agrees as follows:

     1. Heller hereby releases its security interest in, to and under the Trademarks and reassigns all its right, title and interest in, to and under the Trademarks to TSMT.

     2. This Release and Reassignment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, this Release and Reassignment has been executed and delivered as of the day and year first written above.

                         HELLER FINANCIAL, INC.


                         By:__________________________________
                         Title:________________________________

STATE OF ____________    )
               ) SS
COUNTY OF __________     )

     The foregoing Release and Reassignment of Trademarks was executed and acknowledge before me as of this _____ day of ______, 1997, by _________________________, personally known to me to be a ___________ of Heller Financial, Inc. on behalf of such corporation.

(SEAL)
                         _____________________________________
                         Notary Public
                         ____________ County, ____________
                         My commission expires: ____________

                           EXHIBIT A



Registration No.         Trademark           Reel/Frame Number

1,285,587                TSMT                   0928/0268

1,287,292                TSMT (Stylized)        0928/0268